Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of September 29, 2025 (this “Fifth Amendment”), is by and among CoreWeave Compute Acquisition Co., IV, LLC (the “Borrower”), CoreWeave, Inc. (the “Parent”), each of the Consenting Lenders (as defined below), U.S. Bank National Association, as Depositary Bank and U.S. Bank Trust Company, National Association, as Administrative Agent and as Collateral Agent.

W I T N E S S E T H

WHEREAS, the Borrower, U.S. Bank Trust Company, National Association, a national banking association, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), U.S. Bank Trust Company, National Association, as the Collateral Agent, U.S. Bank National Association, as Depositary Bank, and other financial institutions are party to that certain Credit Agreement, dated as of May 16, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, including by that certain First Amendment to Credit Agreement, dated as of August 29, 2024, that certain Limited Waiver and Second Amendment to Credit Agreement, dated as of December 31, 2024, that certain Third Amendment to Credit Agreement, dated as of February 28, 2025, and that certain Fourth Amendment to Credit Agreement dated as of June 6, 2025, the “Existing Credit Agreement”, and after giving effect to this Fifth Amendment, the “Credit Agreement”);

WHEREAS, in accordance with Section 9.08(b) of the Credit Agreement, the Borrower, Parent and Consenting Lenders desire to enter into, execute and deliver this Fifth Amendment as an amendment to the Existing Credit Agreement; and

WHEREAS, the Lenders party hereto constituting at least Supermajority Lenders under the Existing Credit Agreement and all of the Fifth Amendment Delayed Draw Loan Lenders (collectively, the “Consenting Lenders”) have agreed to make certain amendments to the Existing Credit Agreement, in each case as more specifically set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Parent, the Consenting Lenders, the Administrative Agent, the Collateral Agent and Depositary Bank covenant and agree as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Borrower, the Administrative Agent, the Collateral Agent, the Depositary Bank and the Consenting Lenders hereby agree that: (a) the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), move the green stricken text to the location indicated by the addition of green underlined text (indicated textually, in the case of stricken text, in the same manner as the following: {~~moved text~~} and in the case of the new location of text, in the same manner as the following example: {moved text}), and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the Credit Agreement attached hereto as Exhibit A and (b) Schedule 2.01 of the Credit Agreement is hereby supplemented, Schedules 2.04, 3.05 and 3.07(a) of the Credit Agreement are hereby amended and restated and Schedules 2.08(b), 5.23(d) and 5.27 of the Credit Agreement are hereby added, in each case, as set forth in the schedules attached hereto as Exhibit B.

3. Conditions. This Fifth Amendment shall become effective upon the satisfaction or waiver of the following conditions precedent (the “Fifth Amendment Effective Date”):

(a)	Consenting Lenders, Administrative Agent, Collateral Agent and Depositary Bank receiving fully executed copies of the Fifth Amendment.

(b)	No Event of Default or Default shall have occurred and be continuing on the Fifth Amendment Effective Date immediately before or after giving effect to this Fifth Amendment.

(c)

The representations and warranties set forth in Article III of the Credit Agreement and the Loan Documents shall be true and correct in all material respects on and as of the Fifth Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) or except to the extent such representations and warranties are expressly intended to be made as of the Fifth Amendment Effective Date or conditioned on the occurrence of the Fifth Amendment Effective Date (in which case such representations and warranties shall be true and correct in all material respects as of the Fifth Amendment Effective Date or conditioned on the occurrence of the Fifth Amendment Effective Date, as applicable), as applicable (and, in all cases, to the extent qualified by materiality, true and correct in all respects).

(d)	Since December 31, 2024, there shall not have occurred a Material Adverse Effect.

(e)

(i) The Administrative Agent, Collateral Agent and Depositary Bank shall have received at least three (3) Business Days prior to the date hereof all documentation and other information required by regulatory authorities with respect to the Borrower, the Obligors and the Parent under applicable “know your customer” and Anti-Corruption Laws, and Anti-Money Laundering Laws, and regulations, including without limitation the PATRIOT Act, that has been reasonably requested by the Administrative Agent, Collateral Agent or Depositary Bank, as applicable, in writing in advance of the date hereof and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Lender shall have received a Beneficial Ownership Certification in relation to the Borrower and Obligors at least one (1) Business Day prior to the date hereof.

(f)	A certificate of the Chief Executive Officer of the Borrower dated the date hereof and certifying as to the satisfaction of the conditions set forth in clauses (b) through (d) above.

4. Effectiveness. Upon effectiveness of this Fifth Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in any other agreement to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Fifth Amendment.

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5. Applicable Law; Waivers; Amendments; Entire Agreement; Waiver of Jury Trial; Severability; Jurisdiction; Consent to Service of Process; Confidentiality. Sections 9.07, 9.08, 9.10, 9.11, 9.12, 9.15 and 9.16 of the Credit Agreement are hereby incorporated by reference mutatis mutandis.

6. Loan Document. This Fifth Amendment shall constitute a Loan Document under the Credit Agreement.

7. Execution in Counterparts. This Fifth Amendment may be executed in any number of counterparts (including in electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign)), each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fifth Amendment and of signature pages by PDF transmission or other electronic means shall constitute effective execution and delivery of this Fifth Amendment as to the parties hereto and may be used in lieu of the original Fifth Amendment for all purposes. Signatures of the parties hereto transmitted by PDF transmission or other electronic means shall be deemed to be their original signatures for all purposes.

8. Acknowledgments. Parent and the Borrower, on behalf of itself, the Borrower’s Subsidiaries and any Obligors, each hereby irrevocably and unconditionally acknowledge, affirm and covenant to the Administrative Agent, Collateral Agent, Depositary Bank and each of the Lenders party hereto that:

(a)	The Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b)

Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations (including, for the avoidance of doubt, the Existing Obligations) under and as defined therein, and each of the Parent Guarantee and Pledge Agreement and the Subsidiary Guarantee does and shall continue to support the payment of all Obligations (including, for the avoidance of doubt, the Existing Obligations).

(c)

Any existing security interests and other Liens granted by such party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any other Loan Document in the Existing Collateral described therein shall continue to secure the obligations of the Parent, Borrower and the Obligors pursuant to the term of the Credit Agreement and the other Loan Documents as and to the extent provided in therein.

(d)	The terms of this Fifth Amendment do not constitute a novation, but, rather, a supplement of a pre-existing indebtedness and related agreement, as evidenced by the Credit Agreement.

9. Joinder. Each Fifth Amendment Delayed Draw Loan Lender that is not already a Lender under the Existing Credit Agreement hereby (a) represents and warrants that (i) it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and shall have the obligations of a Lender thereunder, (ii) it has received a copy of the Existing Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Fifth Amendment, and (iii) it has, independently and without reliance upon the Administrative Agent, Collateral Agent, Depositary Bank or any other Lender

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and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Fifth Amendment; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, Collateral Agent, Depositary Bank or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (c) appoints and authorizes each of the Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

10. Direction to the Administrative Agent, Collateral Agent and Depositary Bank. Each undersigned Consenting Lenders (i) hereby certifies that it is a Lender and that collectively the undersigned Consenting Lenders constitute the Supermajority Lenders under the Credit Agreement, (ii) hereby authorizes and directs the Administrative Agent, Collateral Agent and Depositary Bank to promptly acknowledge and execute this Fifth Amendment, (iii) hereby authorizes the Collateral Agent to execute the First Amendment to the Collateral Agreement, in substantially the form attached hereto as Exhibit C (including as modified after the Fifth Amendment Effective Date and agreed by the Required Lenders) on or about the Fifth Amendment Initial Funding Date, and to enter into any additional Security Documents contemplated by the Fifth Amendment and the First Amendment to Collateral Agreement and (iv) acknowledges and agrees that (A) the Administrative Agent, Collateral Agent and Depositary Bank have executed this Fifth Amendment and the First Amendment to the Collateral Agreement, as applicable, in reliance on the direction set forth in clauses (ii) and (iii) of this Section 10, and (B) the Administrative Agent, Collateral Agent and Depositary Bank will not have any responsibility or liability for executing such documents or ascertaining or confirming whether such documents are consistent with or comply with the terms of the Credit Agreement (as amended by this Fifth Amendment) or any other Loan Document.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Credit Agreement to be duly executed as of the date first above written.

COREWEAVE COMPUTE ACQUISITION CO., IV, LLC, as the Borrower

By:	/s/ Michael Intrator

Name: Michael Intrator
Title: Chief Executive Officer

[CoreWeave 2.0 – Signature Page to Fifth

Amendment to Credit Agreement]

COREWEAVE, INC., as Parent

By:	/s/ Michael Intrator

Name: Michael Intrator
Title: Chief Executive Officer

[CoreWeave 2.0 – Signature Page to Fifth

Amendment to Credit Agreement]

The undersigned Lender hereby irrevocably and unconditionally consents to the Fifth Amendment:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James A. Hanley

Name:	James A. Hanley
Title:	Senior Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent

By:	/s/ Fernando Moreyra

Name:	Fernando Moreyra
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Depositary Bank

By:	/s/ Fernando Moreyra

Name:	Fernando Moreyra
Title:	Vice President

[CoreWeave 2.0 – Signature Page to Fifth

Amendment to Credit Agreement]

[Lender Signatures on File with Administrative Agent]

[CoreWeave 2.0 – Signature Page to Fifth

Amendment to Credit Agreement]

Exhibit A

Credit Agreement

[Attached]

~~Conformed Copy~~Exhibit A to Fifth Amendment

CREDIT AGREEMENT

dated as of May 16, 2024

among

COREWEAVE COMPUTE ACQUISITION CO., IV, LLC,

as Borrower,

THE LENDERS PARTY HERETO,

U.S. BANK NATIONAL ASSOCIATION,

as Depositary Bank

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent

Blackstone Tactical Opportunities Advisors L.L.C., Blackstone Alternative Credit Advisors LP,

Blackstone Private Investments Advisors L.L.C. and Blackstone Alternative Solutions L.L.C.,

as Lead Lenders and Co-Lead Investors,

Magnetar Financial LLC,

as Co-Lead Investors and

Lenders as listed on Schedule 2.01

as Lenders

as amended by that certain First Amendment to Credit Agreement, dated as of August 29, 2024,

as amended by that certain Second Amendment to Credit Agreement, dated as of December 31, 2024,

as amended by that certain Third Amendment to Credit Agreement, dated as of February 28, 2025, ~~and~~

as amended by that certain Fourth Amendment to Credit Agreement, dated as of June 6, 2025, and as amended by that certain ~~Fourth~~Fifth Amendment to Credit Agreement, dated as of ~~[●]~~September  29, 2025.

Table of Contents

PAGE
Article I
Definitions
Section 1.01.	Defined Terms	~~1~~6
Section 1.02.	Interpretative Provision	~~49~~62
Section 1.03.	Effectuation of Transfers	~~49~~63
Section 1.04.	Times of Day	~~50~~63
Section 1.05.	Timing of Payment or Performance	~~50~~63
Section 1.06.	Negative Covenant Compliance	~~50~~63
Section 1.07.	Certifications	~~50~~64
Section 1.08.	Rounding	~~50~~64
Section 1.09.	Rates	~~50~~64
Section 1.10.	Investment Grade Status Change	~~51~~64

Article II
The Credits
Section 2.01.	Commitments	65~~1~~
Section 2.02.	Loans and Borrowings	65~~1~~
Section 2.03.	Requests for Borrowings	~~52~~66
Section 2.04.	Funding of Borrowings	~~52~~66
Section 2.05.	Conversion and Continuation Elections	~~52~~66
Section 2.06.	Termination of Commitments	~~53~~67
Section 2.07.	Evidence of Debt	~~53~~68
Section 2.08.	Scheduled Payment of Loans	~~54~~68
Section 2.09.	Prepayment of Loans	~~55~~69
Section 2.10.	Fees	~~5~~72
Section 2.11.	Interest	~~58~~73
Section 2.12.	Illegality of Term SOFR	~~58~~74
Section 2.13.	Increased Costs	~~59~~74
Section 2.14.	Funding Losses	~~60~~75
Section 2.15.	Taxes	76~~0~~
Section 2.16.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~6~~83
Section 2.17.	Mitigation Obligations; Replacement of Lenders	~~69~~84
Section 2.18.	Inability to Determine Rates	~~70~~86
Section 2.19.	Defaulting Lenders	~~71~~86
Section 2.20.	Cash Waterfall	87~~1~~
Section 2.21.	Benchmark Replacement	~~73~~89
Section 2.22.	~~Incremental Facilities.~~ [Reserved]	~~74~~90
Section 2.23.	Fifth Amendment Obligations Waterfall	90
Section 2.24.	Excess Cash Amounts Waterfall	92

Article III
Representations and Warranties
Section 3.01.	Organization; Powers	~~75~~92
Section 3.02.	Authorization; No Conflicts	~~75~~92
Section 3.03.	Enforceability	~~76~~93
Section 3.04.	Governmental Approvals	~~76~~93

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PAGE
Section 3.05.	Title to Properties; Material Project Contracts	~~76~~93
Section 3.06.	No Material Adverse Change	~~77~~94
Section 3.07.	Equity Interests; Subsidiaries	~~77~~94
Section 3.08.	Litigation; Compliance with Laws; Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions	~~77~~94
Section 3.09.	Federal Reserve Regulations	~~78~~95
Section 3.10.	Investment Company Act	~~78~~95
Section 3.11.	Use of Proceeds	~~78~~95
Section 3.12.	Taxes	~~7~~96
Section 3.13.	No Material Misstatements	~~7~~96
Section 3.14.	Employee Benefit Plans	~~7~~96
Section 3.15.	Environmental Matters	~~80~~97
Section 3.16.	Solvency	~~80~~97
Section 3.17.	Borrower is a Limited Purpose Entity	~~80~~97
Section 3.18.	Labor Matters	98~~1~~
Section 3.19.	Insurance	98~~1~~
Section 3.20.	Status as Senior Debt; Perfection of Security Interests	98~~1~~
Section 3.21.	Location of Business and Offices	~~81~~99
Section 3.22.	Intellectual Property	~~82~~99

Article IV
Conditions ~~PRECEDENT~~Precedent
Section 4.01.	Signing Date	~~82~~99
Section 4.02.	~~All~~ Credit Events	~~83~~100
Section 4.03.	Fifth Amendment Credit Events	104

Article V
Affirmative Covenants
Section 5.01.	Existence; Businesses and Properties	~~8~~107
Section 5.02.	Insurance	~~8~~107
Section 5.03.	Payment of Tax Obligations	108~~7~~
Section 5.04.	Financial Statements, Reports, Etc.	108~~8~~
Section 5.05.	Litigation and Other Notices	~~89~~110
Section 5.06.	Compliance with Laws	~~9~~110
Section 5.07.	Maintaining Records; Access to Properties and Inspections	~~90~~111
Section 5.08.	Use of Proceeds	~~9~~111
Section 5.09.	Compliance with Environmental Laws	~~9~~111
Section 5.10.	Preservation of Rights; Further Assurances	~~9~~111
Section 5.11.	Fiscal Year	~~9~~112
Section 5.12.	Anti-Money Laundering Laws; Anti-Corruption Laws and Sanctions	~~9~~112
Section 5.13.	Limited Purpose Status of Borrower and Obligors	~~9~~112
Section 5.14.	Separateness	~~9~~112
Section 5.15.	Collateral Accounts.	~~9~~113
Section 5.16.	Payment of Obligations	~~93~~114
Section 5.17.	Compliance with Data Protection Laws	~~93~~114
Section 5.18.	Lender Calls	~~9~~114
Section 5.19.	Collateral Access Agreements	~~9~~114
Section 5.20.	Post-Closing Obligations	~~94~~115
Section 5.21.	GPU Clusters	~~94~~115
Section 5.22.	Serial Numbers	~~9~~115
Section 5.23.	Additional Obligors	~~95~~116

PAGE
Section 5.24.	Warranty Coverage	~~95~~116
Section 5.25.	Payment of Operating Expenses	~~96~~117
Section 5.26.	Perfection Certificate	~~96~~117
Section 5.27.	Additional Contracts	117

Article VI
Negative Covenants
Section 6.01.	Indebtedness	~~96~~117
Section 6.02.	Liens	~~96~~117
Section 6.03.	[Reserved]	~~96~~117
Section 6.04.	Investments, Loans and Advances	~~96~~117
Section 6.05.	Mergers, Consolidations, Sales of Assets and Acquisitions	~~97~~118
Section 6.06.	Restricted Payments	118~~8~~
Section 6.07.	Transactions with Affiliates	~~99~~120
Section 6.08.	Business of the Borrower; Joint Ventures	1~~00~~21
Section 6.09.	Negative Pledge Agreements	1~~00~~21
Section 6.10.	Material Project Contracts	1~~00~~21
Section 6.11.	Use of Proceeds Not in Violation	1~~01~~22
Section 6.12.	Financial Covenants	1~~01~~22
Section 6.13.	Fifth Amendment Financial Covenants	124

Article VII
Events of Default
Section 7.01.	Events of Default	1~~03~~26
Section 7.02.	Remedies Upon Event of Default	130~~7~~
Section 7.03.	Right to Equity Cure	1~~07~~30
Section 7.04.	Application of Funds	1~~08~~31

Article VIII
The Agents
Section 8.01.	Appointment and Authority	1~~09~~33
Section 8.02.	Agents in Their Individual Capacities	1~~10~~34
Section 8.03.	Liability of Agents	1~~10~~34
Section 8.04.	Reliance by Agents	1~~11~~35
Section 8.05.	Delegation of Duties	1~~12~~36
Section 8.06.	Successor Agents	1~~12~~36
Section 8.07.	Non-Reliance on the Agents and Other Lenders	~~1~~137
Section 8.08.	No Other Duties, Etc.	~~1~~137
Section 8.09.	Administrative Agent May File Proofs of Claim	~~1~~137
Section 8.10.	Collateral and Guaranty Matters	1~~14~~38
Section 8.11.	[Reserved]	1~~14~~38
Section 8.12.	Indemnification	1~~14~~38
Section 8.13.	Appointment of Supplemental Agents	1~~15~~38
Section 8.14.	Withholding	1~~15~~39
Section 8.15.	Enforcement	1~~16~~39
Section 8.16.	Collateral Agent	1~~16~~40
Section 8.17.	Lead Lenders and the Co-Lead Investors	140~~6~~
Section 8.18.	Depositary Bank.	140~~6~~
Section 8.19.	Lender Representations	1~~17~~41
Section 8.20.	Exculpatory Provisions	1~~18~~42

PAGE
Article IX
Miscellaneous
Section 9.01.	Notices	1~~18~~43
Section 9.02.	Survival of Representations and Warranties	1~~20~~44
Section 9.03.	Binding Effect	1~~20~~44
Section 9.04.	Successors and Assigns	1~~21~~45
Section 9.05.	Expenses; Indemnity	151~~7~~
Section 9.06.	Right of Set-off	1~~29~~53
Section 9.07.	Applicable Law	1~~29~~53
Section 9.08.	Waivers; Amendment	1~~29~~53
Section 9.09.	Interest Rate Limitation	1~~33~~57
Section 9.10.	Entire Agreement	1~~33~~57
Section 9.11.	Waiver of Jury Trial	1~~34~~58
Section 9.12.	Severability	1~~34~~58
Section 9.13.	Counterparts	1~~34~~58
Section 9.14.	Headings	1~~34~~58
Section 9.15.	Jurisdiction; Consent to Service of Process	1~~34~~58
Section 9.16.	Confidentiality	1~~3~~59
Section 9.17.	Communications	1~~3~~60
Section 9.18.	Release of Liens and Guarantees	1~~37~~61
Section 9.19.	PATRIOT Act and Similar Legislation	163~~9~~
Section 9.20.	Judgment	163~~9~~
Section 9.21.	No Fiduciary Duty	1~~39~~64
Section 9.22.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	1~~39~~64
Section 9.23.	Certain ERISA Matters	164~~0~~
Section 9.24.	Acknowledgement Regarding Status of Loans as Non-Securities	1~~41~~65
Section 9.25.	Acknowledgment Regarding Any Supported QFCs	1~~41~~66
Section 9.26.	Erroneous Payments	1~~42~~66
Section 9.27.	Further Amendments	168

Exhibits and Schedules

Exhibit A-1	Form of Assignment and Acceptance
Exhibit A-2	Form of Affiliated Lender Assignment and Acceptance
Exhibit B	Form of Prepayment Notice
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Notice of Conversion/Continuation
Exhibit F	Form of Account Withdrawal Certificate
Exhibit G	Form of Delayed Draw Loan Note
Exhibit H-1	Form of Tax Certificate - (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-2	Form of Tax Certificate - (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-3	Form of Tax Certificate - (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-4	Form of Tax Certificate - (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I	Form of Administrative Questionnaire
Exhibit J	Form of Collateral Agreement
Exhibit K	Form of Legal Opinion

Exhibit L	Form of Solvency Certificate
Exhibit M	Form of Summary of Projected Cash Revenues

Schedule 2.01	Commitments
Schedule 2.03	GPU Depreciation Amount Spreadsheet
Schedule 2.04	Projected Contracted Cash Flows ~~Spreadsheet~~
Schedule 2.08(b)	Amortization Tracker
Schedule 3.04	Governmental Approvals
Schedule 3.05	Material Project Contracts
Schedule 3.07(a)	Borrower and Subsidiary Information
Schedule 3.08(a)	Litigation
Schedule 3.12	Tax Liabilities
Schedule 3.15	Environmental Matters
Schedule 5.02	Insurance Requirements
Schedule 5.23(d)	GPU Obligors
Schedule 5.27	Additional Contracts
Schedule 6.02(a)	Liens
Schedule 6.04	Investments

v

CREDIT AGREEMENT dated as of May 16, 2024 (as amended, amended and restated, supplemented or otherwise modified, this “Agreement”) COREWEAVE COMPUTE ACQUISITION CO., IV, LLC, a Delaware limited liability company (the “Borrower”), the LENDERS party hereto from time to time, U.S. BANK NATIONAL ASSOCIATION, as Depositary Bank (in such capacity, the “Depositary Bank”) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Article VIII, the “Administrative Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the provisions of Article VIII, the “Collateral Agent”), Blackstone Tactical Opportunities Advisors L.L.C., Blackstone Alternative Credit Advisors LP, Blackstone Private Investments Advisors L.L.C. and Blackstone Alternative Solutions L.L.C., as Lead Lenders (the “Lead Lenders”) and together with Magnetar Financial LLC, Co-Lead Investors (the “Co-Lead Investors”), and the lenders listed on Schedule 2.01, as Lenders.

W I T N E S E T H:

WHEREAS, the Borrower is a wholly owned Subsidiary of Parent;

WHEREAS, the Borrower has requested that the Lenders provide Delayed Draw Loan Commitments in an aggregate amount not in excess of $7,500,000,000;

WHEREAS, the proceeds of the Delayed Draw Loans will be used to fund portions of the Acquisition, pay transaction costs and expenses incurred therewith and the other Transactions; and

WHEREAS, the Lenders are willing to extend such Loans to the Borrower on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2021 Note Issuance Agreement” shall mean (a) that certain Note Issuance Agreement, dated as of October 19, 2021 and amended on the date hereof, by and among the Parent, Magnetar, as representative of the holders and U.S. Bank Trust Company, National Association and (b) the other transaction documents referred to therein (including any related notes purchase agreement), pursuant to which the Convertible Senior Secured Notes due 2025 were issued by the Parent to affiliated funds of Magnetar.

~~“Acceptable Currencies” shall mean, collectively (a) the U.S. Dollar, (b) Pounds Sterling, (c) Yen and (d) Euros.~~

“Acceptable Issuer” shall mean a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A- or higher by Standard & Poor’s or Fitch Ratings or A3 or higher by Moody’s or a comparable rating reasonably acceptable to the Required Lenders.

“Account Withdrawal Certificate” shall mean an account withdrawal certificate substantially in the form of Exhibit F, as may be amended after the Fifth Amendment Effective Date with consent of the Lead Lenders and the Borrower.

“Acquisition” shall mean the acquisition by the Borrower or any of its Subsidiaries of the Infrastructure.

“Additional Services Agreement” shall ~~mean an agreement entered into by and among the Borrower or any of its Subsidiaries and a customer for the provision of Uncontracted Services.~~ (a)  an Existing Additional Services Agreements and/or (b) a Fifth Amendment Additional Services Agreement, as the context may require.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit I or any other form approved by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” shall mean, at any time, any Lender that is the Parent or any other Affiliate of the Borrower or any of its Subsidiaries other than (a) the Borrower or any of its Subsidiaries or (b) any natural person.

“Affiliated Lender Assignment and Acceptance” shall have the meaning assigned to such term in Section 9.04(e)(v).

“Affiliated Lender Cap” shall have the meaning assigned to such term in Section 9.04(e)(iii).

“Agent Default Period” shall mean, with respect to any Agent, any time when such Agent has, or has a direct or indirect parent company that has, become the subject of a proceeding under any bankruptcy or insolvency laws, or has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Agent Fee Letter” shall mean that certain Agency Fee Letter, dated as of May 15, 2024, between the Borrower, the Administrative Agent and the Collateral Agent.

“Agent Parties” shall mean the Administrative Agent, the Collateral Agent or any of its or their Affiliates or any of their respective officers, directors, employees, agents advisors or representatives.

“Agent-Related Persons” shall mean the Agents, together with their respective Affiliates and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

~~“Albatross MSA” shall mean that certain Master Services Agreement, dated as of February 22, 2023, by and between the Parent and Microsoft Corporation, as amended in accordance with this Agreement.~~

“Albatross 4” shall mean that certain CoreWeave Reserved Compute Instance Order Form 4, dated August 23, 2023, in each case, entered by and among CoreWeave, Inc. and Microsoft Corporation pursuant to the Albatross MSA.

“Albatross 5” shall mean that certain CoreWeave Reserved Compute Instance Order Form 5, dated March 25, 2024, in each case, entered by and among CoreWeave, Inc. and Microsoft Corporation pursuant to the Albatross MSA.

“ Albatross MSA” shall mean that certain Master Services Agreement, dated as of February 22, 2023, by and between the Parent and Microsoft Corporation, as amended in accordance with this Agreement.

“~~Anticipated Cure Deadline~~Amortization Amount” shall have the meaning assigned to such term in ~~Section  7.03(a)~~ Section  2.08(a).

“ Amortization Tracker” shall mean a spreadsheet substantially in the form of Schedule 2.08(b) as may be amended after the Fifth Amendment Effective Date with consent of the Lead Lenders and the Borrower, which shall be updated from time to time in accordance with Section 5.04( i).

“ Amortization Tracker Trigger Event” shall mean, (a) the occurrence of the Fifth Amendment Commitment Termination Date or (b) the execution by the Borrower of any amendment to a Master Services Agreement that has the effect of reducing the Contract Value with respect to such Master Services Agreement by an amount that is equal to or greater than 3.00% of the aggregate Contract Value with respect to such Master Services Agreement in effect immediately prior to such amendment.

“Anti-Corruption Laws” shall mean all Laws of any jurisdiction concerning or relating to bribery or corruption, including, without limitation, the FCPA, and any Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Money Laundering Laws” shall mean all Laws relating to the prevention or prohibition of money laundering or terrorist financing, including, without limitation: the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the PATRIOT Act; Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted.

“ Anticipated Cure Deadline” shall have the meaning assigned to such term in Section 7.03(a) .

“Applicable Margin” shall mean a percentage per annum equal to:

(I) With respect to Fifth Amendment Delayed Draw Loans, (a) 4.25% for Term SOFR Loans and (b) 3.25% for Base Rate Loans; and

(II) With respect to all Loans other than Fifth Amendment Delayed Draw Loans:

(a) With respect to Delayed Draw Loans that are Specified IG Loans, (i) 6.00% for Term SOFR Loans and (ii) 5.00% for Base Rate Loans.

(b) With respect to Delayed Draw Loans that are IG Loans, (i) 6.50% for Term SOFR Loans and (ii) 5.50% for Base Rate Loans.

(c) With respect to Delayed Draw Loans that are Non-IG Loans, (i) 13.00% for Term SOFR Loans and (ii) 12.00% for Base Rate Loans.

“Applicable Premium” shall mean, for any prepayment of Loans that is made pursuant to Section 2.09(a), Section 2.09(b)(i), Section 2.09(b)(ii), Section 2.09(b)(iv) (other than in connection with Casualty Events), Section 2.09(b)(v), Section 2.09(d), Section 2.17(c) or Section 6.05(d) prior to the Term Maturity Date applicable to such Loans being prepaid or any acceleration of such Loans pursuant to Section 7.02 (whether automatic or upon notice) (collectively, the “Payment Events” and each a “Payment Event”), at all times (x)  with respect to all Loans other than the Fifth Amendment Delayed Draw Loans, prior to the date that is thirty (30) months after the Commitment Termination Date (which shall be extended by an amount of days equal to the aggregate Qualified Collateral Replenishment Periods to occur prior to the non-extended date that is thirty (30) months after the Commitment Termination Date) and (y) with respect to the Fifth Amendment Delayed Draw Loans, prior to the date that is thirty (30) months after the Fifth Amendment Commitment Termination Date, in each case, a prepayment premium equal to the Make-Whole Amount on the principal amount of such Loans being prepaid on the date of such Payment Event. The Administrative Agent shall have no obligation to calculate or verify the calculation of the Applicable Premium.

~~“Approved Industry” means artificial intelligence and activities that are ancillary thereto.~~

“Approved Fund” shall mean any Person (other than a natural person) that is a financial institution engaged in making, purchasing, holding, or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Article 55 BRRD” shall mean Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Administrative Agent and the Borrower (if required pursuant to Section 9.04(b)), in substantially the form of Exhibit A-1 or such other form as shall be approved by the Administrative Agent.

“Attorney Costs” shall mean and include all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Available Cash” shall mean, for any period, the sum (without duplication) of all amounts (other than Equity Proceeds, ~~Delayed Draw~~ Loans and Other Proceeds) that the Borrower or any of the Obligors actually receives in cash or Cash Equivalents during such period from a “Customer” (or its functional equivalent) pursuant to the terms of the Existing Master Services Agreements and any Existing Additional Services Agreement.

“Available Cash Account” shall mean a trust account established at the Depositary Bank, bearing the account name~~d~~ “Available Cash Account, USBTCNA, as Collateral Agent” and designated as the “Available Cash Account” in writing by the Lender Representative to the Administrative Agent.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payment of interest calculated with reference to such Benchmark, in each case, as of such date, and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.21.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority.

“Bail-In Legislation” shall mean:

(a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation; and

(c) in relation to the United Kingdom, the UK ~~.K.~~ Bail-in Legislation.

“Bank” shall have the meaning set forth in the definition of “Cash Equivalents”.

“Bank Levy” shall mean any amount payable by any Recipient or any of its Affiliates on the basis of or in relation to:

(a)  its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof, including the United Kingdom bank levy as set out in the United Kingdom Finance Act 2011, the French taxe pour le financement du fonds de soutien aux collectivités territoriales as set out in Article 235 ter ZE bis of the French Code Général des impôts, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) (as amended), the Dutch bankenbelasting as set out in the bank levy act (Wet bankenbelasting), the Swedish bank levy as set out in the Swedish Act on State Support to Credit Institutions (Sw. Lag (2015:1017) om förebyggande statligt stöd till kreditinstitut och om stabilitetsfonden)~~)~~, the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012 and/or any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose;

(b)  any bank surcharge or banking corporation tax surcharge as set out in Chapter 4 of Part 7A of the United Kingdom Corporation Tax Act 2010, the extraordinary tax calculated on increase in interest margin imposed pursuant to Article 26 of the Italian Decree-Law 10 August 2023, No. 104 and any other surcharge or tax of a similar nature implemented in any other jurisdiction, in each case which has been enacted or which has been formally announced or proposed as the date the Recipient becomes a ~~P~~party; or

(c)  any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011) or the Single Resolution Mechanism established by EU Regulation 806/2014 of 15 July 2014.

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding or the occurrence of any other event in respect of such Person of the type described in any of Sections 7.01(h) or 7.01(i), or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Required Lenders, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that, in respect of any Lender, a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Bankruptcy Event of Default” shall mean an Event of Default as defined in Sections 7.01(h) or 7.01(i).

“Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the sum of one-half of one percent (0.50%) per annum and the Federal Funds Effective Rate, (b) the Prime Rate on such day and (c) Term SOFR published on such day for an Interest Period of one month plus one percent (1.00%) per annum (provided that, if such rate shall, at any time, be less than the Floor, such rate shall be deemed to be the Floor for all purposes herein). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, respectively.

“Base Rate Loan” shall mean a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” shall have the meaning assigned to it in the definition of “Term SOFR”.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.21.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent (at the direction of the Lender Representative) and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; provided, further that any such Benchmark Replacement shall, unless otherwise determined by the Borrower in consultation with the Administrative Agent (at the direction of the Lender Representative), be made in a manner that is intended to comply with the terms of United States Treasury Regulations Section 1.1001-6 so as not to be treated as a “modification” (and therefor an exchange) of any Loans for purposes of Treasury Regulations Section 1.1001-3.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (at the direction of the Lender Representative) and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities at such time; provided that the determination of any such Benchmark Replacement Adjustment shall, unless otherwise determined by the Borrower in consultation with the Administrative Agent (at the direction of the Lender Representative), be made in a manner that is intended to comply with the terms of United States Treasury Regulations Section 1.1001-6 so as not to be treated as a “modification” (and therefor an exchange) of any Loans for purposes of Treasury Regulations Section 1.1001-3.

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the IOSCO Principles; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or in compliance with or aligned with the IOSCO Principles.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21 and (b) ending at the time that a Benchmark Replacement has replaced then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blackstone” shall mean Blackstone Tactical Opportunities Advisors L.L.C., Blackstone Alternative Credit Advisors LP, Blackstone Private Investments Advisors L.L.C. and Blackstone Alternative Solutions L.L.C. and any of their affiliates (collectively, the “Blackstone Group”) and any funds and accounts managed, advised or sub-advised by the Blackstone Group.

“Blackstone Group” has the meaning assigned to it under the definition of Blackstone.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Bona Fide Debt Fund” shall mean any fund or investment vehicle that is primarily engaged in the making, purchasing, holding, or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement and for purposes of Sections 2.20, 9.04, 9.08 and the definitions of “Projected Contracted Cash Flows”, “Maximum Non-IG Collateral Ratio,” “Borrower” shall mean collectively the Borrower and its Subsidiaries.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(b).

“Borrowing” shall mean a group of Loans under any Facility or the Fifth Amendment Delayed Draw Loan Facility and made on a single date to the Borrower.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, as may be amended after the Fifth Amendment Effective Date with consent of the Lead Lenders and the Borrower.

“Business Day” shall mean any day of the year, other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state of New York; provided that, when used in connection with a Term SOFR Loan, or any other calculation or determination involving SOFR, the term “Business Day” shall mean any day that is only a U.S. Government Securities Business Day.

“Calculation Agent” shall mean Triple P TAS, LLC and its Affiliates.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and the Obligors during such period that, in conformity with GAAP, are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and the Obligors.

“Capital Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease; provided that any obligations of any Person either existing on the date hereof or created prior to any re-characterization described below (a) that were not included on the consolidated balance sheet of such Person as financing or capital lease obligations and (b) that are subsequently re-characterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement not be treated as financing or capital lease obligations, Capital Lease Obligations or Indebtedness.

“Capitalized Leases” shall mean all leases that have been or are required to be, in accordance with GAAP, recorded as financings or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided, further, that for purposes of calculations made pursuant to the terms of this Agreement or compliance with any covenant, GAAP will be deemed to treat leases in a manner consistent with its treatment under GAAP as of December 31, 2018, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Cash Equivalents” shall mean:

(a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two years;

(b) time deposit accounts, certificates of deposit and money market deposits maturing within one hundred and eighty (180) days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof, or any foreign country recognized by the United States of America, having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A- (or such similar equivalent rating or higher) by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) (each, a “Bank”);

(c) repurchase obligations with a term of not more than one hundred and eighty (180) days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s or (iii) have portfolio assets of at least $500,000,000; and

(h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not more than 1/2 of 1% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of the Borrower’s most recently completed fiscal year.

“Cash Shortfall Event” shall mean, with respect to a Quarterly Payment Date, the failure of the Borrower to pay all amounts required to be prepaid as of such Quarterly Payment Date pursuant to ~~Section 2.08(a)~~ Sections 2.08(a) and (b).

“Casualty Event” shall mean any event that causes all or a portion of any Infrastructure or Uncontracted Infrastructure to be materially damaged, destroyed or rendered unfit for its intended use for any reason whatsoever.

A “Change in Control” shall be deemed to occur if:

(a) at any time, the Permitted Holders shall cease to (i) Control or directly or indirectly own, beneficially and of record, at least 50.1% of the voting power of the outstanding Equity Interests of the Parent or (ii) Control the Parent; or

(b) at any time, the Parent shall cease to Control or beneficially directly own 100% of the issued and outstanding Equity Interests of the Borrower.

For the purpose of clauses (a) and (b), at any time when a majority of the outstanding Equity Interests of the Parent or Borrower, as the case may be, is directly or indirectly owned by a Parent Company or, if applicable, a Parent Company acts as the manager, managing member or general partner of the Parent or Borrower, as the case may be, references in this definition to “the Borrower” or “the Parent”, as applicable, shall be deemed to refer to the ultimate Parent Company that directly or indirectly owns such Equity Interests or acts as (or, if applicable, is a Parent Company that directly or indirectly owns a majority of the outstanding Equity Interests of) such manager, managing member or general partner. For purposes of this definition, “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act.

“Change in Law” shall mean (a) the adoption or implementation of any treaty, law, rule or regulation after the date hereof, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Governmental Authority made or issued after the date hereof; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory agencies, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Tax Law” shall mean~~s~~ any change which occurs after the date of this Agreement or, if later, after the date on which the relevant Recipient became a party to this Agreement (as applicable) in any law, regulation or treaty (or in the published interpretation, administration or application of any law, regulation or treaty) or any published practice or published concession of any relevant tax authority other than any change that occurs pursuant to, or in connection with the adoption, ratification, approval or acceptance of, the MLI in or by any jurisdiction.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean the first date on which each of the conditions precedent set forth in Section 4.01 and Section 4.02 (with respect to any conditions expressly applicable to the initial Borrowing of any Delayed Draw Loans) are satisfied or waived by the Administrative Agent (at the direction of each Lender) in accordance with the terms thereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

“Collateral” shall mean ~~all~~ the ~~“~~Existing Collateral~~” (or similar term) referred to in any Security Document and all other property of whatever kind and nature, whether now owned or hereinafter acquired, subject or purported to be subject from time to time to a Lien under any Security Document. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Property.~~ and/or the Fifth Amendment Collateral, as the context requires. For avoidance of doubt, no portion of the Fifth Amendment Collateral constituted “Collateral ” (as defined in this Agreement as in effect immediately prior to the Fifth Amendment Effective Date) prior to the Fifth Amendment Effective Date and no Collateral (as defined in this Agreement as in effect immediately prior to the Fifth Amendment Effective Date) securing the Obligations (as defined in this Agreement as in effect immediately prior to the Fifth Amendment Effective Date) prior to the Fifth Amendment Effective Date shall be released in connection with the Fifth Amendment.

“Collateral Accounts” shall mean (a) the Available Cash Account, (b) the Other Proceeds Account, (c) the Distribution Reserve Account, (d) the Liquidity Account ~~and~~, (e) each General Account, (f) the Fifth Amendment Available Cash Account, (g) the Fifth Amendment Other Proceeds Account, (h) the Fifth Amendment Distribution Reserve Account and (i)  the Fifth Amendment Liquidity Account.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Agreement” shall mean a Collateral Agreement among the Borrower, the Collateral Agent and the other parties from time to time party thereto, in substantially the form attached as Exhibit J, as amended by the First Amendment to the Collateral Agreement (as contemplated by Section 4.03(a)(iii)) or as may be further amended from time to time with the consent of the Required Lenders.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a) the Administrative Agent shall have received each Security Document required to be delivered on the Closing Date pursuant to Section 4.02(a)(iii) or from time to time pursuant to Section 5.10, subject to the limitations and exceptions of this Agreement or any Security Document, duly executed by the Borrower, the Obligors or the Parent, as applicable;

(b) the Obligations shall have been guaranteed by (x) the Parent pursuant to the Parent Guarantee and Pledge Agreement and (y) each Subsidiary pursuant to a Subsidiary Guarantee;

(c) the Obligations shall have been secured pursuant to the applicable Security Documents by a first-priority security interest, subject to Liens permitted by Section 6.02, in all the Equity Interests of the Borrower and its Subsidiaries and, the Collateral Agent, to the extent such interests are certificated, shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d) all Pledged Debt owing to the Borrower or any Obligor that is evidenced by a promissory note with a principal amount in excess of $25,000,000 shall have been delivered to the Collateral Agent pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank.

(e) the Obligations shall have been secured by a first-priority perfected security interest in substantially all now owned or at any time hereafter acquired tangible and intangible assets of the Borrower and each Obligor, in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Security Documents (to the extent appropriate in the applicable jurisdiction); and

(f) except as otherwise contemplated by this Agreement or any Security Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, applicable Law or requested by the Administrative Agent or the Collateral Agent (at the request of the Required Lenders) to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) with respect to the Borrower and each Domestic Subsidiary, (i) no actions other than the filing of a financing statement under the Uniform Commercial Code shall be required to perfect security interests in any Collateral consisting of notes or other evidence of Indebtedness, except to the extent set forth in clause (d) to the first paragraph of this definition, (ii) no actions other than the filing of Uniform Commercial Code financing statements and the entry into control agreements with respect to the Collateral Accounts and each other deposit account and securities account shall be required to perfect security interest in any Collateral consisting of proceeds of other Collateral and (iii) except to the extent that perfection and priority may be achieved by the filing of a financing statement under the Uniform Commercial Code, the Borrower and each Domestic Subsidiary shall not be required to perfect or provide priority with respect to any security interest on any assets or property except (1) as required pursuant to the Collateral and Guarantee Requirement (it being understood that the Collateral and Guarantee Requirement requires the delivery of Control Agreements with respect to the Collateral Accounts and each other deposit account and securities account of the Borrower and each Subsidiary) and (2) to the extent such assets or property are domiciled and deployed in a jurisdiction that is not located in the United States;

(B) the Collateral Agent (at the direction of the Lender Representative) may grant extensions of time for the creation or perfection of security interests in, or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where the Lender Representative determines that the creation or perfection of security interests or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents, and the Lender Representative shall notify the other Lenders of any such extension so granted;

(C) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Security Documents; and

(D) With respect to each Foreign Subsidiaries and with the prior consent of the Lead Lenders, such Foreign Subsidiary may not be required to perfect or provide priority with respect to any security interest on any assets.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.10(b).

“Commitment Termination Date” shall mean the last day of the Delayed Draw Availability Period.

“Commitments” shall mean, collectively, with respect to any Lender such Lender’s (a) Delayed Draw Loan Commitments ~~and~~, (b) First Amendment Delayed Draw Loan Commitments and (c) Fifth Amendment Delayed Draw Loan Commitments. For avoidance of doubt, as of the Fifth Amendment Effective Date, any Commitments other than the Fifth Amendment Delayed Draw Loan Commitments shall be $0.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.17(a).

“Compliance Certificate” shall mean a compliance certificate executed by the Chief Financial Officer of the Borrower in substantially the form of Exhibit D, as may be amended in writing by the mutual agreement of the Borrower and the Lead Lenders within thirty (30) days (as may be extended by the Lead Lenders ~~within 30 days~~ in their sole discretion) following the ~~Second~~Fifth Amendment Effective Date.

“Conductor” shall mean~~s~~ Truist Bank as Rollover Equity Escrow Agent pursuant to that certain Stock Purchase Agreement, dated as of January 1, 2023, by and between the Parent, certain shareholders of Conductor Technologies, Inc., Conductor Technologies, Inc. and the other parties party thereto.

“Conductor Buyback Transactions” shall mean the repurchase, redemption or other acquisition of any Equity Interests of the Borrower directly or indirectly held by Conductor, in an aggregate amount, not to exceed $9,542,155.51.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.21 and other technical, administrative or operational matters) that the Administrative Agent (at the direction of the Lender Representative) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent (at the direction of the Lender Representative) in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (with the approval of the Required Lenders) decides is necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contract Value” shall mean~~s~~, as of any date of determination, the sum of all future cash flow payments reasonably expected to be received by the Borrower or any Obligor under the relevant Master Services Agreement (net of any payments already received (including all upfront payments already received) through the latest applicable Term Maturity Date).

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean, with respect to each Collateral Account and any other deposit account or securities account of the Borrower or any Obligor, one or more control agreements entered into by the Borrower or such Obligor, the Collateral Agent and the relevant depositary bank, which is sufficient to establish the Collateral Agent’s control (in the case of any account in the United States, pursuant to Section 9-104 of the UCC) over such account and is, in each case, in form and substance satisfactory to the Lender Representative. For the avoidance of doubt, any Control Agreement in respect of any account located outside of the United States shall be subject at all times to the Collateral and Guarantee Requirement.

“Covered Entity” shall mean any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to it in Section 9.25.

“Credit Event” shall mean each Credit Extension by a Lender.

“Credit Extension” shall mean a Borrowing requiring a Borrowing Request to be provided by the Borrower.

“Cure Equity” shall have the meaning assigned to such term in Section 7.03(a).

“Cure Right” shall have the meaning assigned to such term in Section 7.03(a).

“Data Center Lease/License” shall mean any data center lease or license required to operate the Project.

“Data Protection Laws” shall mean, collectively, all applicable federal, state, provincial, local or foreign Laws, ordinances, regulations, rules, codes, orders, judgments or other legally binding requirements or rules of Law that relate to the collection, handling, possession, processing, sale, transmission or use of personal data or personal information, including, to the extent applicable to the business of Borrower and its Subsidiaries, (a) the European Union’s General Data Protection Regulation (Regulation (EU) 2016/679 of the European Parliament and repealing Directive 95/46/EC), (b) the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (Cal. Civ. Code §§ 1798.100 et seq.), (c) the Colorado Privacy Act (Colo. Rev. Stat. §§6-1-1301 et seq.), (d) the Connecticut Personal Data Privacy and Online Monitoring Act (Conn. Pub. Act No. 22-15), (e) the Utah Consumer Privacy Act (Utah Code §§ 13-61-101 et seq.), (f) the Virginia Consumer Data Protection Act (VA Code Ann. §§ 59.1-575 et seq.), (g) the Canadian Personal Information Protection and Electronic Documents Act (S.C. 2000, c. 5) and (h) the Personal Information Protection Law of the People’s Republic of China, adopted on August 20, 2021; each of the foregoing as amended or restated, and their foreign, state, provincial or local counterparts or equivalents.

“Debt Fund Affiliate” shall mean an Affiliated Lender that is, on a bona fide basis, engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, is not organized for the purpose of making equity investments, and with respect to which (a) any such Debt Fund Affiliate has in place customary information barriers between it and the Borrower and any Affiliate of the Borrower that is not primarily engaged in the investing activities described above and (b) its managers have fiduciary duties to the investors thereof independent of and in addition to their duties to the Borrower and any Affiliate of the Borrower and with respect to which none of the Parent, the Borrower, any investor in the Parent or any Affiliate of the Parent makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such Affiliated Lenders’ investments decisions and that is not (a) a natural person or (b) the Parent or a Subsidiary of the Parent.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event or condition that upon notice, lapse of time or both hereunder would constitute an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.11(b).

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund all or any portion of its Loans within three (3) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute or subsequently cured, (b) has notified in writing the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) with respect to its funding obligations, under any Facility or Fifth Amendment Delayed Draw Loan Facility, as applicable, or under other agreements generally in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under any Facility or Fifth Amendment Delayed Draw Loan Facility, as applicable (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, become the subject of a proceeding under a Bail-In Action or any bankruptcy or insolvency laws, or has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Delayed Draw Availability Period” shall mean the period beginning on the Closing Date and ending on the earlier of (x) September 29, 2025 and (y) the Fifth Amendment Effective Date.

“Delayed Draw Funding Date” shall mean one or more dates on which Delayed Draw Loans are made and the conditions precedent set forth in Section 4.02 are satisfied or waived by the Administrative Agent on such date in accordance with the terms thereof.

“Delayed Draw Loan Commitment” shall mean, collectively, (a) the Initial Delayed Draw Loan Commitment and (b) the Incremental Commitment.

“Delayed Draw Loan Facility” shall mean the Delayed Draw Loan Commitments and the Initial Delayed Draw Loans.

“Delayed Draw Loans” shall mean, collectively (a) the Initial Delayed Draw Loans and (b) the First Amendment Delayed Draw Loans. For the avoidance of doubt, the Delayed Draw Loans shall not include the Fifth Amendment Delayed Draw Loans.

“Delayed Draw Upfront Fee” shall have the meaning assigned to such term in Section 2.10(c).

“Delivered” shall mean, with respect to any GPU Cluster in connection with an IG Contract or Non-IG Contract, as applicable, such GPU Cluster has (a) satisfied all of the Borrower’s internal testing and other requirements and (b) been deemed, in the Borrower’s good faith determination, ready to be accepted by the applicable customer with respect to such IG Contract or Non-IG Contract, and “Delivery” shall have the meaning correlative thereto.

“Depositary Bank” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Disposition” or “Dispose” shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance (a) by the Borrower of any of its Equity Interests to the Parent or (b) by any Subsidiary of the Borrower of any of its Equity Interests to the Borrower; provided, further, that no withdrawals or transfers from General Accounts or dispositions of General Accounts shall constitute a Disposition hereunder.

“Disqualified Lender” shall mean:

(a) those Persons identified by the Borrower to the Lenders (with a copy to the Administrative Agent) in writing on or prior to the date hereof;

(b) any competitor of the Borrower or its Subsidiaries that is identified in writing (which list of competitors may be supplemented by the Borrower after the date hereof by means of a written notice to each Lender (with a copy to the Administrative Agent), but which supplementation shall not apply retroactively to disqualify any previously acquired assignment or participation in any Loan);

(c) any Affiliate of any Person described in clause (a) and (b) above (other than any Bona Fide Debt Fund of any competitor of the Borrower or its Subsidiaries) that is either identified in writing to the Administrative Agent and readily identifiable on the basis of such Affiliate’s name;

it being understood and agreed that (i) no fund or account operating as part of the credit division of Blackstone Inc. shall constitute a Disqualified Lender and (ii) the identification of any Person as a Disqualified Lender after the date hereof shall not apply to retroactively disqualify any previously acquired assignment or participation interest in any Loan.

“Disqualified Person” shall have the meaning assigned to such term in Section 9.04(d)(ii).

“Distribution Conditions” shall mean, on any date on any Quarterly Payment Date or on any other date on which an applicable Restricted Payment pursuant to Section 6.06 is made, compliance with the following conditions:

(a) with respect to any such Restricted Payment made during the Delayed Draw Availability Period or Fifth Amendment Delayed Draw Availability Period, as applicable, in each case, the Specified Representations shall be true and correct in all material respects on and as of the applicable Quarterly Payment Date and date on which such Restricted Payment is made with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (or, to the extent qualified by materiality, true and correct in all respects);

(b) at the time of and immediately after such transfer, no Event of Default or Default shall have occurred and be continuing;

(c) no Cash Shortfall Event has occurred and is continuing and all amounts due and payable as of such Quarterly Payment Date pursuant to Section 2.08 have been paid in full; and

(d) the Liquidity Requirement or Fifth Amendment Liquidity Requirement, as applicable, shall have been satisfied on such date;

(e) (x) to the extent an IG GPU Non-Acceptance Event exists and is continuing on such date, the amount of any such Restricted Payment that is directly attributable to any IG Customer subject to such IG GPU Non-Acceptance Event shall be equal to or less than the IG GPU Non-Acceptance Distribution Amount applicable to such IG GPU Non-Acceptance Event~~;~~ and (y) to the extent a Fifth Amendment GPU Non-Acceptance Distribution Event exists and is continuing on such date, the amount of any such Restricted Payment that is directly attributable to any Fifth Amendment Customer subject to such Fifth Amendment GPU Non-Acceptance Distribution Event shall be equal to or less than the Fifth Amendment GPU Non-Acceptance Distribution Amount applicable to such Fifth Amendment GPU Non-Acceptance Distribution Event;

(f) solely to the extent such Restricted Payment will be made with funds in the Distribution Reserve Account or the Fifth Amendment Distribution Reserve Account, the Borrower has confirmed the satisfaction of the above conditions in the Account Withdrawal Certificate pursuant to Section 2.20(d)(i) or Section 2.23(d)( i), as applicable.

“Distribution Reserve Account” shall mean a securities or deposit account of the Borrower or any Subsidiary established with a nationally recognized account bank in consultation with (and acceptable to) the Lender Representative and designated as the “Distribution Reserve Account” in writing by the Borrower or any Subsidiary to the Lender Representative and the Administrative Agent.

“Domestic Obligor” shall mean any Obligor that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“Domestic Security Documents” shall mean the Collateral Agreement, the Parent Guarantee and Pledge Agreement, the Control Agreements and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing, the Collateral and Guarantee Requirement or Section 5.10 or Section 5.23.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender.

“ Eligible Contracts” shall mean the contracts set forth on Schedule 3.05 under the heading “Master Services Agreements” and designated as “IG Contracts” or “ Non-IG Contracts” as of the Fifth Amendment Effective Date. For the avoidance of doubt, Fifth Amendment Master Services Agreement, Fifth Amendment Additional Services Agreements and Fifth Amendment Contracts shall not be Eligible Contracts.

“Eligible Counterparty” shall mean~~s~~ any customer that satisfies each of the following requirements:

(i) If the customer’s ultimate beneficial owners of record (“UBOs”) are domiciled in or are otherwise governed by any Person working in a governmental position for the People’s Republic of China, such UBOs shall not, at any time, Control at least the majority of the board of directors (or its functional equivalent) of such customer; and

(ii) no such UBOs (solely to the extent having Control of at least the majority of the board of directors (or its functional equivalent) of the applicable customer) is a Sanctioned Person.

~~“Eligible Private Non-IG Customer” means (a) prior to a Qualified IPO, any Non-IG Customer that (i) is not listed on a national securities exchange or the NASDAQ National Market, (ii) has committed capital and/or assets under management of at least (1) $250,000,000 and (2) the amount that is 40% of the Contract Value of the applicable Non-IG Contract (but solely to the extent of the applicable Non-IG Loan incurred in respect of such Non-IG Contract) of such Non-IG Customer, (iii) is primarily and bona fide active in an Approved Industry and (iv) is not active in a Prohibited Industry; provided that Lender Representative may, in its sole discretion, deem any Non-IG Customer that does not satisfy all of the requirements set forth in the foregoing clauses (i) – (iv) to be an “Eligible Private Non-IG Customer” and (b) after the occurrence of a Qualified IPO, any Non-IG Customer.~~

~~“Eligible Public Non-IG Customer” means any Non-IG Customer that is listed on a national securities exchange or the NASDAQ National Market with a market capitalization of at least $750,000,000.~~

~~“Eligibility Criteria” means with respect to any customer agreement (a) the term of such agreement shall be (i) no shorter than two years and (ii) no longer than 5 years (to the extent such agreement is a Non-IG Contract) or 6 years (to the extent such agreement is an IG Contract), (b) no later than the first full month after the Infrastructure necessary to provide Services with respect to such agreement is fully operational, the Borrower or the applicable Obligor of the Borrower shall be eligible for payments on a linear monthly basis thereunder, (c) such agreement shall not contain any rights of such customer to “claw-back” cash payments previously paid by the Borrower or such Obligor thereof to such customer with cash directly from the Borrower or such Obligor (excluding any rights within such agreements providing for offsetting or netting rights; provided that, for the avoidance of doubt, such offsetting or netting rights shall be intra-agreement only, and shall not extend to other contracts or obligations unrelated to such underlying Master Services Agreement), (d) such agreement is not the subject of a good faith contest by appropriate legal proceedings, (e) payments made or to be made by the customer with respect to such agreement to the Borrower or such Obligor are denominated exclusively in the Acceptable Currencies, (f) the terms of such agreement (and other agreements related thereto that are necessary to provide Services to the customer) shall permit for the transfer or assignment of such agreement to the Borrower or such Obligor and (g) the agreement with the customer shall be structured such that the customer reserves a minimum amount of capacity of Services by the Borrower or such Obligor during the term of such agreement.~~

“Environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna.

“Environmental Claim” shall mean any and all actions, suits, orders, demand letters, requests for information, claims, complaints, notices of non-compliance or violation, notices of liability or potential liability, liens, proceedings, consent orders or consent agreements, in each instance in writing, relating to any actual or alleged violation of Environmental Law or any Release or threatened Release of, or exposure of any Person to, Hazardous Material.

“Environmental Law” shall mean, collectively, all applicable federal, state, provincial, local or foreign laws, ordinances, regulations, rules, codes, orders, judgments or other legally binding requirements or rules of law that relate to the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources (including flora and fauna) or, to the extent relating to exposure to Hazardous Materials, human health, including but not limited to the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., and the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., each as amended, and their foreign, state, provincial or local counterparts or equivalents.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation, or other equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest, any limited liability company membership interest, and any unlimited liability company membership interests.

“Equity Proceeds” shall mean net cash proceeds received by the Borrower since the date hereof from (a) the issuance or sale of Equity Interests of the Borrower or any direct or indirect parent of the Borrower, (b) contributions to its common equity with the net cash and Cash Equivalent proceeds from the issuance and sale by the Parent or any of its Subsidiaries (or any direct or indirect parent of the Parent) of Equity Interests or a contribution to its common equity and/or (c) contributions to the Borrower from the proceeds of Indebtedness (other than the Obligations) incurred by any direct or indirect parent of the Parent.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” shall mean (a) a Reportable Event; (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (d) the incurrence by the Borrower or its Domestic Subsidiaries of any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA); (e) the receipt by the Borrower or any of its Domestic Subsidiaries from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan, or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the incurrence by the Borrower or any of its Domestic Subsidiaries of any liability with respect to the withdrawal or partial withdrawal from any

Plan or Multiemployer Plan; (h) the receipt by the Borrower or any of its Domestic Subsidiaries of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its Subsidiaries of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA).

“Erroneous Payment” shall have the meaning assigned to it in Section 9.26(a).

“Erroneous Payment Demand” shall have the meaning assigned to it in Section 9.26(a).

“Erroneous Payment Subrogation Rights” shall have the meaning assigned to it in Section 9.26(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euros” shall mean the single currency of the Participating Member States.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excepted Debt” shall mean:

(a) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person;

(b) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within five (5) Business Days of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within sixty (60) days from its incurrence;

(c) to the extent constituting Indebtedness (but not for borrowed money), indemnification obligations of the Borrower or its Subsidiaries under one or more Master Services Agreements, and any Additional Services Agreement and, to the extent applicable, the Data Center Leases/Licenses to which the Borrower is a party;

(d) contingent liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business, to the extent otherwise constituting Indebtedness, including those relating to (i) the endorsement of negotiable instruments received in the normal course of its business and (ii) contingent liabilities incurred with respect to any Loan Document, any Master Services Agreement or Additional Services Agreement and, to the extent applicable, the Data Center Leases/Licenses to which the Borrower is a party;

(e) Indebtedness of the Borrower in an aggregate principal amount at any time outstanding not to exceed $15,000,000; and

(f) Indebtedness (i) owed by the Borrower to an Obligor or (ii) by an Obligor to the Borrower or another Obligor, in either case, subject to the consent (not to be unreasonably withheld)

of the Lead Lenders; provided that any Indebtedness incurred pursuant to this clause (f) shall be subordinated in right of payment to the Obligations and shall not have a final maturity date earlier than 90 days after any Term Maturity Date.

“Excepted Investments” shall mean:

(a) Investments resulting from pledges and deposits referred to in clause (b) of the definition of Excepted Liens;

(b) Investments (including debt obligations and Equity Interests) received upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(c) any Investment acquired by the Borrower or any of its Subsidiaries (1) in exchange for any other Investment or accounts receivable held by the Borrower or any of its Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (2) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default with respect to any contractual counterparty of the Borrower or any of its Subsidiaries;

(d) to the extent constituting an Investment, any guarantee of Indebtedness permitted to be incurred pursuant to Section 6.01;

(e) any Investment in graphic processing unit servers and ancillary components and all related infrastructure (including networking infrastructure);

(f) advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of its Subsidiaries; and

(g) Investments (i) by the Borrower in any Obligor or (ii) by any Obligor in another Obligor or the Borrower, in either case, subject to the consent (not to be unreasonably withheld) of the Lead Lenders;

“Excepted Liens” shall mean:

(a) Liens for Taxes (i) not yet delinquent, (ii) that remain payable without penalty or (iii) that are being contested in compliance with Section 5.03;

(b) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries;

(c) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j) or securing appeal or other surety bonds related to such judgments;

(d) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Subsidiaries;

(e) Liens arising solely by virtue of any statutory or common law provision relating to rights of set-off or similar rights;

(f) Liens for materialmen’s, mechanics’, workers’, repairmen’s, or other like Liens, arising in the ordinary course of the Borrower’s or any of its Subsidiaries’ business or in connection with the operation and maintenance of the Project, which (i) do not in the aggregate materially detract from the value of the property or assets to which they are attached or materially impair the construction or use thereof, and (ii) are either for amounts not yet due or for amounts being contested in good faith by appropriate proceedings;

(g) Liens of the Borrower or any of its Subsidiaries arising by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights arising in the ordinary course of business;

(h) extensions, renewals, and replacements of any of the foregoing or following Liens to the extent and for so long as the Indebtedness or other obligations secured thereby remain outstanding;

(i) Liens incurred in connection with contracts (other than for the payment of Indebtedness) or leases to which such Person is a party or to secure public or statutory obligations of such Person incurred, in each case, in the ordinary course of business;

(j) Liens arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business;

(k) grants of software, technology and other intellectual property licenses and sublicenses in the ordinary course of business;

(l) (i) Liens of a collection bank on items in the course of collection, (ii) Liens attaching to brokerage accounts in the ordinary course of business, (iii) bankers’ Liens and other Liens in favor of banking institutions by law or contract encumbering deposits which are customary in the banking industry and (iv) Liens securing cash management obligations arising in the ordinary course of business;

(m) Liens arising by law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(n) Liens (not securing Indebtedness for borrowed money) on assets owned by the Borrower and not otherwise permitted under Section 6.02 securing obligations incurred by the Borrower in an aggregate amount not to exceed $15,000,000 at any time;

(o) any zoning, building, environmental and land use laws, regulations and ordinances or similar requirements of Law (including Environmental Law) that do not individually or in the aggregate materially detract from the ability of the Borrower or any of its Subsidiaries to use the property affected by such restrictions for its intended use;

(p) Liens incurred in connection with a Permitted Takeout; provided, that, for avoidance of doubt, notwithstanding anything set forth herein, a Permitted Takeout shall not be permitted with respect to the Fifth Amendment Delayed Draw Loan Facility; and

(q) Liens subordinated in right of security and in right of payment to the Liens securing the Obligations hereunder securing Indebtedness incurred pursuant to clause (f) of the definition of Excepted Debt.

“ Excess Existing Cash Amount” shall have the meaning assigned to such term in Section 2.24(a).

“ Excess Fifth Amendment Cash Amount” shall have the meaning assigned to such term in Section 2.24(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

~~“Excluded Contract” has the meaning assigned to it under the definition of Non-IG Contract Requirements.~~

“Excluded GPU Servers” shall mean any GPU Server that (a) is designated as an “Excluded GPU Server” in a written certificate executed by a Responsible Officer of the Borrower certifying that such designation complies clauses (b) and (c) of this definition, (b) is either (i)(A) a Used GPU Server and (B) in accordance with the terms of the applicable Master Services Agreement or Additional Services Agreement, no longer required to be used in connection therewith solely because such Master Services Agreement or Additional Services Agreement, as applicable, has expired at the end of the term thereof (as such term is set forth in the applicable Master Services Agreement or Additional Services Agreement (in each case, as in effect on the Fifth Amendment Effective Date)) or (ii)(A) a new and unused GPU Server and (B) purchased in connection with a Master Services Agreement or Additional Services Agreement, as applicable, with respect to which the applicable GPU Cluster therefor has been (x) delivered to and accepted by the applicable end customer and (y) billing for least six (6) months prior to the date of designation of such GPU Server pursuant to the foregoing clause (a), (c) is, as of the applicable date of designation pursuant to the foregoing clause (a), not required by the terms of the applicable Master Services Agreement or Additional Services Agreement (in each case, as in effect on the Fifth Amendment Effective Date) to be used for the provision of Services thereunder and (d) has been consented to by the Lead Lenders (such consent not to be unreasonably withheld or delayed) to be so designated as an “Excluded GPU Server”.

“ Excluded GPU Transaction” shall mean one or more transactions with respect to which Excluded GPU Servers are used in connection with the provision of Other Services with respect to any agreement not constituting a Master Services Agreement, in each case, solely to the extent any such transaction, entry into any such agreement and the provision of any such Other Services, in each case, is not prohibited by the terms of the applicable Master Services Agreement or Additional Services Agreement (in each case, as in effect on the Fifth Amendment Effective Date) with respect to which such Excluded GPU Server was originally purchased.

“Excluded Management Person” shall mean, individually or collectively, (a) Michael Intrator, (b) Brian Venturo, (c) Brannin McBee, (d) Max Hjelm and (e) Peter Salanki.

“Excluded Property” shall mean any asset or property described in the final paragraph of Section 4.01 of the Collateral Agreement in clauses (1) through (8) thereof.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or its Subsidiaries hereunder, (a)

Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.15(e) and Section 2.15(g), (d) any Taxes imposed under FATCA, (e) any United Kingdom withholding Taxes to which Section 2.15(h) applies; (f) any Bank Levy or any payment attributable to or liability arising as a consequence of any Bank Levy; and (g) any VAT (in respect of which Section 2.15(l) shall apply).

“ Existing Additional Services Agreement” shall mean an agreement entered into by and among the Borrower or any of its Subsidiaries and a customer for the provision of Uncontracted Services with respect to the Existing Collateral and set forth on Schedule 5.27.

“Existing Collateral” shall mean, collectively, the “Collateral ” (or similar term) referred to in any Security Document and all other property of whatever kind and nature, whether now owned or hereinafter acquired, subject or purported to be subject from time to time to a Lien under any Security Document, in each case, prior to the Fifth Amendment Effective Date, including without limitation any (x) assets or property other than the Fifth Amendment Collateral and (y) assets or property purchased with the proceeds of the Delayed Draw Loans to the extent provided in the applicable Security Document. For the avoidance of doubt, in no event shall “Existing Collateral” include any Excluded Property.

“ Existing Master Services Agreements” shall mean, individually or collectively, the (x) IG Contracts and (y) Non-IG Contracts, in each case, related to the Existing Collateral.

“ Existing Obligations” shall mean all amounts owing to any of the Agents, any Lender or any other Secured Party pursuant to the terms of this Agreement or any other Loan Document or Erroneous Payment Subrogation Rights or pursuant to the terms of any Guarantee thereof, including, without limitation, with respect to any Delayed Draw Loan, together with the due and punctual performance of all other obligations of the Borrower and the Obligors under or pursuant to the terms of this Agreement or the other Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, in connection with any Facility.

“Existing Required Lenders” shall mean, at any time, the consent of Lenders having Delayed Draw Loans and Delayed Draw Loan Commitments that, taken together, represent more than 50% of the sum of all Delayed Draw Loans and Delayed Draw Loan Commitments of such Lenders at such time.

“Facility” shall mean, collectively (a) the Delayed Draw Loan Facility ~~and~~, (b) the First Amendment Delayed Draw Loan Facility and (c) solely for the purposes of Section 9.04 and Section 9.08, the Fifth Amendment Delayed Draw Loan Facility.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version to the extent substantively comparable and not materially more onerous to comply with), any current or future regulations and official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement, treaty or convention with respect to the foregoing.

“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

~~“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer, assistant treasurer, or controller of such Person.~~

~~“First Amendment Effective Date” means August 29, 2024.~~

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement, dated as of the Fifth Amendment Effective Date, by and among the Borrower, Parent, the lenders party thereto, the Depositary Bank and the Agents.

“Fifth Amendment Acquired GPU Servers” shall have the meaning assigned to such term in Section 5.24.

“Fifth Amendment Additional Services Agreement” shall mean an agreement entered into by and among the Borrower or any of its Subsidiaries and a customer for the provision of Uncontracted Services with respect to the Fifth Amendment Collateral, and set forth on Schedule 5.27.

“Fifth Amendment Albatross Capital Expenditures” shall mean, as of any date of determination, the sum of (x) the aggregate purchase price of all Fifth Amendment Albatross Infrastructure (limited to, solely in respect of each Used GPU Server constituting Fifth Amendment Albatross Infrastructure, the Used GPU Server Purchase Price of each such Used GPU Server) (provided that the aggregate purchase price of Fifth Amendment Albatross Infrastructure constituting ancillary hardware infrastructure included in clauses (x) and (y) of this definition shall not exceed 33% of the purchase price of the GPU Servers (or with respect to any Used GPU Servers, the aggregate Used GPU Server Purchase Price for all such Used GPU Servers) included in all Fifth Amendment Albatross Infrastructure) purchased by, or transferred to, the Borrower or any Obligor as of such date of determination and all installation costs incurred with respect to such Fifth Amendment Albatross Infrastructure (provided that the aggregate amount of such installation costs included in clauses (x) and (y) shall be equal to or less than the amount that is 2% of the aggregate purchase price of such Fifth Amendment Albatross Infrastructure (or with respect to any Used GPU Servers constituting Fifth Amendment Albatross Infrastructure, the aggregate Used GPU Server Purchase Price for all such Used GPU Servers)) and (y) without duplication of clause (x), any Capital Expenditures expected by the Borrower or any Obligor (in the Borrower’s reasonable discretion) to be funded in cash with respect to such Fifth Amendment Albatross Infrastructure.

“Fifth Amendment Albatross Contract” shall mean that certain CoreWeave Reserved Compute Instance Order Form 7 dated August 6, 2025 by and between CoreWeave, Inc. and Microsoft Corporation, as amended in accordance with this Agreement.

“Fifth Amendment Albatross Infrastructure” shall mean all infrastructure and other related components (including, without limitation, any GPU Servers, networking infrastructure and other hardware) to be used to provide Services with respect to the Fifth Amendment Albatross Project.

“Fifth Amendment Albatross Project” shall mean the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by the Borrower, any Obligor or its Subsidiaries pursuant to the Fifth Amendment Albatross Contract.

“Fifth Amendment Amortization Amount” shall have the meaning assigned to such term in Section 2.08(b).

“Fifth Amendment Assets” shall have the meaning assigned to such term in “Fifth Amendment Collateral”.

“Fifth Amendment Available Cash” shall mean, for any period, the sum (without duplication) of all amounts (other than Equity Proceeds, Loans and Fifth Amendment Other Proceeds) that the Borrower or any of the Obligors actually receives in cash or Cash Equivalents during such period from a “Customer” (or its functional equivalent) pursuant to the terms of any Fifth Amendment Master Services Agreement or any Fifth Amendment Additional Services Agreement, as applicable.

“Fifth Amendment Available Cash Account” shall mean a trust account established at the Depositary Bank, bearing the account name, “Fifth Amendment Available Cash Account, USBTCNA, as Collateral Agent” and designated as the “Fifth Amendment Available Cash Account” in writing by the Lender Representative to the Administrative Agent.

“Fifth Amendment Collateral” shall mean all the “Fifth Amendment Collateral” (or similar term) referred to in any Security Document and all other property of whatever kind and nature, whether now owned or hereinafter acquired, subject or purported to be subject from time to time to a Lien under any Security Document, in each case on and after the Fifth Amendment Effective Date, including without limitation any (x) assets or property other than the Existing Collateral and (y) assets or property purchased with the proceeds of the Fifth Amendment Delayed Draw Loans (the “Fifth Amendment Assets”) to the extent provided in the applicable Security Document. For the avoidance of doubt, in no event shall “Fifth Amendment Collateral” include any Excluded Property.

“Fifth Amendment Commitment Fee” shall have the meaning assigned to such term in Section 2.10(f).

“Fifth Amendment Commitment Termination Date” shall mean the last day of the Fifth Amendment Delayed Draw Availability Period.

“Fifth Amendment Contract Capital Expenditure” shall mean, collectively the (a) Fifth Amendment OpenAI Capital Expenditure and (b) Fifth Amendment Albatross Capital Expenditure.

“Fifth Amendment Contract Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) the total Projected Contracted Cash Flows with respect to each Fifth Amendment Master Services Agreement related to a Fifth Amendment Contract as of such date of determination to (b) Fifth Amendment

Contract Debt Service, in each case, as of such date of determination. Notwithstanding anything to the contrary, for the purposes of calculating the Fifth Amendment Contract Coverage Ratio after the Fifth Amendment Initial Amortization Payment Date, it is agreed and understood that the payments required to be made under Section 2.08 shall be deemed to have been made with respect to each Quarterly Payment Date on such Quarterly Payment Date (whether or not such payments were actually made on such Quarterly Payment Date), except that, for the avoidance of doubt, such assumption does not relieve the Borrower from making the payments required to be made pursuant to Section 2.08 and failure to make such payments shall result in an Event of Default pursuant to the terms set forth in this Agreement.

“Fifth Amendment Contract Debt Service” shall mean, as of any date of determination, the sum of all scheduled cash interest and scheduled principal payments, in each case, due and payable by the Borrower with respect to all outstanding Fifth Amendment Delayed Draw Loans as of such date of determination until the maturity or acceleration of the Fifth Amendment Delayed Draw Loan Facility. For the avoidance of doubt, Fifth Amendment Contract Debt Service shall not include (i) any principal (other than, for the avoidance of doubt, principal payments expressly required to be paid pursuant to Section 2.08(b)) or interest due and payable with respect to any voluntary or mandatory prepayments pursuant to the Loan Documents and (ii) any scheduled bullet payment required to be paid on the Term Maturity Date.

“Fifth Amendment Contract Infrastructure” shall mean collectively the (a) Fifth Amendment Albatross Infrastructure and (b) Fifth Amendment OpenAI Infrastructure.

“Fifth Amendment Contracts” shall mean, collectively, (a) the Fifth Amendment Albatross Contract, (b) the Fifth Amendment OpenAI Contract and (c) each additional agreement that constitutes a Fifth Amendment Contract as agreed by the Borrower and the Fifth Amendment Required Lenders, in each case, as set forth on Schedule 5.27.

“Fifth Amendment Credit Event” shall mean each Credit Extension with respect to a Fifth Amendment Delayed Draw Loan Commitment by a Lender.

“Fifth Amendment Customer” shall mean, as of any date of determination, the “Customer” to the Fifth Amendment Contract.

“Fifth Amendment Delayed Draw Availability Period” shall mean the period beginning on the Fifth Amendment Effective Date and ending on March 31, 2026; provided that, the Fifth Amendment Delayed Draw Availability Period may be extended in accordance with Section 9.27.

“Fifth Amendment Delayed Draw Fee” shall have the meaning assigned to such term in Section 2.10(e).

“Fifth Amendment Delayed Draw Funding Date” shall mean one or more dates on which Fifth Amendment Delayed Draw Loans are made and the conditions precedent set forth in Section 4.03 are satisfied or waived by the Administrative Agent (at the direction of the Fifth Amendment Required Lenders) on such date in accordance with the terms thereof.

“~~First~~Fifth Amendment Delayed Draw Loan Commitment” shall mean, with respect to any Lender, the amount set forth on Schedule 2.01 under the heading “~~First~~Fifth Amendment Delayed Draw Loan Commitment”. The aggregate principal amount of the ~~First~~Fifth Amendment Delayed Draw Loan Commitments on the ~~First~~Fifth Amendment Effective Date is $~~1~~3,000,000,000.

“~~First~~Fifth Amendment Delayed Draw Loan Facility” shall mean the ~~First~~Fifth Amendment Delayed Draw Loan Commitments and the ~~First~~Fifth Amendment Delayed Draw Loans.

“ Fifth Amendment Delayed Draw Loan Lender” shall mean any Lender set forth on Schedule 2.01 under the heading “Fifth Amendment Delayed Draw Loan Lender”.

“~~First~~Fifth Amendment Delayed Draw Loans” shall mean the term loans made by the Lenders to the Borrower from time to time pursuant to Section 2.01(~~c~~d).

“Fifth Amendment Distribution Reserve Account” shall mean a securities or deposit account of the Borrower or any Subsidiary established with a nationally recognized account bank in consultation with (and acceptable to) the Lender Representative and designated as the “Fifth Amendment Distribution Reserve Account” in writing by the Borrower or any Subsidiary to the Lender Representative and the Administrative Agent.

“~~First~~Fifth Amendment Effective Date” shall mean~~s August~~September 29, 202~~4~~5.

“Fifth Amendment Funding Date GPU Amount” shall mean, as of any date of determination, the amount equal to the sum of:

(a) product of (i) 90% and (ii) the sum of the (A) Fifth Amendment Albatross Capital Expenditures less (B) the GPU Depreciated Amount with respect to such Fifth Amendment Albatross Capital Expenditures, in each case, as of such date of determination;

(b) product of (i) 75% and (ii) the sum of the (A) Fifth Amendment OpenAI Capital Expenditures less (B) the GPU Depreciated Amount with respect to such Fifth Amendment OpenAI Capital Expenditures, in each case, as of such date of determination;

provided that, solely for the purposes of calculating the Fifth Amendment Funding Date GPU Amount in respect of Section 4.03(o), clauses (a)(ii)(B) and (b)(ii)(B) of this definition shall not be applicable.

“Fifth Amendment GPU Non-Acceptance Distribution Amount” shall mean, on any Quarterly Payment Date or on any other date on which an applicable Restricted Payment pursuant to Section 6.06 is made and solely with respect to a Fifth Amendment GPU Non-Acceptance Distribution Event, the positive difference (if any) of (x) the aggregate amount of funds available as of such date in the Fifth Amendment Distribution Reserve Account directly attributable to the Fifth Amendment Customer subject to such Fifth Amendment GPU Non-Acceptance Distribution Event less (y) the Projected Contracted Cash Flows under the applicable Fifth Amendment Contract directly attributable to the GPU Clusters that are subject to such Fifth Amendment GPU Non-Acceptance Distribution Event.

“Fifth Amendment GPU Non-Acceptance Distribution Event” shall mean, on any Quarterly Payment Date prior to the second full Quarterly Payment Date to occur after the Fifth Amendment Commitment Termination Date (and solely with respect to any Fifth Amendment Customer), the occurrence of each of the following: (i) all GPU Clusters required under an applicable Fifth Amendment Contract with respect to such Fifth Amendment Fifth Amendment Customer have been Delivered and (ii) either (x) such Fifth Amendment Customer has failed to accept all such GPU Clusters with respect to such Fifth Amendment Contract within 90 days after the Delivery of the full amount of all such required GPU Clusters and/or (y) such IG Customer has not paid any invoices delivered to such Fifth Amendment Customer within 90 days after the date when such payment is due and payable under the terms of such invoice.

“Fifth Amendment GPU Non-Acceptance Event” shall mean, as of the date of any Fifth Amendment Credit Event and with respect to any Fifth Amendment Customer, the occurrence of each of the following: (a) all GPU Clusters required under any Fifth Amendment Contract with respect to such Fifth Amendment Customer have been Delivered and (b) either, (i) such Fifth Amendment Customer has failed to accept all such GPU Clusters with respect to such Fifth Amendment Contract within 90 days after the Delivery of the full amount of all such required GPU Clusters and/or (ii) such Fifth Amendment Customer has not paid any invoices delivered to such Fifth Amendment Customer within 90 days after the date when such payment is due and payable under the terms of such invoice.

“Fifth Amendment Initial Amortization Payment Date” shall have the meaning assigned to such term in Section 2.08(b).

“Fifth Amendment Initial Funding Date” shall mean the first dates on which Fifth Amendment Delayed Draw Loans are made and the conditions precedent set forth in Section 4.03 are satisfied or waived by the Administrative Agent (at the direction of the Fifth Amendment Required Lenders) on such date in accordance with the terms thereof.

“Fifth Amendment Liquidity Account” shall mean a securities or deposit account of the Borrower established with a nationally recognized account bank in consultation with (and acceptable to) the Lender Representative and designated as the “Fifth Amendment Liquidity Account” in writing by the Borrower to the Lender Representative and the Administrative Agent.

“Fifth Amendment Liquidity Cure Contribution” shall have the meaning assigned to such term in Section 6.13(a)(ii)(A).

“Fifth Amendment Liquidity Cure Deadline” shall have the meaning assigned to such term in Section 6.13(a)(ii)(A).

“Fifth Amendment Liquidity Cure Right” shall have the meaning assigned to such term in Section 6.13(a)(ii)(A).

“Fifth Amendment Liquidity Requirement” shall mean, as of any date of determination following the initial funding of Fifth Amendment Delayed Draw Loans the (a) amount of Unrestricted Cash of the Borrower held in the Fifth Amendment Liquidity Account (or, subject to Section 5.20(a) and solely prior to the establishment of the Fifth Amendment Liquidity Account, another Collateral Account) plus (b) undrawn amount of any Fifth Amendment Liquidity Reserve L/C shall be equal to or greater than the greater of (x) $10,000,000 and (y) 1.0% of the principal amount of the then-outstanding Fifth Amendment Delayed Draw Loans.

“Fifth Amendment Liquidity Reserve L/C” shall mean each irrevocable standby letter of credit in favor of the Collateral Agent for the benefit of the Secured Parties issued by an Acceptable Issuer in form, scope and substance satisfactory to the Fifth Amendment Required Lenders. Any such letter of credit (a) must be drawable prior to its stated maturity (i) in the event the Borrower fails to meet the Fifth Amendment Liquidity Requirement in accordance with this Agreement, (ii) it is not renewed or replaced at least thirty (30) days prior to its stated maturity date, (iii) the issuer thereof ceases to be an Acceptable Issuer and a replacement letter of credit has not been obtained from an Acceptable Issuer within the earlier of (A) thirty (30) days after such downgrade and (B) five (5) Business Days prior to its stated maturity date or (iv) if an Event of Default has occurred and is continuing, (b) must be non-recourse to the Borrower and (c) shall not otherwise constitute Indebtedness of the Borrower or be secured by a Lien on any of the property of the Borrower.

“Fifth Amendment Master Services Agreements” shall mean, individually or collectively, the Fifth Amendment Contracts, in each case, related to the Fifth Amendment Collateral.

“Fifth Amendment Minimum Cash Amount” shall have the meaning assigned to such term in Section 2.08(b).

“Fifth Amendment Minimum Funded Amount” shall have the meaning assigned to such term in Section 2.01(b).

“Fifth Amendment Obligations” shall mean all amounts owing to any of the Agents, any Lender or any other Secured Party pursuant to the terms of this Agreement or any other Loan Document or Erroneous Payment Subrogation Rights or pursuant to the terms of any Guarantee thereof, including, without limitation, with respect to any Fifth Amendment Delayed Draw Loan, together with the due and punctual performance of all other obligations of the Borrower and the Obligors under or pursuant to the terms of this Agreement or the other Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, other than the Existing Obligations.

“Fifth Amendment OpenAI Capital Expenditures” shall mean, as of any date of determination, the sum of (x) the aggregate purchase price of all Fifth Amendment OpenAI Infrastructure (limited to, solely in respect of each Used GPU Server constituting Fifth Amendment OpenAI Infrastructure, the Used GPU Server Purchase Price of each such Used GPU Server) (provided that the aggregate purchase price of Fifth Amendment OpenAI Infrastructure constituting ancillary hardware infrastructure included in clauses (x) and (y) of this definition shall not exceed 33% of the purchase price of the GPU Servers (or with respect to any Used GPU Servers, the aggregate Used GPU Server Purchase Price for all such Used GPU Servers) included in all Fifth Amendment OpenAI Infrastructure purchased by, or transferred to, the Borrower or any Obligor as of such date of determination and all installation costs incurred with respect to such Fifth Amendment OpenAI Infrastructure) (provided that the aggregate amount of such installation costs included in clauses (x) and (y) shall be equal to or less than the amount that is 2% of the aggregate purchase price of such Fifth Amendment OpenAI Infrastructure (or with respect to any Used GPU Servers constituting Fifth Amendment OpenAI Infrastructure, the aggregate Used GPU Server Purchase Price for all such Used GPU Servers)) and (y) without duplication of clause (x), any Capital Expenditures expected by the Borrower or any Obligor (in the Borrower’s reasonable discretion) to be funded in cash with respect to such Fifth Amendment OpenAI Infrastructure.

“Fifth Amendment OpenAI Contract” shall mean that certain CoreWeave Reserved Compute Instance Order Form #2 dated May 8, 2025 by and between CoreWeave, Inc. and OpenAI OpCo, LLC (including as amended by that certain Amendment No. 1 dated as of June 25, 2025).

“Fifth Amendment OpenAI Infrastructure” shall mean all infrastructure and other related components (including, without limitation, any GPU Servers, networking infrastructure and other hardware) to be used to provide Services with respect to the Fifth Amendment OpenAI Project.

“Fifth Amendment OpenAI Project” shall mean the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by the Borrower, any Obligor or its Subsidiaries pursuant to the Fifth Amendment OpenAI Contract.

“Fifth Amendment Operating Expenses” shall mean operating costs and expenses of the Borrower and its Subsidiaries and their other administrative, management and overhead costs and expenses (including (a) franchise and similar Taxes and other fees, Taxes and expenses required to maintain their corporate existence and any amounts related to any related to Tax penalties and examinations (but specifically excluding income and similar taxes), (b) indemnity payments in connection with their management and maintenance, (c) amounts relating to insurance (including the costs of premiums and deductibles and brokers’ expenses), (d) amounts related to obtaining and maintaining any Governmental Approvals and complying with the terms of any Material Project Contract and Data Center Leases/Licenses to which the Borrower or any of its Subsidiaries is a party and (e) legal, accounting, general administrative and other overhead costs and expenses and professional fees), in each case, solely with respect to the Fifth Amendment Collateral.

“Fifth Amendment Other Proceeds” shall mean (a) all Net Proceeds from any Disposition by the Borrower or any Subsidiary thereof of any Fifth Amendment Collateral and (b) all Net Proceeds from any Casualty Event with respect to Fifth Amendment Collateral; provided that “Fifth Amendment Other Proceeds” shall not include any Equity Proceeds.

“Fifth Amendment Other Proceeds Account” shall mean a securities or deposit account of the Borrower established with a nationally recognized account bank in consultation with (and acceptable to) the Lender Representative and designated as the “Fifth Amendment Other Proceeds Account” in writing by the Borrower to the Lender Representative and the Administrative Agent.

“Fifth Amendment Project” shall mean, collectively the (a) Fifth Amendment Albatross Project and (b) Fifth Amendment OpenAI Project.

“Fifth Amendment Required Lenders” shall mean, at any time, the consent of Fifth Amendment Delayed Draw Loan Lenders having Fifth Amendment Delayed Draw Loans and Fifth Amendment Delayed Draw Loan Commitments that, taken together, represent more than 50% of the sum of all Fifth Amendment Delayed Draw Loans and Fifth Amendment Delayed Draw Loan Commitments of the Fifth Amendment Delayed Draw Loan Lenders at such time.

“Fifth Amendment Transactions” shall mean, collectively, the transactions to occur on, prior to or immediately after the initial borrowing of Fifth Amendment Delayed Draw Loans, including (a) the execution and delivery of the Loan Documents and the initial borrowing of Fifth Amendment Delayed Draw Loans and (b) the payment of all fees and expenses owing in connection with the foregoing.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer, assistant treasurer, or controller of such Person.

“First Amendment to Collateral Agreement” shall mean that certain First Amendment to the Collateral Agreement, dated as of the Fifth Amendment Initial Funding Date, by and among the Borrower, the other Obligors party thereto and the Agent.

“First Amendment Delayed Draw Loan Commitment” shall mean, with respect to any Lender, the amount set forth on Schedule 2.01 under the heading “First Amendment Delayed Draw Loan Commitment”. The aggregate principal amount of the First Amendment Delayed Draw Loan Commitments ~~on~~as of the ~~First~~Fifth Amendment Effective Date is $~~100,000,000~~0.

“First Amendment Delayed Draw Loan Facility” shall mean the First Amendment Delayed Draw Loan Commitments and the First Amendment Delayed Draw Loans.

“First Amendment Delayed Draw Loans” shall mean the term loans made by the Lenders to the Borrower from time to time pursuant to Section 2.01(c).

“Floor” shall mean a rate of interest equal to 0.00%.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Obligor” shall mean each Obligor that is not a Domestic Obligor. Foreign Obligors may be organized, formed or incorporated in the United Kingdom, Sweden, Spain or such other jurisdiction consented to by the Lead Lenders.

“Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA) or arrangement that is not subject to US law and is maintained or contributed to by the Borrower or its Subsidiaries but excluding any employee benefit arrangement mandated by non-US law and maintained by a Governmental Authority.

“Foreign Plan Event” shall mean with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered; (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan; or (d) the existence of unfunded liabilities of the Borrower or any of its Subsidiaries in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority.

~~“Foreign Obligor” shall mean each Obligor that is not a Domestic Obligor. Foreign Obligors may be organized, formed or incorporated in the United Kingdom, Sweden, Spain or such other jurisdiction consented to by the Lead Lenders.~~

“Foreign Security Documents” shall mean each security agreement, guarantee agreement, Subsidiary Guarantee ~~A~~agreement, control agreement, Control Agreement, pledge agreement, debenture, charge or other similar agreements, in each case, in form and substance satisfactory to the Lead Lenders in their sole discretion, either (a) entered into by one or more Foreign Obligor in order to create, grant or perfect any security interest in the assets of such Foreign Obligor in favor of the Collateral Agent or (b) over the share capital of a Foreign Obligor to secure the Obligations and, in each case, and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing, the Collateral and Guarantee Requirement, Section 5.10, Section 5.20 or Section 5.23.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funding Date GPU Amount” shall mean, as of any date of determination, the amount equal to the sum of:

(a) The product of (x) 90% and (y) the sum of (i) IG Capital Expenditures less (ii) the GPU Depreciated Amount with respect to such IG Capital Expenditures, in each case, as of such date of determination (the “IG Funding Date GPU Amount”) and

(b) The product of (x) 60% and (y) the sum of (i) Non-IG Capital Expenditures less (ii) the GPU Depreciated Amount with respect to such Non-IG Capital Expenditures, in each case, as of such date of determination (the “Non-IG Funding Date GPU Amount”).

“GAAP” shall have the meaning assigned to such term in Section 1.02(b).

“General Accounts” shall mean any deposit accounts or securities accounts of the Borrower or its Subsidiaries, other than the Available Cash Account, the Distribution Reserve Account ~~and~~, the Other Proceeds Account, the Fifth Amendment Available Cash Account, the Fifth Amendment Distribution Reserve Account and the Fifth Amendment Other Proceeds Account.

“Governmental Approvals” shall have the meaning assigned to such term in Section 3.08(c).

“Governmental Authority” shall mean any federal, state, provincial, local, or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“GPU Clusters” shall mean all GPU clusters necessary for the Borrower and the Obligors to provide Services with respect to an IG Contract or Non-IG Contract.

“GPU Depreciated Amount” shall mean, as of any date of determination, the aggregate amount of depreciation applicable to Infrastructure calculated in good faith by the Calculation Agent and the Borrower in accordance with Schedule 2.03 on a straight-line basis in accordance with GAAP assuming a useful life of six (6) years. For the avoidance of doubt, depreciation with respect to the “GPU Depreciated Amount” shall be calculated based on the ordinary course practices or conventions of the Borrower and the Obligors, including the utilization of a “half-month convention method” (for example, if the date with respect to which Infrastructure is placed in service is (x) on or before the fifteenth (15th) day of a calendar month, a full month depreciation will be taken and (y) after the fifteenth (15th) day of a calendar month, depreciation applicable to such Infrastructure will be effected beginning with the immediately following calendar month).

“GPU Depreciation Amount Spreadsheet” shall mean the spreadsheet of depreciation applicable to the Infrastructure calculated in accordance with Schedule 2.03 as such Schedule 2.03 is updated from time to time as necessary.

“GPU Level Reporting” shall have the meaning assigned to such term in Section 5.22.

“GPU Obligor” shall mean a Person that owns GPU Servers, Fifth Amendment Collateral or any other assets to the extent such Person is identified on Schedule 5.23(d), and with respect to any such Person that is designated as a GPU Obligor pursuant to Section 5.23 of this Agreement after the Fifth Amendment Effective Date, as consented to by the Lead Lenders.

“GPU Server Disruption” shall mean the occurrence of an event or circumstance, the result of which could be reasonably expected to materially delay the delivery of GPU Servers and their ancillary components (including networking infrastructure) required with respect to the Project such that it could be reasonably expected to cause the Borrower or the Obligors not to be able to comply with the terms of the Master Services Agreements.

“GPU Servers” shall mean any graphics processing units servers and ancillary components, including networking infrastructure, purchased by, or transferred to, the Borrower or the Obligors in connection with the Project and which are new, unused or used (and in the case of used GPU Servers, solely to the extent ~~previously~~(a) such GPU Servers were used in connection with a Master Services Agreement with respect to which the Borrower or any Obligor has been assigned or transferred rights and obligations thereunder or (b) such GPU Servers consist of Used GPU Servers that provide Services pursuant to the Fifth Amendment OpenAI Contract that have been (x) identified in writing (including by e-mail) by the Borrower to the Agent and the Lead Lenders on or prior to the Fifth Amendment Initial Funding Date and (y) consented to by the Lead Lenders) prior to their purchase or transfer to the Borrower or any of the Obligors only in connection with the Project.

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the date hereof or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes and hazardous or toxic materials or substances, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials or polychlorinated biphenyls, in each case subject to regulation due to their dangerous or deleterious properties or characteristics pursuant to, or which give rise to liability under, any Environmental Law.

“IG Capital Expenditure” shall mean, as of any date of determination, the sum of (x) the aggregate purchase price of all IG Infrastructure (provided that the aggregate purchase price of IG Infrastructure constituting ancillary hardware infrastructure included in clause (x) and (y) of this definition shall not exceed 33% of the purchase price of the GPU Servers included in all IG Infrastructure) purchased by, or transferred to, the Borrower or any Obligor as of such date of determination and all installation costs incurred with respect to such IG Infrastructure (provided that the aggregate amount of such installation costs included in clause (x) and (y) shall be equal to or less than the amount that is 2% of the aggregate purchase price of such IG Infrastructure) and (y) without duplication of clause (x), any Capital Expenditures expected by the Borrower or any Obligor (in the Borrower’s reasonable discretion) to be funded in cash with respect to such IG Infrastructure.

“IG Contract Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) the total Projected Contracted Cash Flows with respect to each Existing Master Services Agreement related to an IG Contract as of such date of determination to (b) IG Debt Service, in each case, as of such date of determination. Notwithstanding anything to the contrary, for the purposes of calculating the IG Contract Coverage Ratio after the Initial Amortization Payment Date, it is agreed and understood that the payments required to be made under Section 2.08 shall be deemed to have been made with respect to each Quarterly Payment Date on such Quarterly Payment Date (whether or not such payments were actually made on such Quarterly Payment Date), except that, for the avoidance of doubt, such assumption does not relieve the Borrower from making the payments required to be made pursuant to Section 2.08 and failure to make such payments shall result in an Event of Default pursuant to the terms set forth in this Agreement.

“IG Contracts” shall mean ~~any agreement~~an Eligible Contract entered into between (a) the Borrower or any Obligor thereof and an IG Customer or (b) Parent (or its Affiliates) and an IG Customer to the extent such agreement is transferred or assigned to the Borrower or its Subsidiaries, in either case, for the provision of Services ~~that satisfies the Eligibility Criteria~~ (and with respect to which, no GPU Cluster (except with respect to GPU Clusters consisting of Excluded GPU Servers) specifically reserved for such IG Contract is being used to provide Services to a contract covered under a Master Services Agreement that is not part of the Collateral); provided that IG Contracts shall be deemed to exclude Fifth Amendment Master Services Agreement, Fifth Amendment Additional Services Agreements and Fifth Amendment Contracts.

“IG Customer” shall mean, as of any date of determination, the Eligible Counterparty to an agreement entered with the Borrower or any of its Subsidiaries for the provision of Services to the extent that such counterparty has (a) a corporate credit rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P or (b) delivered, to the Borrower or such Subsidiary, a full and unconditional guaranty of such counterparty’s payment obligations under such agreement by a parent entity of such counterparty that satisfies the requirements included in the immediately preceding clause (a).

“IG Debt Service” shall mean~~s~~, as of any date of determination, the sum of all scheduled cash interest and scheduled principal payments, in each case, due and payable by the Borrower with respect to all outstanding IG Loans and Specified IG Loans as of such date of determination until the maturity or acceleration of the Facility. For the avoidance of doubt, IG Debt Service shall not include (i) any principal (other than, for the avoidance of doubt, principal payments expressly required to be paid pursuant to Section 2.08) or interest due and payable with respect to any voluntary or mandatory prepayments pursuant to the Loan Documents and (ii) any scheduled bullet payment required to be paid on the Term Maturity Date.

“IG Funding Date GPU Amount” has the meaning assigned to it under the definition of Funding Date GPU Amount. Notwithstanding anything to the contrary, for the purposes of calculating the IG Funding Date GPU Amount after the Initial Amortization Payment Date, it is agreed and understood that the payments required to be made under Section 2.08 shall be deemed to have been made with respect to each Quarterly Payment Date on such Quarterly Payment Date (whether or not such payments were actually made on such Quarterly Payment Date), except that, for the avoidance of doubt, such assumption does not relieve the Borrower from making the payments required to be made pursuant to Section 2.08 and failure to make such payments shall result in an Event of Default pursuant to the terms set forth in this Agreement.

“IG GPU Non-Acceptance Distribution Amount” shall mean, on any Quarterly Payment Date or on any other date on which an applicable Restricted Payment pursuant to Section 6.06 is made and solely with respect to an IG GPU Non-Acceptance Event, the positive difference (if any) of (x) the aggregate amount of funds available as of such date in the Distribution Reserve Account directly attributable to the IG Customer subject to such IG GPU Non-Acceptance Event less (y) the Projected Contracted Cash Flows under the applicable IG Contract directly attributable to the GPU Clusters that are subject to such IG GPU Non-Acceptance Event.

“IG GPU Non-Acceptance Event” shall mean, on any Quarterly Payment Date prior to the second full Quarterly Payment Date to occur after the Fifth Amendment Commitment Termination Date (and solely with respect to any IG Customer), the occurrence of each of the following: (i) all GPU Clusters required under an applicable IG Contract with respect to such IG Customer have been Delivered and (ii) either (x) such IG Customer has failed to accept all such GPU Clusters with respect to such IG Contract within 90 days after the Delivery of the full amount of all such required GPU Clusters and/or (y) such IG Customer has not paid any invoices delivered to such IG Customer within 90 days after the date when such payment is due and payable under the terms of such invoice.

“IG Infrastructure” shall mean all infrastructure and other related components (including, without limitation, any GPU Servers, networking infrastructure or other hardware) to be used to provide Services with respect to an applicable IG Project.

“IG Loan” shall mean, as of the last day of any Interest Period, any Delayed Draw Loan incurred to finance any IG Capital Expenditure; provided that, an “IG Loan” shall not be deemed to include any Specified IG Loans.

“IG Project” shall mean the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by the Borrower or its Subsidiaries pursuant to an IG Contract.

“IG Status Change” shall have the meaning assigned to such term in Section 1.10.

“Incremental Cap” shall mean, as of the Fifth Amendment Effective Date, $0.

“Incremental ~~Cap~~Commitment” shall mean ~~$1,840,000,000, less the aggregate principal amount of all~~Commitments for the Incremental Facilities. The Incremental Commitments as of the Fifth Amendment Effective Date are $0.

“Incremental Facility” shall have the meaning assigned to such term in ~~Section  2.22(a)~~this Agreement as in effect immediately prior to the Fifth Amendment Effective Date.

~~“Incremental Facility Amendment” shall mean an agreement in form and substance reasonably satisfactory to the Administrative Agent, the Borrower and the relevant lenders providing the applicable Incremental Facility containing the terms of any Incremental Facility incurred pursuant to Section 2.22.~~

“Incremental Facility Sunset Date” shall mean the earlier of (a) May 24, 2024 and (b) the day that the aggregate principal amount of Incremental Facilities is equal to the Incremental Cap.

~~“Incremental Lender” shall have the meaning assigned to such term in Section 2.22(a).~~

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than (i) trade liabilities and other liabilities incurred in the ordinary course of business maturing within 90 days of the incurrence thereof and (ii) earnouts), (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person and (g) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit and (ii) in respect of banker’s acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indemnified Liabilities” shall have the meaning assigned to such term in Section 8.12.

“Indemnified Taxes” shall mean (a) Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower or its Subsidiaries under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes, other than, in the case of clauses (a) and (b), Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Infrastructure” shall mean, collectively, the (1) IG Infrastructure and (2) Non-IG Infrastructure.

“Initial Amortization Payment Date” shall have the meaning assigned to such term in Section 2.08(a).

“Initial Delayed Draw Loan Commitment” shall mean, with respect to any Lender, the amount set forth on Schedule 2.01 under the heading “Delayed Draw Loan Commitment”. The aggregate principal amount of the Delayed Draw Loan Commitments ~~on~~as of the Fifth Amendment Effective ~~d~~Date ~~hereof~~ is $~~5,660,000,000~~0.

“Initial Delayed Draw Loans” shall mean the term loans made by the Lenders to the Borrower from time to time pursuant to Section 2.01(a).

“Intellectual Property Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Intercompany Services Agreement” shall mean the Intercompany Services Agreement entered into on or prior to the Closing Date between the Borrower and the Parent, as amended from time to time with the prior consent of the Lead Lenders.

“Interest Period” shall mean, for any Term SOFR Loan or Borrowing, the period commencing on the date of such Term SOFR Loan or Borrowing or, in the case of a Loan converted from a Base Rate Loan to a Term SOFR Loan, on the effective date of the conversion of such Loan and, thereafter, commencing on the last day of the immediately preceding Interest Period applicable to such Term SOFR Loan and ending on the date three months thereafter, as set forth in the relevant Borrowing Request or conversion notice (as the case may be); provided that (a) (i) if any Interest Period for a Term SOFR Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (b) if any Interest Period for a Term SOFR Loan would end on a day following the Term Maturity Date applicable to such Loan, such Interest Period shall be deemed to end on the Term Maturity Date applicable to such Loan.

“Investment” shall mean, for any Person, to (a) purchase or acquire any Equity Interests or the Indebtedness of another Person, (b) make any loans, advances or capital contribution to another Person (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries) and (c) purchase or acquire (in one or a series of related transactions) all or substantially all of the property or business of another Person or assets constituting a business unit, line of business or division of such other Person. For purposes of covenant compliance, the amount of any Investment at any time shall be (i) the amount actually invested (measured at the time when made) minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital and any payment of principal received in respect of such Investment. For purposes of clarity, Investments shall exclude any investments made with amounts on deposit in any General Account.

“IOSCO Principles” shall have the meaning shall have the meaning assigned to it in Section 2.21(d).

“ISDA CDS Definitions” shall have the meaning assigned to such term in Section 9.08.

“Laws” shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lead Lenders” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. ~~.~~

“Lender” shall mean each Person listed on Schedule 2.01 that has a Commitment or holds outstanding Loans and any other Person that becomes a party hereto pursuant to an Assignment and Acceptance (or an Affiliated Lender Assignment and Acceptance), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance; provided that, for the purposes of Sections 2.20(a)-(d), in each case, “Lender” or “Lenders” shall be deemed to exclude the Fifth Amendment Delayed Draw Loan Lenders.

“Lender Representative” shall mean Blackstone or an Affiliate of Blackstone designated by Blackstone in writing to the Administrative Agent, the Collateral Agent and the Borrower, or any successor upon the resignation of the Lender Representative designated from time to time by the Required Lenders (excluding, for such purpose only, the existing Lender Representative) and the Borrower in writing to the Administrative Agent and the Collateral Agent; provided that (a) in the event that Blackstone or any of its Affiliates acquires, directly or indirectly, more than 10.0% of any Equity Interests in the Parent, or any options, warrants, calls or other rights in the ownership of the Parent or (b) Blackstone and its Affiliates, collectively, hold less than 50% of the Loans and Commitments held by Blackstone and its Affiliates as of the Closing Date, the Required Lenders (excluding, for such purpose only, the existing Lender Representative) and the Borrower may replace Blackstone or its Affiliate as Lender Representative (it being understood that, until the Required Lenders and the Borrower reach mutual agreement as to the Lender Representative, any decisions of the Lender Representative under this Agreement or any other Loan Document shall be made by the Required Lenders (excluding the Lender Representative)). Each person acting as the “Lender Representative” shall use commercially reasonable efforts to inform the other Lenders hereunder of any information received or consent provided by such person in its capacity as “Lender Representative”.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge, or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Liquidity Account” shall mean a securities or deposit account of the Borrower established with a nationally recognized account bank in consultation with (and acceptable to) the Lender Representative and designated as the “Liquidity Account” in writing by the Borrower to the Lender Representative and the Administrative Agent.

“Liquidity Cure Contribution” shall have the meaning assigned to such term in Section 6.12(d)(ii)(A).

“Liquidity Cure Deadline” shall have the meaning assigned to such term in Section 6.12(d)(ii)(A).

“Liquidity Cure Right” shall have the meaning assigned to such term in Section 6.12(d)(ii)(A).

“Liquidity Requirement” shall mean, as of any date of determination following the initial funding of Delayed Draw Loans the (a) amount of Unrestricted Cash of the Borrower held in the Liquidity Account plus (b) undrawn amount of any Liquidity Reserve L/C shall be equal to or greater than 2.0% of the principal amount of the then-outstanding Loans (provided that, following the earlier to occur of (i) a Qualified IPO and (ii) the Loan Balance Trigger Event, the Liquidity Requirement shall not be less than the greater of (x) $25,000,000 and (y) 1.0% of the principal amount of the then-outstanding Loans).

“Liquidity Reserve L/C” shall mean each irrevocable standby letter of credit in favor of the Collateral Agent for the benefit of the Secured Parties issued by an Acceptable Issuer in form, scope and substance satisfactory to the Existing Required Lenders. Any such letter of credit (a) must be drawable prior to its stated maturity (i) in the event the Borrower fails to meet the Liquidity Requirement in accordance with this Agreement, (ii) it is not renewed or replaced at least thirty (30) days prior to its stated maturity date, (iii) the issuer thereof ceases to be an Acceptable Issuer and a replacement letter of credit has not been obtained from an Acceptable Issuer within the earlier of (A) thirty (30) days after such downgrade and (B) five (5) Business Days prior to its stated maturity date or (iv) if an Event of Default has occurred and is continuing, (b) must be non-recourse to the Borrower and (c) shall not otherwise constitute Indebtedness of the Borrower or be secured by a Lien on any of the property of the Borrower.

“Loan Balance Trigger Event” shall have the meaning assigned to such term in the Parent Guarantee and Pledge Agreement.

“Loan Documents” shall mean (a) this Agreement, (b) the Security Documents, (c) any promissory note issued under Section 2.07(d), (d) the Agent Fee Letter and (e) each other document entered into in connection with ~~the~~any Facility or the Fifth Amendment Delayed Draw Loan Facilit~~ies~~y or otherwise designated as a Loan Document by the Borrower and the Lender Representative and delivered to the Administrative Agent.

“Loans” shall mean (a) the Delayed Draw Loans~~.~~ and (b) the Fifth Amendment Delayed Draw Loans; provided that, for the purposes of (i) the definition of “Liquidity Requirement”, (ii) Section 2.08(a) and (iii) Section 2.20(c)(i), in each case, “Loans” shall be deemed to exclude the Fifth Amendment Delayed Draw Loans.

“Magnetar” shall mean Magnetar Financial LLC.

“Make-Whole Amount” shall mean a cash amount equal to the present value of interest then accruing pursuant to Section 2.11 on the principal amount of the Loans to be prepaid from the date of such prepayment, repayments or acceleration through the date that, with respect to the (x) Loans other than Fifth Amendment Delayed Draw Loans, is thirty (30) months after the Commitment Termination Date and (y) Fifth Amendment Delayed Draw Loans, is thirty (30) months after the Fifth Amendment Commitment Termination Date, in each case, such present value to be computed using a discount rate equal to the Treasury Rate plus 50 basis points discounted to the prepayment, repayment or acceleration date applied on the same periodic basis as that on which interest on the Loans is payable (assuming a 360-day year consisting of twelve 30-day months). For the avoidance of doubt, (a) with respect to the Delayed Draw Loans, after the date that is thirty (30) months after the Commitment Termination Date, the Make-Whole Amount shall be zero (0) and (b) with respect to the Fifth Amendment Delayed Draw Loans, after the date that is thirty (30) months after the Fifth Amendment Commitment Termination Date, the Make-Whole Amount shall be zero (0).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Master Services Agreements” shall mean, ~~individually or~~ collectively, ~~the (x) IG Contracts and (y) Non-IG Contracts.~~(a) the Existing Master Services Agreements and/or (b) the Fifth Amendment Master Services Agreements, as the context may require; provided that, for the purposes of Section 6.12(f), “Master Services Agreements” shall be deemed to exclude the Fifth Amendment Master Services Agreements.

“Material Adverse Effect” shall mean any event or circumstance arising in respect of the Borrower and its Subsidiaries or, solely with respect to any event or circumstance affecting the Borrower and its Subsidiaries that has had (a) a material adverse effect on the business, operations, properties, assets or financial condition of the Borrower and its Subsidiaries, (b) a material adverse effect on the ability of the Borrower and its Subsidiaries to fully and timely perform its payment obligations under the Loan Documents, or (c) a material impairment of the validity or enforceability of, the material rights, remedies or benefits available to the Lenders, the Administrative Agent or the Collateral Agent under, any Loan Document.

“Material Indebtedness” shall mean, with respect to the Borrower, its Subsidiaries or the Parent, any Indebtedness (excluding the Loans and, for avoidance of doubt, undrawn letters of credit and performance bonds) of the Borrower, its Subsidiaries or the Parent, as applicable, in an aggregate principal amount exceeding (a) with respect to any Indebtedness of the Borrower or its Subsidiaries, $15,000,000 and (b) with respect to any Indebtedness of the Parent, (x) prior to the Loan Balance Trigger Date (as defined in the Parent Guarantee and Pledge Agreement) $15,000,000 or (y) following the Loan Balance Trigger Date, the greater of $150,000,000 and thirty percent (30%) of Consolidated EBITDA (as defined in the Parent Guarantee and Pledge Agreement).

“Material Intellectual Property” shall mean any intellectual property that is material to the operation of the business of the Borrower and its Subsidiaries after giving effect to any designation, transfer or exclusive license.

“Material Project Contracts” shall mean (a) the Master Services Agreements, (b) the Intercompany Services Agreement, (c) the assignment agreements with respect to each Master Services Agreement between the Parent, the Borrower and the Subsidiaries of the Borrower and (d) any other agreement designated as a “Material Project Contract” by the Borrower and the Lender Representative.

“Maximum Non-IG Collateral Ratio” shall mean, as of any date of determination, the ratio of (i) the sum of (A) the sum of (x) the aggregate purchase price of all Non-IG Infrastructure (provided that the aggregate purchase price of such Non-IG Infrastructure constituting ancillary hardware infrastructure included in clauses (i)(A)(x) and (ii)(A)(y) of this definition shall not exceed 33% of the purchase price of the GPU Servers included in all Non-IG Infrastructure) purchased by, or transferred to, the Borrower as of such date of determination and all installation costs incurred with respect to such Non-IG Infrastructure (provided that the aggregate amount of such installation costs included in clauses (i)(A)(x) and (ii)(A)(y) shall be equal to or less than the amount that is 2% of the aggregate purchase price of the GPU Servers for all Non-IG Projects) minus (B) the GPU Depreciated Amount with respect to such Non-IG Infrastructure, in each case, as of such date of determination to (ii)(A) the sum of (x) all Infrastructure purchased by, or transferred to, the Borrower and (y) and all installation costs incurred with respect to such Infrastructure (not to exceed the amount permitted to be added pursuant to the definition of IG Capital Expenditure and Non-IG Capital Expenditure (as applicable)) minus (B) the GPU Depreciated Amount with respect to such Infrastructure, in each case, as of such date of determination.

“Maximum Non-IG Revenue Ratio” shall mean~~s~~, as of any date of determination, the ratio of (i) the Projected Contracted Cash Flows with respect to the Non-IG Contracts and (ii) the Projected Contracted Cash Flows with respect to all Existing Master Services Agreements.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“ Minimum Cash Amount” shall have the meaning assigned to such term in Section 2.08(a).

“Minimum Funded Amount” shall mean $6,100,000,000.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, its Subsidiaries or ERISA Affiliate makes or is obligated to make contributions, or during the five preceding calendar years, has made or been obligated to make contributions.

“Net Proceeds” shall mean

(a) with respect to any Disposition or a Permitted Takeout by the Borrower, 100% of the cash proceeds actually received by the Borrower (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable) in connection with such Disposition or Permitted Takeout, as applicable minus (i) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts of any Indebtedness that is secured by such asset and that is required to be repaid in connection with such Disposition or Permitted Takeout (other than pursuant hereto) or (B) any other required payments of other obligations relating to the Disposition or Permitted Takeout, in each case, with the proceeds thereof, (ii) the reasonable or customary out-of-pocket fees and expenses incurred by the Borrower (including attorneys’ fees, accountants’ fees, investment banking fees, real property related fees, sales commissions, transfer taxes and charges and brokerage and consultant fees), (iii) all Taxes required to be paid or accrued or reasonably estimated to be required to be paid or accrued by any Parent Company, the Borrower’s direct or indirect equity owners or the Borrower as a result thereof, in each case to the extent attributable to the Borrower (including, for the avoidance of doubt, Permitted Tax Distributions, and including, in respect of any proceeds received by any Foreign Subsidiary or subsidiary thereof in connection with such Disposition or Permitted Takeout, any Taxes that are or would be payable if such proceeds were repatriated to the United States, regardless of whether such proceeds are actually repatriated), and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities related to any of the applicable assets or retained by the Borrower, including liabilities related to environmental matters or against any indemnification obligations; and

(b) with respect to any Casualty Event, 100% of the cash proceeds actually received by the Borrower in connection therewith (including casualty insurance settlements and condemnation awards, but only as and when received) minus (i) the reasonable or customary out-of-pocket fees and expenses incurred by the Borrower (including attorneys’ fees, accountants’ fees, investment banking fees, real property related fees, sales commissions, transfer taxes and charges and brokerage and consultant fees) in connection therewith and (ii) all Taxes required to be paid or accrued or reasonably estimated to be required to be paid or accrued by any Parent Company, the Borrower’s direct or indirect equity owners, the Borrower or any of its Affiliates as a result thereof, in each case, to the extent attributable to the Borrower (including, for the avoidance of doubt, Permitted Tax Distributions, and including, in respect of any proceeds received by any Foreign Subsidiary or subsidiary thereof in connection with such Casualty Event, any Taxes that are or would be payable if such proceeds were repatriated to the United States, regardless of whether such proceeds are actually repatriated).

“Net Short Lender” shall have the meaning assigned to such term in Section 9.08.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.17(c).

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Non-IG Capital Expenditure” shall mean, as of any date of determination, the sum of (x) the aggregate purchase price of all Non-IG Infrastructure (provided that the aggregate purchase price of such Non-IG Infrastructure constituting ancillary hardware infrastructure included in clause (x) and (y) of this definition shall not exceed 33% of the purchase price of GPU Servers included in all Non-IG Infrastructure) purchased by, or transferred to, the Borrower or any of the Obligors as of such date of determination and all installation costs incurred with respect to such Non-IG Infrastructure (provided that the aggregate amount of such installation costs included in clause (x) and (y) shall be equal to or less than the amount that is 2% of the aggregate purchase price of GPU Servers included in all Non-IG Infrastructure) and (y) without duplication of clause (x), any Capital Expenditures expected by the Borrower or any Obligor (in the Borrower’s reasonable discretion) to be funded in cash with respect to such Non-IG Infrastructure.

~~“Non-IG Contract Requirements” shall mean, with respect to any agreement entered into by and between the Borrower or any Subsidiary of the Borrower and an Eligible Public Non-IG Customer or Eligible Private Non-IG Customer for the provision of Services, (a) after giving effect to such agreement, (1) the Maximum Non-IG Collateral Ratio shall not be greater than 0.35:1.00 and (2) the Maximum Non-IG Revenue Ratio shall not be greater than 0.35:1.00 and (b) the agreement satisfies all Eligibility Criteria; provided that, the Eligibility Criteria shall not be required to be satisfied with respect to any agreement (an “Excluded Contract”) in connection with the funding of a Loan in an amount of less than $75,000,000 (provided, that the aggregate amounts of Loans outstanding in respect of Non-IG Contracts constituting Excluded Contracts exception shall not exceed at any time an amount equal to $350,000,000); provided, further, that the Lender Representative (or, to the extent that Blackstone, together with the Lead Lenders and their Affiliates, hold less than 25% of the aggregate Commitments and outstanding Loans, the Required Lenders) may, in its sole discretion, deem any Non-IG Customer that does not otherwise satisfy all of the Eligibility Criteria to be in compliance with such requirements and thus deemed a Non-IG Customer for purposes hereof.~~

“Non-IG Contract Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) the total Projected Contracted Cash Flows with respect to each Existing Master Services Agreement related to a Non-IG Contract as of such date of determination to (b) Non-IG Debt Service as of such date of determination. Notwithstanding anything to the contrary, for the purposes of calculating the Non-IG Contract Coverage Ratio after the Initial Amortization Payment Date, it is agreed and understood that the payments required to be made under Section 2.08 shall be deemed to have been made with respect to each Quarterly Payment Date on such Quarterly Payment Date (whether or not such payments were actually made on such Quarterly Payment Date), except that, for the avoidance of doubt, such assumption does not relieve the Borrower from making the payments required to be made pursuant to Section 2.08 and failure to make such payments shall result in an Event of Default pursuant to the terms set forth in this Agreement.

“Non-IG Contracts” shall mean, as of any date of determination, ~~any agreement~~an Eligible Contract (a) that is (i) entered into by and among the Borrower or any Subsidiary of the Borrower and a customer (excluding an IG Customer) or (ii) transferred or assigned to the Borrower or any of its Subsidiaries, in either case, for the provision of Services ~~and (b) satisfies the Non-IG Contract Requirements~~ (and with respect to which, no GPU Cluster ~~specifically~~(except with respect to GPU Clusters consisting of Excluded GPU Servers) specifically reserved for such Non-IG Contract is being used to provide Services to a contract covered under a Master Services Agreement that is not part of the Collateral); provided that Non-IG Contracts shall be deemed to exclude Fifth Amendment Master Services Agreement, Fifth Amendment Additional Services Agreements and Fifth Amendment Contracts.

“Non-IG Customer” shall mean, as of any date of determination, the Eligible Counterparty (excluding any IG Customers as of such date of determination) to an agreement entered into with, or transferred or assigned to, the Borrower or any of its Subsidiaries for the provision of Services.

“Non-IG Debt Service” shall mean~~s~~, as of any date of determination, the sum of all scheduled cash interest and scheduled principal payments, in each case, due and payable by the Borrower with respect to all outstanding Non-IG Loans as of such date of determination until the maturity or acceleration of the Facility. For the avoidance of doubt, Non-IG Debt Service shall not include (i) any principal (other than, for the avoidance of doubt, principal payments expressly required to be paid pursuant to Section 2.08) or interest due and payable with respect to any voluntary or mandatory prepayments pursuant to the Loan Documents and (ii) any scheduled bullet payment required to be paid on the Term Maturity Date.

“Non-IG Funding Date GPU Amount” has the meaning assigned to it under the definition of Funding Date GPU Amount. Notwithstanding anything to the contrary, for the purposes of calculating the Non-IG Funding Date GPU Amount after the Initial Amortization Payment Date, it is agreed and understood that the payments required to be made under Section 2.08 shall be deemed to have been made with respect to each Quarterly Payment Date on such Quarterly Payment Date (whether or not such payments were actually made on such Quarterly Payment Date), except that, for the avoidance of doubt, such assumption does not relieve the Borrower from making the payments required to be made pursuant to Section 2.08 and failure to make such payments shall result in an Event of Default pursuant to the terms set forth in this Agreement.

“Non-IG GPU Non-Acceptance Event” shall mean, as of the date of any Credit Event and with respect to any Non-IG Customer, the occurrence of each of the following: (a) all GPU Clusters required under an applicable Non-IG Contract with respect to such Non-IG Customer have been Delivered and (b) either, (i) such Non-IG Customer has failed to accept all such GPU Clusters with respect to such Non-IG Contract within 90 days after the Delivery of the full amount of all such required GPU Clusters and/or (ii) such Non- IG Customer has not paid any invoices delivered to such Non-IG Customer within 90 days after the date when such payment is due and payable under the terms of such invoice.

“Non-IG Infrastructure” shall mean all infrastructure and other related components (including, without limitation, any GPU Servers, networking infrastructure or other hardware) to be used to provide Services with respect to an applicable Non-IG Project.

“Non-IG Loan” shall mean, as of the last day of any Interest Period, any Delayed Draw Loan incurred to finance any Non-IG Capital Expenditure.

“Non-IG Project” shall mean the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by the Borrower or any of its Subsidiaries pursuant to a Non-IG Contract.

~~“Obligations” shall mean all amounts owing to any of the Agents, any Lender or any other Secured Party pursuant to the terms of this Agreement or any other Loan Document or Erroneous Payment Subrogation Rights or pursuant to the terms of any Guarantee thereof, including, without limitation, with respect to any Loan, together with the due and punctual performance of all other obligations of the Borrower and the Obligors under or pursuant to the terms of this Agreement or the other Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.~~

“Obligations ” shall mean, collectively, (a) the Existing Obligations and (b) the Fifth Amendment Obligations; provided that, for the purposes of Section 2.20, “Obligations” shall be deemed to exclude the Fifth Amendment Obligations.

“Obligors” shall mean~~s~~, collectively, on and after the Second Amendment Effective Date, any Subsidiary of the Borrower that becomes an Obligor in accordance with Section 5.23 hereof. For the avoidance of doubt, all Subsidiaries of the Borrower shall become Obligors under this Agreement pursuant to Section 5.23. It is agreed and understood that~~,~~ notwithstanding the requirements of Section 5.23, the Specified ~~Foreign Entities~~Interim Obligors shall be deemed to be Obligors for all purposes hereunder on and prior to the Specified Interim Obligors End Date.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Operating Expenses” shall mean operating costs and expenses of the Borrower and its Subsidiaries and their other administrative, management and overhead costs and expenses (including (a) franchise and similar Taxes and other fees, Taxes and expenses required to maintain their corporate existence and any amounts related to any related to Tax penalties and examinations (but specifically excluding income and similar taxes), (b) indemnity payments in connection with their management and maintenance, (c) amounts relating to insurance (including the costs of premiums and deductibles and brokers’ expenses), (d) amounts related to obtaining and maintaining any Governmental Approvals and complying with the terms of any Material Project Contract and Data Center Leases/Licenses to which the Borrower or any of its Subsidiaries is a party and (e) legal, accounting, general administrative and other overhead costs and expenses and professional fees), in each case, solely with respect to the Existing Collateral.

“Other Connection Taxes” shall mean, with respect to any Agent or Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or its Subsidiaries hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Proceeds” shall mean (a) all Net Proceeds from any Disposition by the Borrower or any Subsidiary thereof of any Existing Collateral and (b) all Net Proceeds from any Casualty Event with respect to Existing Collateral; provided that “Other Proceeds” shall not include any Equity Proceeds.

“Other Proceeds Account” shall mean a securities or deposit account of the Borrower established with a nationally recognized account bank in consultation with (and acceptable to) the Lender Representative and designated as the “Other Proceeds Account” in writing by the Borrower to the Lender Representative and the Administrative Agent.

“Other Services” shall mean, as of any date, the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions provided to a customer and such customer’s end users.

“Other Taxes” shall mean any and all present or future stamp, court, recording, filing, documentary or similar Taxes or any other similar excise or property Taxes, intangible Taxes, charges or levies arising from any payment made under, or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Parent” shall mean CoreWeave, Inc., a Delaware corporation.

“Parent Company” shall mean the Parent and any other Person that is a direct or indirect parent company (which may be organized, among other things, as a partnership), including any managing member, of the Borrower.

“Parent Guarantee and Pledge Agreement” shall mean that certain Parent Guarantee and Pledge Agreement, dated as of the date hereof, by and among Parent and the Collateral Agent, as may be amended from time to time with the consent of the Required Lenders.

“Participant” shall have the meaning assigned to such term in Section 9.04(b)(vi).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(b)(vi).

“Participating Member States” shall mean any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, Title III of Public Law 107-56 (signed into law on October 26, 2001).

“Payment in Full” shall mean (a) the Commitments have been terminated and (b) the principal of and interest on each Loan and all other expenses or amounts payable under any Loan Document shall have been paid in cash in full other than contingent obligations for which no claim has been made.

“Payment or Bankruptcy Event of Default” shall mean an Event of Default as defined in Sections 7.01(b), 7.01(c), 7.01(h) or 7.01(i).

“Payment Recipient” shall have the meaning assigned to it in Section 9.26(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Periodic Term SOFR Determination Day” shall have the meaning assigned to it in the definition of “Term SOFR”.

“Permitted Holders” shall mean any holder of Equity Interests of the Parent as of the date hereof and any additional Person who becomes a holder of Equity Interests of the Parent as part of one or more offering process(es) on or prior to October 1, 2024; provided that the holders of Equity Interests of the Parent as of the date hereof and any additional Person who becomes a holder of Equity Interests of the Parent as part of one or more offering process(es) on or prior to October 1, 2024, collectively, have beneficial ownership of more than 50% of the total voting power of the Equity Interest of the Parent; provided, further, that, as of October 1, 2024, the holders of Equity Interests of the Parent as of the date hereof shall, collectively have beneficial ownership of more than 50% of the total voting power of the Equity Interest of the Parent.

“Permitted Ratio Requirements” shall mean, collectively, (a) each of the IG Contract Coverage Ratio (with respect to IG Contracts not constituting Specified IG Loans), the IG Contract Coverage Ratio (with respect to IG Contracts constituting Specified IG Loans) and the Non-IG Contract Coverage Ratio shall be equal to or greater than 1.40:1.00, respectively, and (b) the aggregate amount of outstanding (i) IG Loans shall be less than or equal to the aggregate IG Funding Date GPU Amount with respect to such IG Loans and (ii) Non-IG Loans be less than or equal to the Non-IG Funding Date GPU Amount with respect to such Loans.

“Permitted Takeout” shall mean, on an arms-length basis, any securitization (rated by at least one nationally recognized statistical rating organization) of all or a portion of the Receivables Assets so long as (a) after giving effect to such Permitted Takeout, no Default or Event of Default would exist, (b) such Permitted Takeout would not be reasonably expected to have a Material Adverse Effect, (c) the Borrower has solicited an offer from Blackstone Alternative Credit Advisors LP to provide such Permitted Takeout, after which Blackstone Alternative Credit Advisors LP may commit to (partially) finance such Permitted Takeout within 10 Business Days of solicitation thereof, (d) within 60 days after the consummation of any Permitted Takeout, the Borrower shall have acquired (or have been transferred) (1) one or more Qualified Master Services Agreements (if applicable) and (2) additional Collateral (including Collateral consisting of Qualified Master Services Agreements) such that, after giving pro forma effect to the addition of such Collateral, the Borrower shall be in compliance with the Permitted Ratio Requirements (the period required to acquire (or be transferred) such Collateral with respect to each Permitted Takeout, the “Qualified Collateral Replenishment Period”) and (e) the Net Proceeds of such Permitted Takeout are received by the Borrower. For avoidance of doubt, notwithstanding anything set forth herein, a Permitted Takeout shall not be permitted with respect to the Fifth Amendment Delayed Draw Loan Facility.

“Permitted Tax Distribution” shall mean, for any taxable year (or portion thereof) with respect to which the Borrower is a disregarded entity for U.S. federal, state and/or local income tax purposes wholly owned by a corporation, distributions to such corporation to pay federal, foreign, state and local income or franchise Taxes of such corporation (or, for so long as such corporation is a member of a consolidated group for U.S. federal income tax purposes, such corporation’s direct or indirect parent corporation which is the parent of such consolidated group) solely to the extent attributable to the taxable income of the Borrower and any of its Subsidiaries that are pass-through entities for U.S. federal income Tax purposes; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Borrower would have been required to pay as a stand-alone taxpayer in respect of income directly attributable to the Borrower and any of its Subsidiaries that are pass-through entities for U.S. federal income Tax purposes. For the avoidance of doubt, the calculation of such Permitted Tax Distributions shall be modified to take into account any adjustments to income, gain, loss, deduction and credit made pursuant to a Tax audit or other proceeding.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership (general or limited), limited liability company (or series or division thereof), individual or family trusts, or government or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan as defined in Section 3(3) of ERISA, but excluding any Multiemployer Plan, in respect of which the Borrower or, with respect to any such plan that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, any ERISA Affiliate, is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17(b).

“Pledged Collateral”, with respect to particular Collateral, shall have the meaning assigned to such term in the Collateral Agreement applicable to such Collateral and the meaning assigned to “Collateral” in the Parent Guarantee and Pledge Agreement.

“Pledged Debt” shall have the meaning assigned to such term in the Collateral Agreement; provided that, solely as it relates to a Subsidiary of the Borrower, any reference to “Grantor” with respect to such term in the Collateral Agreement shall be deemed to be a reference to a Subsidiary of the Borrower for the purpose of this definition herein.

~~“Pounds Sterling” shall mean the lawful currency of the United Kingdom.~~

“primary obligor” shall have the meaning set forth in the definition of the term “Guarantee.”

“Prime Rate” shall mean the “U.S. Prime Rate” as quoted in the Wall Street Journal.

“Prior Liens” shall mean Liens permitted pursuant to Section 6.02 other than Liens permitted pursuant to clause (c) of the definition of “Excepted Liens”.

“Pro Rata Share” shall mean, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities or under the Fifth Amendment Delayed Draw Loan Facility, as applicable, in each case, at such time and the denominator of which is the amount of the aggregate Commitments and, if applicable and without duplication, Loans under the applicable Facility or Facilities or under the Fifth Amendment Delayed Draw Loan Facility, as applicable, at such time; provided that, in the case of the Delayed Draw Loan Commitments, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof~~.~~; provided further that, in the case of the Fifth Amendment Delayed Draw Loan Commitments, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

~~“Prohibited Counterparty” means a counterparty (excluding the Parent and its affiliates) to an agreement with a Non-IG Customer to the extent such counterparty holds itself out to conduct (or engage in contractual business dealings with), in a material manner, one or more of the following business or Persons: (i) political action committees, (ii) senior foreign political figures and close associates, such as politically exposed Persons, (iii) any entity subject to any export control list and (iv) any industry specifically prohibited by the sanctions committee (or similar committee) (and their related policies) of any Lender.~~

~~“Prohibited Industry” means, with respect to any Non-IG Customer, the act of such Non-IG Customer knowingly entering into an agreement with a Prohibited Counterparty.~~

“Project” shall mean, collectively (a) any IG Project ~~and~~, (b) any Non-IG Project and (c) any Fifth Amendment Project.

“Projected Contracted Cash Flow Spreadsheet” shall mean the spreadsheet of contracted cash flows to the Borrower and its Subsidiaries as set forth on Schedule 2.04, which shall be updated from time to time pursuant to Section 4.03(n)(ii) (including in connection with any Fifth Amendment Borrowing).

“Projected Contracted Cash Flows” shall mean, as of any Quarterly Date, with respect to any Master Services Agreement, the projected amounts (as determined by the Calculation Agent and the Borrower in a manner substantially consistent with how such calculation is made on Schedule 2.04 as in effect on the date hereof) of contracted cash flows to the Borrower from such Master Services Agreement, (net of any payments already received (including all upfront payments already received) through the latest applicable Term Maturity Date) and any Additional Services Agreement.

~~“Projected Contracted Cash Flow Spreadsheet” shall mean the spreadsheet of contracted cash flows to the Borrower or any of its Subsidiaries as set forth on Schedule 2.04, as such Schedule 2.04 is updated from time to time as necessary hereunder.~~

“Projections” shall mean any projections and any forward-looking statements (including statements with respect to booked business) of the Borrower and its Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower prior to the Closing Date or with respect to the Fifth Amendment, the Fifth Amendment Effective Date.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 9.17(b).

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to it in Section 9.25.

“Qualified Collateral Replenishment Period” shall have the meaning assigned in the definition of the term “Permitted Takeout”.

“Qualified IPO” shall have the meaning assigned to such term in the Parent Guarantee and Pledge Agreement. The Borrower shall provide written notice to the Administrative Agent (which shall furnish to the Lenders) upon the occurrence of a Qualified IPO.

“Qualified Master Services Agreement” shall mean, with respect to a transaction otherwise constituting a Permitted Takeout (and solely to the extent such Permitted Takeout is in respect of a securitization of Receivables Assets constituting of one or more Existing Master Services Agreement), a Master Services Agreement with a term that ends no earlier than with respect to the Delayed Draw Loans, the date that is thirty (30) months after the Delayed Draw Funding Date. For avoidance of doubt, notwithstanding anything to the contrary herein, no Fifth Amendment Master Services Agreement shall be a Qualified Master Services Agreement.

“Quarterly Date” shall mean the last Business Day of each fiscal quarter of the Borrower~~.~~ commencing (a) with respect to the Delayed Draw Loans, with the first full fiscal quarter of the Borrower ending after the Closing Date and (b) with respect to the Fifth Amendment Delayed Draw Loans, with the first full fiscal quarter of the Borrower ending after the Fifth Amendment Effective Date.

“Quarterly Payment Date” shall mean the thirtieth (30th) day of the calendar month (or, with respect to any calendar month ending prior to a thirtieth (30th) day, the last day of such month) immediately following a Quarterly Date~~, commencing with the first full fiscal quarter of the Borrower ending after the Closing Date~~.

“Rack Level Reporting” shall have the meaning assigned to such term in Section 5.22.

“Receivables Assets” shall mean~~s~~, solely to the extent the following assets or rights constitute Existing Collateral (a)(i) the accounts receivable, royalties, loan receivables, equipment, franchise fees, license fees or patents or other revenue streams; (ii) rights to payment (including pursuant to the terms of joint ventures) subject to a Receivables Facility; and (iii) other assets customarily transferred together with any of the foregoing in a Receivables Facility and the proceeds thereof, including, for the avoidance of doubt, the underlying assets and related contracts and contract rights, guarantees or other obligations in respect of any such receivables, royalties, loan receivables, equipment, franchise fees, license fees or patents, revenue or rights to payment, records and bank accounts related thereto and (b) any security retained by the Borrower in connection with a Receivables Facility.

“Receivables Facility” shall mean any of one or more financing arrangements (and any guarantee of such financing arrangements), as amended, supplemented, modified, extended, renewed, restated, or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants, guarantees, purchase obligations and indemnities made in connection with such facilities) to the Borrower pursuant to which the Borrower sells, directly or indirectly, grants a security interest in or otherwise transfers its Receivables Assets in connection therewith.

“Recipient” shall mean~~s~~ the Administrative Agent or any Lender.

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv) and shall be available for inspection by Blackstone.

“Regulated Bank” shall mean (a) any swap dealer registered with the U.S. Commodity Futures Trading Commission or security-based swap dealer registered with the U.S. Securities and Exchange Commission, as applicable; or (b) any commercial bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913, (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 C.F.R. part 211, (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii), or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, controlling persons, members, representatives, and the successors of each of the foregoing, of such Person and such Person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into or through the Environment.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the thirty (30) day notice period has been waived, with respect to a Plan.

“Required Lenders” shall mean, at any time, the consent of Lenders having Loans and Commitments that, taken together, represent more than 50% of the sum of all Loans and Commitments of the Lenders at such time.

“Resolution Authority” shall mean any body which has authority to exercise any Write-down and Conversion Powers.

“Responsible Officer” of any Person shall mean any executive officer, Financial Officer, director, company secretary, general partner, managing member or sole member of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” shall have the meaning assigned to such term in Section 6.06.

“S&P” shall mean Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc.

“Sanctioned Country” shall mean, (a) a country or territory which is the subject or target of comprehensive Sanctions, including, as of the date hereof, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region of Ukraine and (b) the non-governmental controlled portions of the Zaporizhzhia and Kherson regions of Ukraine.

“Sanctioned Person” shall mean any Person that is the target of Sanctions, including (a) any Person listed in any list of designated Persons maintained by the U.S. government, including OFAC and the U.S. Department of State or relevant non-U.S. authorities, including the United Nations Security Council, Canada, the European Union or His Majesty’s Treasury of the United Kingdom; (b) any Person organized or resident in a Sanctioned Country or (c) any Person 50% or more owned or (where relevant under applicable Sanctions) controlled by, directly or indirectly, any of the foregoing Person or Persons referred to in paragraphs (a) or (b) of this definition.

“Sanctions” shall mean any Laws relating to economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time (a) by the U.S. government, including, without limitation, those administered by OFAC and the U.S. Department of State, (b) by Global Affairs Canada or the Department of Public Safety of Canada or (c) by the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment Effective Date” shall mean~~s~~ December 31, 2024.

“Secured Parties” shall have the meaning ascribed to such term in the Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean~~s~~ the Domestic Security Documents and the Foreign Security Documents.

“Services” shall mean, as of any date of determination, the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by the Borrower or any of its Subsidiaries to a customer and such customer’s end users.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~“Specified Foreign Entities” shall mean, collectively, (i) until and including June 13, 2025, CoreWeave (Spain) S.L., (ii) until and including March 31, 2025, CoreWeave UK Limited and (iii) until and including April 30, 2025, CoreWeave Sweden AB and, solely with respect to certain other GPU Servers held in Sweden, if any, Parent. For the avoidance of doubt, there shall be no Specified Foreign Entities after June 13, 2025.~~

“Specified IG Contracts” shall mean, collectively, (i) Albatross 4 and (ii) Albatross 5.

“Specified IG Loan” shall mean, as of the last day of any Interest Period, any Delayed Draw Loan incurred to finance any IG Capital Expenditure solely with respect to a Specified IG Project.

“Specified IG Project” shall mean the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by the Borrower or any of its Subsidiaries pursuant to a Specified IG Contract.

“Specified Interim Obligors” shall mean, shall mean, collectively, until and including the Specified Interim Obligors End Date, (i) CoreWeave D.C. Company Spain, S. L., (ii) CoreWeave UK Limited, (iii) CoreWeave Sweden AB and (iv) solely with respect to certain other GPU Servers held in the United Kingdom, Spain, and Sweden, or as otherwise set forth in a certificate satisfactory to Lead Lenders in their sole discretion, Parent. For the avoidance of doubt, there shall be no Specified Interim Obligors after the Specified Interim Obligors End Date.

“Specified Interim Obligors End Date” shall mean December 31, 2025 (or such later date as consented to by the Lead Lenders in writing (or with respect to any such consent requested with respect to such later date that is on or prior to March 31, 2026, such consent not to be unreasonably withheld, delayed or conditioned)).

“Specified Representations” shall mean the representations and warranties under Sections 3.06, 3.08, 3.14, 3.17, 3.18 and 3.22.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership (general or limited), association, joint venture, limited liability company or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person.

“Subsidiary Guarantee” shall mean~~s~~, each guarantee made by the Subsidiaries of the Borrower in favor of the Administrative Agent on behalf of the Secured Parties in form and substance satisfactory to the Lead Lenders.

“Supermajority Lenders” shall mean, at any time, the consent of Lenders having Loans and Commitments that, taken together, represent more than 80% of the sum of all Loans and Commitments of the Lenders at such time.

“Supplemental Agent” shall have the meaning assigned to such term in Section 8.13(a).

“Supported QFC” shall have the meaning assigned to it in Section 9.25.

“Tax Deduction” shall mean~~s~~ a deduction or withholding for or on account of Taxes from any payment under a Loan Document, other than a deduction or withholding required by FATCA.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, assessments, fees or other similar charges (including ad valorem charges) in the nature of a tax or withholdings imposed by any Governmental Authority and any and all additions to tax, interest and penalties related thereto.

“Term Maturity Date” shall mean, with respect to (x) any Loan (other than the Fifth Amendment Delayed Draw Loans), the date that is five (5) years after the Delayed Draw Funding Date with respect to such Loan (or if such date is not a Business Day, the next succeeding Business Day) and (y) the Fifth Amendment Delayed Draw Loans, the date that is five (5) years after the Fifth Amendment Delayed Draw Funding Date with respect to such Loan (or if such date is not a Business Day, the next succeeding Business Day).

“Term SOFR” shall mean:

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term

SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that, if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that, if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent (at the direction of the Lender Representative) in its reasonable discretion).

“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Blackout Date” shall mean the date falling sixty (60) days after the date of this Agreement (as such date may be extended by the Required Lenders to a date no later than the Commitment Termination Date).

“Test Period” shall mean~~s~~ for any date of determination under this Agreement, the latest four consecutive fiscal quarters for which financial statements have been delivered to the Administrative Agent on or prior to the Closing Date and/or for which financial statements are required to be delivered pursuant to Section 5.04, as applicable (or, before the first delivery of financials pursuant to Section 5.04, the most recent period of four fiscal quarters at the end of which financial statements are available).

~~“Total Delayed Draw Loan Commitment” shall mean the sum of the Delayed Draw Loan Commitments of all of the Lenders.~~

“Transactions” shall mean, collectively, the transactions to occur on, prior to or immediately after the Closing Date, including (a) the execution and delivery of the Loan Documents and the initial borrowings hereunder and (b) the payment of all fees and expenses owing in connection with the foregoing.

“Treasury Rate” shall mean the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable prepayment date to (x) with respect to the Loans other than the Fifth Amendment Delayed Draw Loans, the date that is thirty (30) months after the Commitment Termination Date~~,~~ provided, however, that if the period from the applicable prepayment date to the date that is thirty (30) months after the Commitment Termination Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of 1 year shall be used~~.~~ and (y) with respect to the Fifth Amendment Delayed Draw Loans, the date that is thirty (30) months after the Fifth Amendment Delayed Draw Loans, the Fifth Amendment Commitment Termination Date provided, however, that if the period from the applicable prepayment date to the date that is thirty (30) months after the Fifth Amendment Commitment Termination Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of 1 year shall be used.

“Type” shall mean, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UBOs” has the meaning assigned to it under the definition of Eligible Counterparty.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction in the United States.

~~“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.~~

~~“Uncontracted Infrastructure” shall mean, as of any date of determination, collectively, all infrastructure and other related components (including any GPU Servers, networking infrastructure and other hardware) that are (a) purchased by, or transferred to, the Borrower or any of its Subsidiaries and (b) not subject to, or not necessary for the Borrower or any of its Subsidiaries to comply with, any contracted obligations with respect to the Project (or with respect to any provision of services similar to those provided with respect to the Project) as of such date of determination; provided that any such infrastructure and related components that are subject to, or necessary for the Borrower or any of its Subsidiaries to comply with, its contractual obligations under any Material Project Contract that has been terminated or cancelled (other than as a result of the expiration of the stated term of such Material Project Contract and not as a result of a breach or default thereunder) shall be deemed not to be an Uncontracted Infrastructure.~~

~~“Uncontracted Services” shall mean, as of any date of determination, the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by the Borrower or any of its Subsidiaries to a customer and such customer’s end users, in each case (i) solely utilizing Uncontracted Infrastructure with respect to such services and (ii) to the extent such services and products are not subject to, or not necessary for the Borrower or any of its Subsidiaries to comply with, any contracted obligations with respect to the Project (or with respect to any provision of services similar to those provided with respect to the Project) as of such date of determination; provided that any such services that are subject to, or necessary for the Borrower or any of its Subsidiaries to comply with, its contractual obligations under any Material Project Contract that has been terminated or cancelled (other than as a result of the expiration of the stated term of such Material Project Contract and not as a result of a breach or default thereunder) shall be deemed not to be an Uncontracted Service.~~

~~“Undrawn Fee” shall have the meaning assigned to it in Section 2.10(d).~~

“UK ~~.K.~~ Bail-In Legislation” shall mean~~s~~ Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Obligor” shall mean~~s~~ an Obligor organized under the laws of England and Wales.

“UK Qualifying Recipient” shall mean~~s~~, in relation to a payment by or in respect of a UK Obligor under a Loan Document, a Recipient which is beneficially entitled (in the case of a UK Treaty Recipient, within the meaning of the relevant UK Treaty) to such payment and is:

(a)  a Recipient (i) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA or (ii) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance;

(b)  a Recipient which is (i) a company resident in the United Kingdom for United Kingdom tax purposes, (ii) a partnership each member of which is (A) a company resident in the United Kingdom for United Kingdom tax purposes or (B) a company not resident in the United Kingdom for United Kingdom tax purposes which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of a Loan Document that falls to it by reason of Part 17 of the CTA or (iii) a company not resident in the United Kingdom for United Kingdom tax purposes which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any interest payable to it in respect of a Loan Document; or

(c)  a UK Treaty Recipient.

“UK Tax Confirmation” shall mean~~s~~ a confirmation by a Recipient that it is beneficially entitled to interest payable to that Recipient in respect of a Loan Document and is either:

(a)  a company resident in the United Kingdom for United Kingdom tax purposes;

(b)  a partnership each member of which is (i) a company resident in the United Kingdom for United Kingdom tax purposes or (ii) a company not resident in the United Kingdom for United Kingdom tax purposes which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of a Loan Document that falls to it by reason of Part 17 of the CTA; or

(c)  a company not resident in the United Kingdom for United Kingdom tax purposes which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any interest payable to it in respect of a Loan Document.

“UK Treaty Recipient” shall mean~~s~~, in relation to a payment by or in respect of a UK Obligor under a Loan Document, a Recipient which is beneficially entitled to such payment and:

(a)  is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty and is entitled to the benefit of such UK Treaty;

(b)  does not carry on a business in the United Kingdom through a permanent establishment (as such term is defined for the purposes of the relevant UK Treaty) with which that Recipient’s participation in any Loan is effectively connected; and

(c) fulfils all other conditions which must be fulfilled in order to benefit from full exemption under the relevant UK Treaty and under relevant domestic law from Tax imposed by the United Kingdom on interest such that payments of interest may be made by the relevant UK Obligor to that Recipient without a Tax Deduction imposed by the United Kingdom on interest, including the completion of any necessary procedural formalities.

“UK Treaty State” shall mean~~s~~ a jurisdiction having a double taxation agreement (a “UK Treaty”) in force with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Uncontracted Infrastructure” shall mean, as of any date of determination, collectively, all infrastructure and other related components (including any GPU Servers, networking infrastructure and other hardware) that are (a) purchased by, or transferred to, the Borrower or any of its Subsidiaries and (b) not subject to, or not necessary for the Borrower or any of its Subsidiaries to comply with, any contracted obligations with respect to the Project (or with respect to any provision of services similar to those provided with respect to the Project) as of such date of determination; provided that any such infrastructure and related components that are subject to, or necessary for the Borrower or any of its Subsidiaries to comply with, its contractual obligations under any Material Project Contract that has been terminated or cancelled (other than as a result of the expiration of the stated term of such Material Project Contract and not as a result of a breach or default thereunder) shall be deemed not to be an Uncontracted Infrastructure.

“Uncontracted Services” shall mean, as of any date of determination, the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by the Borrower or any of its Subsidiaries to a customer and such customer’s end users, in each case (i) solely utilizing Uncontracted Infrastructure with respect to such services and (ii) to the extent such services and products are not subject to, or not necessary for the Borrower or any of its Subsidiaries to comply with, any contracted obligations with respect to the Project (or with respect to any provision of services similar to those provided with respect to the Project) as of such date of determination; provided that any such services that are subject to, or necessary for the Borrower or any of its Subsidiaries to comply with, its contractual obligations under any Material Project Contract that has been terminated or cancelled (other than as a result of the expiration of the stated term of such Material Project Contract and not as a result of a breach or default thereunder) shall be deemed not to be an Uncontracted Service.

“Undrawn Fee” shall have the meaning assigned to it in Section 2.10(d).

“Unrestricted Cash” shall mean cash or Cash Equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or its Subsidiaries; provided that cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries solely because such cash or Cash Equivalents are subject to a deposit account control agreement or a securities account control agreement in favor of the Collateral Agent shall constitute Unrestricted Cash hereunder.

“U.S. Dollars” or “$” shall mean the lawful currency of the United States of America.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” shall have the meaning assigned to it in Section 9.25.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to it in Section 2.15(e)(ii)(B)(3).

“Used GPU Server” shall mean any GPU Server that has been used in the provision of Other Services prior to such GPU Server’s Used GPU Server Contribution Date.

“Used GPU Server Contribution Date” shall mean the date on which a Used GPU Server is contributed to the Fifth Amendment Delayed Draw Loan Facility in accordance with the terms of this Agreement and the other Loan Documents.

“Used GPU Server Depreciated Amount” shall mean, with respect to any Used GPU Server, the aggregate amount of depreciation applicable to such Used GPU Server calculated in good faith by the Calculation Agent and the Borrower in a manner substantially consistent with how such calculation is made on Schedule 2.03 as in effect on the Closing Date, on a straight-line basis in accordance with GAAP assuming a useful life of six (6) years, determined with respect to the period commencing with the applicable date such Used GPU Server was initially placed in service through the applicable Used GPU Server Contribution Date, and as set forth (including the calculation thereof in reasonable detail) in a written certificate of a Responsible Officer of the Borrower and delivered to the Agent (for distribution to the Lenders) on or prior to the applicable Used GPU Server Contribution Date. For the avoidance of doubt, depreciation with respect to the “Used GPU Server Depreciated Amount” shall be calculated based on the ordinary course practices or conventions of the Borrower and the Obligors, including the utilization of a “half-month convention method” (for example, if the date with respect to which Infrastructure is placed in service is (x) on or before the fifteenth (15th) day of a calendar month, a full month depreciation will be taken and (y) after the fifteenth (15th) day of a calendar month, depreciation applicable to such Infrastructure will be effected beginning with the immediately following calendar month).

“Used GPU Server Purchase Price” shall mean, with respect to any Used GPU Server, the amount equal to (a) the purchase price of such Used GPU Server less (b) the Used GPU Server Depreciated Amount with respect to such Used GPU Server.

“VAT” shall mean~~s~~:

(a)  any value added tax imposed pursuant to the United Kingdom Value Added Tax Act 1994;

(b)  any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and any national legislation implementing that Directive or any predecessor to it or supplemental to that Directive; and

(c)  any other tax of a similar nature, whether imposed by the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean:

(a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b) in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar or analogous powers under that Bail-In Legislation; and

(c) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and any similar or analogous powers under the UK Bail-In Legislation.

Section 1.02. Interpretative Provision.

(a) General. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All references to “knowledge” or “awareness” of the Borrower, Parent or a Responsible Officer means the actual knowledge of a Responsible Officer of the Borrower or Parent. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(b) Accounting. Except as otherwise provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and all terms of an accounting or financial nature not specifically or completely defined herein shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.

(c) References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (i) references to organizational documents, agreements (including the Loan Documents), and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are not prohibited by any Loan Document; and (ii) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Law.

Section 1.03. Effectuation of Transfers. Each of the representations and warranties of the Borrower or any of its Subsidiaries contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions unless the context otherwise requires.

Section 1.04. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.05. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day (it is understood that the foregoing shall cause any grace period associated with any such payment obligation or performance of any covenant, duty or obligation to extend to the immediately succeeding Business Day as well).

Section 1.06. Negative Covenant Compliance. For purposes of determining whether the Borrower or any of its Subsidiaries complies with any exception to Article VI where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken and (b) correspondingly, any such ratio and metric shall only prohibit the Borrower or its Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder. For avoidance of doubt, with respect to determining whether the Borrower or any of its Subsidiaries comply with any negative covenant in Article VI, to the extent that any obligation, transaction, or action could be attributable to more than one exception to any such negative covenant, the Borrower may categorize or re-categorize all or any portion of such obligation, transaction or action to any one or more exceptions to such negative covenant that permit such obligation, transaction or action.

Section 1.07. Certifications. All certifications to be made hereunder by an officer or representative of the Borrower shall be made by such a Person in his or her capacity solely as an officer or a representative of the Borrower, on the Borrower’s behalf and not in such Person’s individual capacity.

Section 1.08. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.

Section 1.09. Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.10. Investment Grade Status Change. No Default or Event of Default shall be deemed to occur under Section 7.01(b), (c) or (d) (solely as a result of an Event of Default occurring with respect to such Sections in respect of a failure to comply with the requirements under Section 6.12(c) and ~~(d)~~Section 6.12(d)), nor shall a Credit Extension be deemed to have occurred, solely as a result of a Master Services Agreement (i) no longer satisfying the requirements necessary for such Master Services Agreement to be considered to be a IG Contract or (ii) no longer considered to be a Non-IG Contract (clauses (i) and (ii) collectively, the “IG Status Change”), provided however, for the avoidance of doubt, any IG Status Change shall affect the calculation of “Applicable Margin”, payments to be made under Section 2.08 and calculations under Section 6.12(b)-(c) (solely for calculations with respect to Test Periods following such IG Status Change).

ARTICLE II

THE CREDITS

Section 2.01. Commitments.

(a) The Initial Delayed Draw Loans. Subject to the terms set forth herein, each Lender having a Delayed Draw Loan Commitment agrees to make Initial Delayed Draw Loans in U.S. Dollars to the Borrower on any Business Day during the Delayed Draw Availability Period, in an aggregate principal amount that will not result in (i) any such Lender’s outstanding Initial Delayed Draw Loans exceeding such Lender’s Initial Delayed Draw Loan Commitment then in effect or (ii) the aggregate outstanding Initial Delayed Draw Loans of all such Lenders exceeding the ~~Total~~Initial Delayed Draw Loan Commitments then in effect, in each case, after giving effect thereto and to the application of the proceeds thereof. Such Delayed Draw Loans may be Base Rate Loans or Term SOFR Loans as further provided herein.

(b) Minimum Fifth Amendment Delayed Draw Loans. To the extent that on any applicable date, the Loans are available to be drawn hereunder, including pursuant to ~~Article IV~~Article IV, the Borrower agrees that on any such date (i) on or prior to the Commitment Termination Date, ~~it will~~the Borrower shall draw Delayed Draw Loans in ~~an~~a minimum amount ~~at least~~ equal to no less than the Minimum Funded Amount~~.~~ and (ii) on or prior to the last day of the Fifth Amendment Commitment Termination Date, the Borrower shall draw Fifth Amendment Delayed Draw Loans in a minimum amount equal to no less than $2,400,000,000 (the “Fifth Amendment Minimum Funded Amount”). It is agreed and understood that a Default or Event of Default shall not be deemed to occur in the event that the Borrower fails to draw an amount no less than the Fifth Amendment Minimum Funded Amount on or prior to the Fifth Amendment Commitment Termination Date.

(c) The First Amendment Delayed Draw Loans. Subject to the terms set forth herein, each Lender having a First Amendment Delayed Draw Loan Commitment agrees to make First Amendment Delayed Draw Loans in U.S. Dollars to the Borrower on any Business Day during the Delayed Draw Availability Period, in an aggregate principal amount that will not result in (i) any such Lender’s outstanding First Amendment Delayed Draw Loans exceeding such Lender’s First Amendment Delayed Draw Loan Commitment then in effect or (ii) the aggregate outstanding First Amendment Delayed Draw Loans of all Lenders exceeding the aggregate First Amendment Delayed Draw Loan Commitments then in effect, in each case, after giving effect thereto and to the application of the proceeds thereof. Such Delayed Draw Loans may be Base Rate Loans or Term SOFR Loans as further provided herein.

(d) The Fifth Amendment Delayed Draw Loans. Subject to the terms set forth herein, each Lender having a Fifth Amendment Delayed Draw Loan Commitment agrees to make Fifth Amendment Delayed Draw Loans in U.S. Dollars to the Borrower on any Business Day during the Fifth Amendment Delayed Draw Availability Period, in an aggregate principal amount that will not result in (i) any such Lender’s outstanding Fifth Amendment Delayed Draw Loans exceeding such Lender’s Fifth

Amendment Delayed Draw Loan Commitment then in effect or (ii) the aggregate outstanding Fifth Amendment Delayed Draw Loans of all Lenders exceeding the aggregate Fifth Amendment Delayed Draw Loan Commitments then in effect, in each case, after giving effect thereto and to the application of the proceeds thereof. Such Fifth Amendment Delayed Draw Loans may be Base Rate Loans or Term SOFR Loans as further provided herein.

Section 2.02. Loans and Borrowings. Each Loan to the Borrower shall be made as part of a Borrowing consisting of Loans made by the Lenders rateably in accordance with their respective Commitments under the applicable Facility or the Fifth Amendment Delayed Draw Loan Facility, as applicable. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and not joint and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

Section 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by delivering to the Administrative Agent a Borrowing Request (or such other form as may be approved by the Administrative Agent) and signed by the Borrower not later than 12:00 noon, New York time, fourteen (14) Business Days (or, with respect to (x) the initial Borrowings of Delayed Draw Loans, five (5)  Business Days and (y) the initial Borrowing of Fifth Amendment Delayed Draw Loans, two (2) Business Days) before the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)  whether the Borrowing is to be comprised of Term SOFR Loans or Base Rate Loans (if no election as to the Type of a Borrowing is specified in the applicable Borrowing Request, then the requested Borrowing shall be a Base Rate Borrowing) and, if the Borrowing is to be Term SOFR Loans, the Interest Period applicable to such Loans (if no Interest Period is stated in the Borrowing Request, the Borrower will be deemed to have elected a three-month Interest Period),

(b) the aggregate amount of the requested Borrowing,

(c) the date of such Borrowing, which shall be a Business Day,

(d) the location and number of the Borrower’s account to which funds are to be disbursed or such other account (which shall be a General Account) that is otherwise provided in a customary funds flow memorandum provided to the Administrative Agent and reasonably approved thereby, and

(e) the quantity, and purchase orders (or, if applicable and consented to in writing by the Lead Lenders in their sole discretion, a schedule of the quantity, type, location and gross asset value in form and substance satisfactory to the Lead Lenders) with respect to the applicable GPU Servers (including a calculation of the Projected Contracted Cash Flows with respect to all Master Services Agreement to the Borrower or any Subsidiary of the Borrower in respect of such GPU Servers) to be acquired (or that have been acquired since the immediately preceding Borrowing) in connection with the Borrowing.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Funding of Borrowings. Each Lender shall make each Loan to be made by it to the Borrower hereunder by 1:00 p.m. New York time on the proposed date thereof by wire transfer of immediately available funds, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to such account of the Borrower as is designated by the Borrower in the Borrowing Request.

Section 2.05. Conversion and Continuation Elections.

(a) The Borrower shall have the option to (i) request that any Loan be made as a Term SOFR Loan, (ii) convert at any time all or any part of outstanding Loans from Base Rate Loans to Term SOFR Loans, (iii) convert any Term SOFR Loan to a Base Rate Loan, or (iv) continue all or any portion of any Loan as a Term SOFR Loan upon the expiration of the applicable Interest Period. Any Loan having the same proposed Interest Period to be made or continued as, or converted into, a Term SOFR Loan must be in a minimum amount of $1,000,000 (or such lesser amount as the Administrative Agent (at the direction of the Lender Representative) may agree). Any such election must be made by the Borrower by 2:00 p.m. (New York time) on the third Business Day prior to (A) the date of any proposed Loan which is to bear interest at Term SOFR, (B) the end of each Interest Period with respect to any Term SOFR Loans to be continued as such, or (C) the date on which the Borrower wishes to convert any Base Rate Loan to a Term SOFR Loan for an Interest Period designated by the Borrower in such election. If no election is received with respect to a Term SOFR Loan by 2:00 p.m. (New York time) on the third Business Day prior to the end of the Interest Period with respect thereto, that Term SOFR Loan shall be converted to a Term SOFR Loan with a three-month Interest Period. The Borrower must make such election by notice to the Administrative Agent with respect to the Loans in writing, including by electronic transmission. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit E or in a writing in any other form acceptable to the Administrative Agent (at the direction of the Lender Representative). No Loan shall be made, converted into or continued as a Term SOFR Loan if an Event of Default has occurred and is continuing at the time of the proposed conversion or continuation and the Existing Required Lenders or the Fifth Amendment Required Lenders, as applicable, have determined in writing not to make or continue any Loan as a Term SOFR Loan as a result thereof. It is agreed and understood that, on or after the Fifth Amendment Commitment Termination Date, at the election of the Borrower (1) all the outstanding Fifth Amendment Delayed Draw Loans shall be deemed to be converted into one tranche of Fifth Amendment Delayed Draw Loans (which such conversion, for the avoidance of doubt, shall not be deemed to amend the Term Maturity Date with respect to such Fifth Amendment Delayed Draw Loans) and (2) no breakage fees shall be applicable to such conversion.

(b) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender thereof, as the case may be. In addition, the Administrative Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of Term SOFR; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loan held by each Lender with respect to which the notice was given.

Section 2.06. Termination of Commitments. The parties hereto acknowledge that:

(a) ~~Delayed Draw Loan~~ Commitments.

(i) Upon each Borrowing of ~~Delayed Draw~~ Loans, the Commitments of each Lender will be reduced by an amount equal to the amount of ~~Delayed Draw~~ Loans made by such Lender in connection with such Borrowing. The Commitments of each Lender with respect to the Facilities will terminate at 11:59 p.m. New York time on the final day of the Delayed Draw Availability Period. The Commitments with respect to the Fifth Amendment Delayed Draw Loan Facility will terminate at 11:59 p.m. New York time on the final day of the Fifth Amendment Delayed Draw Availability Period; and

 (ii) Notwithstanding anything to the contrary in this Agreement, after the Termination Blackout Date and solely to the extent a GPU Server Disruption has occurred, the Borrower and the Lender Representative may mutually agree in their good faith determinations, at or about the time of such occurrence, to terminate, in whole or in part, without premium or penalty, the Commitments; provided that each reduction of the Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. The Borrower and the Lender Representative shall notify the Lenders and the Administrative Agent, in writing, of any election to terminate or reduce the Commitments pursuant to this Section 2.06(a)(ii) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Any termination or reduction pursuant to this Section 2.06(a)(ii) shall apply proportionately and permanently to reduce the Commitments of each of the applicable Lenders.

(b) Automatic Termination. If the initial funding of Delayed Draw Loans has not occurred on or prior to the Termination Blackout Date and so long as no Lender has been determined by the Administrative Agent to be a Defaulting Lender on or prior to the Termination Blackout Date, the Commitments shall be reduced to zero and this Agreement shall contemporaneously terminate and be of no force and effect, other than the rights, privileges, immunities and indemnities of the Agents expressly set forth in the Loan Documents, which shall survive in accordance with the terms hereof.

Section 2.07. Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c) The entries made in the accounts maintained pursuant to Sections 2.07(a) or 2.07(b) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the records maintained by any Lender and the Register maintained by the Administrative Agent in such matters, the Register shall control in the absence of manifest error.

(d) Any Lender may request that Loans made by it to the Borrower be evidenced by a promissory note substantially in the form of Exhibit G. In such event, the Borrower shall prepare, execute, and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including, to the extent requested by any assignee, after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

Section 2.08. Scheduled Payment of Loans.

(a) On each Quarterly Payment Date, the Borrower shall repay the Loans (commencing on the first Quarterly Payment Date that occurs after the first full Quarterly Date following the Commitment Termination Date (such date, the “Initial Amortization Payment Date”)) in an amount equal to the greater of (such amount, the “Amortization Amount”): (i) an amount such that, after giving pro forma effect to such repayment, each of the IG Contract Coverage Ratio (with respect to IG Contracts not constituting Specified IG Loans), the IG Contract Coverage Ratio (with respect to IG Contracts constituting Specified IG Loans) and the Non-IG Contract Coverage Ratio, as of the Quarterly Date with respect to such Quarterly Payment Date, shall be equal to 1.40:1.00, respectively; and (ii) an amount such that, after giving pro forma effect to such repayment, (A) the aggregate outstanding principal amount of Specified IG Loans and IG Loans shall be less than or equal to the IG Funding Date GPU Amount and (B) the aggregate outstanding principal amount of Non-IG Loans shall be equal to the Non-IG Funding Date GPU Amount, in each case as of the Quarterly Date with respect to such Quarterly Payment Date; provided that the repayment on the Initial Amortization Payment Date shall be an amount equal to the lesser of (i) the Amortization Amount and (ii) all funds available in the Available Cash Account on the Initial Amortization Payment Date that can be applied with respect to such payment pursuant to Section 2.20(b)(iii) (this subclause (ii), the “Minimum Cash Amount”), provided further that, if such first repayment is the Minimum Cash Amount (and, for the avoidance of doubt, not the Amortization Amount), the Borrower shall repay Loans on the second full Quarterly Payment Date in an amount equal to the sum of (i) the Amortization Amount as of such Quarterly Payment Date and (ii) the positive difference (if any) between (x) the Amortization Amount due on the Initial Amortization Payment Date and (y) the Minimum Cash Amount paid pursuant to the immediately preceding proviso.

(b) On each Quarterly Payment Date (commencing on the first Quarterly Payment Date that occurs after the first full Quarterly Date to occur after the Fifth Amendment Commitment Termination Date (such date, the “Fifth Amendment Initial Amortization Payment Date”)), the Borrower shall repay the Fifth Amendment Delayed Draw Loans in an amount equal to the greater of (such amount, the “Fifth Amendment Amortization Amount”): (i) an amount such that, after giving pro forma effect to such repayment, the Fifth Amendment Contract Coverage Ratio, as of the Quarterly Date with respect to such Quarterly Payment Date, shall be equal to or greater than 1.40:1.00, respectively; and (ii) an amount such that, after giving pro forma effect to such repayment, (A) the aggregate outstanding principal amount of Fifth Amendment Delayed Draw Loans shall be less than or equal to the Fifth Amendment Funding Date GPU Amount. For avoidance of doubt, (x) other than with the prior written consent of the Fifth Amendment Required Lenders, no modifications to any Fifth Amendment Contract shall reduce any applicable Fifth Amendment Amortization Amount due with respect to any applicable Quarterly Payment Date pursuant to this Section 2.08(b) below the Fifth Amendment Amortization Amount with respect to such Quarterly Payment Date as implied in the Projected Contracted Cash Flow Spreadsheet and/or Amortization Tracker, in each case, as in effect on the Fifth Amendment Effective Date and (y) if any Fifth Amendment Contract were to be extended, renewed, amended in a manner that modifies, or otherwise have the effect of modifying, any Fifth Amendment Amortization Amount in a manner that would otherwise reduce such Fifth Amendment Amortization Amount with respect to any applicable Quarterly Payment Date below the Fifth Amendment Amortization Amount with respect to such Quarterly Payment Date as implied in the Projected Contracted Cash Flow Spreadsheet and/or Amortization Tracker, in each case, as in effect on the Fifth Amendment Effective Date, the Fifth Amendment Amortization Amount with respect to such Quarterly Payment Date shall be deemed to be the Fifth Amendment Amortization Amount with respect to such Quarterly Payment Date as reflected in the amount implied in such Projected Contracted Cash Flow Spreadsheet or such Amortization Tracker, as applicable.

(c)  ~~(b)~~ The Borrower shall repay all unpaid principal and other amounts due in respect of each Loan on the Term Maturity Date applicable to such Loan.

Section 2.09. Prepayment of Loans.

(a) Optional Prepayments.

(i) Mechanics. Except as otherwise set forth herein, the Borrower shall have the right at any time and from time to time to prepay Loans in whole or in part without premium or penalty (but subject to Section 2.09(a)(ii) ~~and~~, Section 2.09(c) and Section 2.09(d)), in an aggregate principal amount that is an integral multiple of (A) $500,000 and not less than $500,000 or (B) if less, the amount of Loans outstanding under the applicable Facility or the Fifth Amendment Delayed Draw Loan Facility, as applicable. The Borrower shall notify the Administrative Agent by written notice substantially in the form of Exhibit B hereto of any prepayment hereunder not later than 12:00 noon, New York time, one (1) Business Day prior to the date of prepayment (or such later times to which the Administrative Agent may agree). Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. The Administrative Agent will promptly notify the Lenders of any such notice of the foregoing, and any such notice may be contingent upon the consummation of a refinancing or other event and such notice may otherwise be extended or revoked. Prepayments shall be accompanied by accrued interest and fees to the extent required by Section 2.10 or 2.11(d).

(ii) Application of Voluntary Prepayments. Prepayment of the Loans pursuant to Section 2.09(a) shall be applied to installments of principal as directed by the Borrower (however, in the absence of such direction, such prepayments shall be applied in direct order of maturity); provided that, for any specific Facility ~~or~~, Facilities (or tranche within such Facility) or the Fifth Amendment Delayed Draw Loan Facility, as applicable, such prepayments shall be applied ratably among the Lenders to that specific Facility ~~or~~, Facilities (or tranche within such Facility) or the Fifth Amendment Delayed Draw Loan Facility, as applicable. For the avoidance of doubt, (x) the payment of interest on any Loans shall be made ratably among the parties owed such obligations in proportion to the respective amounts owed each ~~and~~, (y) the prepayment of outstanding principal amount of any Loans which are then due and payable shall be made ratably among the parties owed such obligations in proportion to the respective amounts owed each and (z) for avoidance of doubt, notwithstanding anything set forth herein, such prepayments shall be subject to Section 2.09(d).

(b) Mandatory Prepayments.

(i) Dispositions of Uncontracted Infrastructure. Promptly upon receipt by the Borrower or any Subsidiary of the Borrower (but in any event within one (1) Business Day of such receipt), the Borrower or such Subsidiary shall apply 100% of the Net Proceeds of any Disposition of Uncontracted Infrastructure pursuant to Section 6.05(d) to prepay the Loans in accordance with Section 2.09(b)(vi).

(ii) Non-Permitted Indebtedness. Promptly upon receipt by the Borrower or any Subsidiary of the Borrower (but in any event within one (1) Business Day of such receipt), the Borrower or such Subsidiary shall apply 100% of the Net Proceeds of any incurrence of Indebtedness that is not permitted pursuant to Section 6.01 to prepay the Loans in accordance with Section 2.09(b)(vi).

(iii) Reserved.

(iv) Other Proceeds. Promptly upon receipt by the Borrower or any Subsidiary of the Borrower (but in any event within five (5) Business Days of such receipt), the Borrower or such Subsidiary shall apply (x) any proceeds of a Disposition (but excluding any Disposition of

Uncontracted Infrastructure pursuant to Section 6.05(d), Dispositions of which are covered by clause (i) above or Dispositions constituting a Permitted Takeout) and (y) the Other Proceeds (excluding any Other Proceeds subject to prepayment under clause (x) of this Section 2.09(b)(iv) and excluding (A) in the case of any Casualty Event, any Net Proceeds thereof less than $10,000,000 from any single event or $20,000,000 in the aggregate from all such events during any fiscal year and (B) in the case of any Disposition by the Borrower or any Subsidiary of the Borrower permitted pursuant to Section 6.05 (other than Section 6.05(d)), any Net Proceeds thereof less than $10,000,000 from any single event or $20,000,000 in the aggregate from all such events during any fiscal year) received by the Borrower or such Subsidiary, to prepay the Loans in accordance with Section 2.09(b)(vi).

(v) Change in Control. Upon the occurrence of a Change in Control, the Borrower shall prepay all outstanding principal amounts of the Loans.

(vi) Application of Mandatory Prepayments. Any prepayment of the Loans pursuant to Section 2.09(b) shall be prepaid together with all accrued and unpaid interest thereon and any breakage costs pursuant to Section 2.14 and shall be applied to installments of principal (with respect to which such prepayments shall be applied in the inverse order of maturity). For the avoidance of doubt, (A) the payment of interest on any Loans shall be made ratably among the parties owed such obligations in proportion to the respective amounts owed each and (B) the prepayment of outstanding principal amount of any Loans which are then due and payable shall be made ratably among the parties owed such obligations in proportion to the respective amounts owed each. For avoidance of doubt, notwithstanding anything set forth herein, such prepayments shall be subject to Section 2.09(d).

(vii) To the extent permitted by the foregoing clauses, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding Term SOFR Loans with the shortest Interest Periods remaining; provided that, so long as no Event of Default shall have occurred and be continuing at the time of such prepayment, the Borrower may elect that, for a period not to exceed thirty (30) days, the remainder of such prepayments not applied to prepay Base Rate Loans be deposited in an interest bearing collateral account pledged to, and under the exclusive control of, the Administrative Agent to secure the Obligations and applied thereafter to prepay the Term SOFR Loans on the last day of the next expiring Interest Period of such Term SOFR Loans so prepaid (provided that (A) interest shall continue to accrue on such Term SOFR Loans in respect of which such deposit was made at the rate otherwise applicable under this Agreement to such Term SOFR Loans until such deposit is applied to prepay such Term SOFR Loans, and (B) immediately upon the occurrence and during the continuance of an Event of Default, such amounts may, without further action or notice of any kind, be removed from such account by Administrative Agent and immediately used by Administrative Agent to prepay the Term SOFR Loans in accordance with the relevant terms of this Agreement).

(c) Applicable Premium.

(i) If, other than with respect to the Fifth Amendment Delayed Draw Loans, prior to the date that is thirty (30) months after the Commitment Termination Date (which shall be extended by an amount of days equal to the aggregate Qualified Collateral Replenishment Periods to occur prior to the non-extended date that is thirty (30) months after the Commitment Termination Date), and/or with respect to the Fifth Amendment Delayed Draw Loans, prior to the date that is thirty (30) months after the Fifth Amendment Commitment Termination Date, (A) the Borrower makes a voluntary prepayment of the Loans pursuant to Section 2.09(a) or a mandatory prepayment of the Loans pursuant to Section 2.09(b)(i), Section 2.09(b)(ii), Section 2.09(b)(iv) (other than in connection with Casualty Events), Section 2.09(b)(v), Section 2.09(d) or Section 6.05(d), (B) the Loans are accelerated or (C) the Loans are subject to a mandatory assignment by a Non-Consenting Lender in accordance with Section 2.17(c), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, the Applicable Premium (with respect to the Loans).

(ii) The Applicable Premium shall become immediately due and payable, and Borrower will pay such premium, as compensation to the Lenders for the loss of their investment opportunity and not as a penalty, whether or not a Bankruptcy Event has commenced, and (if a Bankruptcy Event has commenced) without regard to whether such Bankruptcy Event is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Loans are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Loans in or in connection with a Bankruptcy Event shall constitute an optional prepayment thereof under the terms of Section 2.09(a) and require the immediate payment of the Applicable Premium. Any Applicable Premium payable pursuant to this Section 2.09(c)(i) or Section 2.09(d), as applicable, shall be presumed to be the liquidated damages sustained by each Lender as the result of the redemption and/or acceleration of its Loans and the Borrower agrees that it is reasonable under the circumstances in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Applicable Premium shall be in addition to, and not in lieu of, all principal payments and other amount due pursuant to this Agreement.

(d) If the Loans under the Facility are prepaid:

(i) in full pursuant to any provision of this Section 2.09, the Borrower shall concurrently prepay in full in cash the aggregate outstanding principal amount of the Fifth Amendment Delayed Draw Loan Facility (which shall be accompanied by accrued interest and fees to the extent required by Section 2.09(c), 2.10 and 2.11(d)); or

(ii) in any amount less than a prepayment in full pursuant to Section 2.09(a) and/or in connection with a Permitted Takeout, in each case, then Borrower shall pay or cause to be paid a percentage (which such percentage shall be equal to the percentage that the Facility was so prepaid) of the aggregate principal amounts of the Loans then outstanding in respect of the Fifth Amendment Delayed Draw Loan Facility (which shall be accompanied by accrued interest and fees to the extent required by Section 2.09(c), 2.10 and 2.11(d)).

Section 2.10. Fees.

(a) The Borrower agrees to pay (i) to the Administrative Agent, for the account of the Administrative Agent, the administrative fees to which the Borrower and Administrative Agent agree in writing (including, but not limited to, the administrative fees set forth in the Agent Fee Letter pursuant to the terms thereof and all Attorney Costs) and (ii) to the Collateral Agent, for the account of the Collateral Agent, the agency fees to which the Borrower and Collateral Agent agree in writing (including, but not limited to, the agency fees set forth in the Agent Fee Letter pursuant to the terms thereof and all Attorney Costs).

(b) The Borrower agrees to pay (or cause to be paid) to the Lenders, each for their own accounts, a commitment fee (the “Commitment Fee”) in an amount (measured as of the Commitment Termination Date) equal to 2.50% per annum of the positive difference, if any, of (i) the Minimum Funded

Amount less (ii) the actual aggregate principal amount of Delayed Draw Loans which have borrowed on or prior to the Commitment Termination Date which shall be divided among such Lenders based on their Pro Rata Share. The Commitment Fee (if greater than zero) shall be earned on the Commitment Termination Date and due and payable within five (5) Business Days after the Commitment Termination Date.

(c) The Borrower agrees to pay (or cause to be paid) to the Lenders, each for their own accounts, an upfront fee (the “Delayed Draw Upfront Fee”) in an amount equal to 1.50% per annum of the aggregate Delayed Draw Loans actually funded to the Borrower on a Delayed Draw Funding Date, which shall be divided among such Lenders based on their ~~p~~Pro ~~r~~R ata ~~s~~S hare of such Delayed Draw Loans. Each Delayed Draw Upfront Fee will be earned and due and payable on the Delayed Draw Funding Date with respect to such Delayed Draw Upfront Fee.

(d) The Borrower agrees to pay (or cause to be paid) to the Lenders, each for their own accounts, an undrawn fee (the “Undrawn Fee”)~~,~~ in an amount equal to 0.50% per annum of the positive difference, if any, of (i) the aggregate Commitments (other than the Fifth Amendment Delayed Draw Loan Commitments) (as such Commitments may be terminated in part or in whole in accordance with Section 2.06(a)) as of (A) the end of each month ended prior to the Commitment Termination Date and (B), without duplication, the Commitment Termination Date less (ii) the greater of (A) the average aggregate principal amount of Loans (excluding the Fifth Amendment Delayed Draw Loans) outstanding as of (1) the end of the applicable month and (2) without duplication, the Commitment Termination Date, respectively, and (B) the Minimum Funded Amount. The Undrawn Fee shall accrue and be earned on a monthly basis at all times during the Delayed Draw Availability Period. The Undrawn Fee (if greater than zero) shall be due and payable in arrears within five (5) Business Days after the Commitment Termination Date and shall be divided among such Lenders based on their Pro Rata Share.

(e) The Borrower agrees to pay (or cause to be paid) to the Fifth Amendment Delayed Draw Loan Lenders, each for their own accounts, an upfront fee (the “Fifth Amendment Delayed Draw Fee”) in an amount equal to 1.50% of the aggregate amount of Fifth Amendment Delayed Draw Loans actually funded to the Borrower on a Fifth Amendment Delayed Draw Funding Date, which shall be divided among such Fifth Amendment Delayed Draw Loan Lenders based on their Pro Rata Share of such Fifth Amendment Delayed Draw Loans, and may, at the option of each Fifth Amendment Delayed Draw Loan Lender, be netted and/or taken as original issue discount. Each Fifth Amendment Delayed Draw Fee will be earned and due and payable on the Fifth Amendment Delayed Draw Funding Date with respect to such Fifth Amendment Delayed Draw Fee.

(f) The Borrower agrees to pay (or cause to be paid) to the Fifth Amendment Delayed Draw Loan Lenders, each for their own accounts, a commitment fee (the “Fifth Amendment Commitment Fee”) in an amount (measured as of the Fifth Amendment Commitment Termination Date) equal to 3.00% of the positive difference, if any, of (i) the Fifth Amendment Minimum Funded Amount less (ii) the actual aggregate principal amount of Fifth Amendment Delayed Draw Loans which have been borrowed on or prior to the Fifth Amendment Commitment Termination Date (excluding, for the avoidance of doubt, the amount of any voluntary prepayments, voluntary commitment reductions, other reductions or other prepayments (including following any Event of Default or acceleration) of the Fifth Amendment Delayed Draw Loans, in each case, made on or prior to the Fifth Amendment Commitment Termination Date), in each case, calculated as of the Fifth Amendment Commitment Termination Date, which shall be divided among such Fifth Amendment Delayed Draw Loan Lenders based on their Pro Rata Share. The Fifth Amendment Commitment Fee (if greater than zero) shall be earned on the Fifth Amendment Commitment Termination Date and due and payable within five (5) Business Days after the Fifth Amendment Commitment Termination Date.

Section 2.11. Interest.

(a) The Borrower shall pay interest on the unpaid principal amount of each Loan made to the Borrower at a rate per annum equal to (i) with respect to any Term SOFR Loan, Term SOFR plus the Applicable Margin applicable thereto and (ii) with respect to any Base Rate Loan, the Base Rate plus the Applicable Margin applicable thereto.

(b) Notwithstanding the foregoing, during the continuance of any Event of Default, the Borrower shall pay interest on the principal amount of all outstanding Loans and any interest payments or any fees or other amounts owed hereunder, at a rate per annum equal to 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.11 (the “Default Rate”); provided that in no event shall the Default Rate apply following the date any Default or Event of Default is waived by the Required Lenders or cured by the Borrower.

(c) Interest on each Loan shall be paid in arrears on each Quarterly Payment Date and on the Term Maturity Date applicable to such Loan; provided that (i) interest accrued pursuant to Section 2.11(b) shall be payable promptly on demand and (ii) in the event of any repayment or prepayment of any Loan or any conversion thereof, accrued interest on the principal amount repaid, prepaid or converted shall be payable on the date of such repayment, prepayment or conversion.

(d) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest or demonstrable error. All computations of fees and interest (other than interest accruing on Base Rate Loans) payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. All computations of interest accruing on Base Rate Loans payable under this Agreement shall be made on the basis of a 365-day year (366 days in the case of a leap year) and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to (but excluding) the last day thereof.

Section 2.12. Illegality of Term SOFR. If after the date hereof any Lender shall determine that the introduction of any Change in Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its lending office to make Term SOFR Loans, then, on notice thereof by such Lender to the Borrower and the Administrative Agent, the obligation of that Lender to make Term SOFR Loans shall be suspended until such Lender shall have notified the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

(a) Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any Term SOFR Loan, the Borrower shall prepay in full all Term SOFR Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, together with any amounts required to be paid in connection therewith pursuant to Section 2.14.

(b) If the obligation of any Lender to make or maintain Term SOFR Loans has been terminated, the Borrower may elect, by giving notice to such Lender through the Administrative Agent that all Loans which would otherwise be made by any such Lender as Term SOFR Loans shall be instead Base Rate Loans.

(c) Before giving any notice to the Administrative Agent pursuant to this Section 2.12, the affected Lender shall designate a different lending office with respect to its Term SOFR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

Section 2.13. Increased Costs

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, FDIC insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii) subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (g) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities, or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender (other than Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered in connection therewith (but only to the extent the applicable Lender is imposing such charges or additional amounts on other similarly situated borrowers under credit facilities comparable to the Facilities or the Fifth Amendment Delayed Draw Loan Facility, as applicable).

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or any of the Loans made by such Lender or as a consequence of the Commitments to make any of the foregoing, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered in connection therewith (but only to the extent the applicable Lender is imposing such charges or additional amounts on other similarly situated borrowers under credit facilities comparable to the Facilities or the Fifth Amendment Delayed Draw Loan Facility, as applicable).

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in Sections 2.13(a) or 2.13(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.13, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.14. Funding Losses. The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any actual out-of-pocket loss (which, for the avoidance of doubt, shall not include any lost profits or similar loss) or reasonable and documented out-of-pocket expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Borrowing Request or a Notice of Conversion/Continuation;

(b) the failure of the Borrower to make any prepayment after the Borrower has given a notice thereof in accordance with this Agreement;

(c) the prepayment of a Term SOFR Loan on a day which is not the last day of the Interest Period with respect thereto; or

(d) the conversion pursuant to Section 2.05 of any Term SOFR Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period, including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Term SOFR Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.14, each Term SOFR Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at Term SOFR used in determining the interest rate for such Term SOFR Loan by a matching deposit or other borrowing in the interbank market for a comparable amount and for a comparable period, whether or not such Term SOFR Loan is in fact so funded.

Section 2.15. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower or any Obligor under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Law; provided that if the Borrower, any Obligor, the Administrative Agent or any other Person acting on behalf of the Administrative Agent in regards to any such payments shall be required by law to deduct Taxes from such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable by the Borrower or any Obligor shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings for Indemnified Taxes been made, (ii) the Borrower, any Obligor, the Administrative Agent or any other Person acting on behalf of the Administrative Agent shall make such deductions or withholdings and (iii) the Borrower, any Obligor, the Administrative Agent or any other Person acting on behalf of the Administrative Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Without duplication, the Borrower and each Obligor shall pay any Other Taxes payable on account of any obligation of the Borrower or such Obligor and upon the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, to the relevant Governmental Authority in accordance with applicable law.

(c) Without duplication of any amounts paid under Section 2.15(a) or (b), the Borrower and the Obligors shall indemnify the Administrative Agent and each Lender, within twenty (20) days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by, or required to be withheld or deducted from a payment to, the Administrative Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of the Borrower or the Obligors under, or otherwise with respect to, any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that a certificate as to the amount of such payment or liability and setting forth in reasonable detail the basis and calculation for such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error of the Lender or the Administrative Agent, as applicable. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or any Obligor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower or any Obligor to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(b)(vi) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that, if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Lender will use reasonable best efforts to cooperate with the Borrower to obtain a refund of such Taxes (which shall be repaid to the Borrower in accordance with Section 2.15(f)). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c).

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any Obligor to a Governmental Authority, the Borrower or such Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent and shall cooperate in order to complete any procedural formalities as will, in each case, permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements, to determine the rate of any such withholding Tax or backup withholding and to obtain and maintain authorization to make payments under any Loan Document without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(ii)(A), (B) and (D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A)  any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of duly executed and completed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, copies of duly executed and completed of IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) copies of duly executed and completed IRS Form W-8ECI or W-8EXP (or any successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower or its sole owner within the meaning of Sections 871(h)(3)(B) or 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower or its sole owner described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of duly executed and completed IRS Form W-8BEN or W-8BEN-E (or any successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, copies of duly executed and completed IRS Form W-8IMY (or any successor form), accompanied by copies of duly executed and completed IRS Form W-8ECI, W-8EXP, W-8BEN or W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of duly executed and completed any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E) each Recipient in respect of a UK Obligor shall deliver to the relevant UK Obligor and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the relevant UK Obligor or the Administrative Agent):

(1) if such Recipient holds a valid passport under the HMRC DTTP Scheme, confirmation of its HMRC DTTP Scheme reference number and jurisdiction of Tax residence and confirmation that it wishes its passport to be applied in respect of this Agreement; and

(2) if such Recipient is a UK ~~Non-Bank~~Qualifying Recipient pursuant to clause (b) of the definition thereof, a UK Tax Confirmation.

Each Lender agrees that if it becomes aware any form or certification it previously delivered has expired or become obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) If a party determines, in good faith and in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or any Obligor or with respect to which the Borrower or any Obligor has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower or such Obligor (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower and each Obligor, upon the request of the indemnified party, agrees to repay as soon as reasonably practicable the amount paid over to the Borrower or such Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the indemnified party in the event the indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(f), in no event will the indemnified party be required to pay any amount to the Borrower or any Obligor pursuant to this Section 2.15(f) the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower, any Obligor or any other Person.

(g) On or before the date that the Administrative Agent or any successor or replacement Administrative Agent becomes the Administrative Agent hereunder or any such form expires or becomes obsolete or inaccurate in any respect, and at such other times upon the reasonable request of the Borrower, it shall deliver to the Borrower two copies of duly executed either (1) IRS Form W-9, or (2) (a) IRS Form W-8ECI with respect to amounts it receives on its own account and (b) IRS Form W-8IMY (or successor form) with respect to all other payments, in each case as will establish that it is exempt from U.S. withholding Taxes, including Taxes imposed by FATCA. The Administrative Agent agrees that if it becomes aware any form or certification it previously delivered has expired or become obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(h) A payment in by or in respect of a UK Obligor shall not be increased under Section 2.15(a) by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, and such Tax Deduction shall be regarded as an Excluded Tax for all purposes under this Agreement, if on the date the payment falls due:

(i) the payment could have been made to the relevant Recipient without such Tax Deduction if the Recipient had been a UK Qualifying Recipient, but on that date that Recipient is not or has ceased to be a UK Qualifying Recipient, other than as a result of any Change of Tax Law;

(ii) the relevant Recipient is a UK Qualifying Recipient solely by virtue of limb (b) of the definition of “UK Qualifying Recipient” and (A) an officer of HMRC has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Recipient has received from a Obligor a certified copy of that Direction and (B) the payment could have been made to the Recipient without such Tax Deduction if that Direction had not been made;

(iii) the relevant Recipient is a UK Qualifying Recipient solely by virtue of limb (b) of the definition of “UK Qualifying Recipient” and (A) the relevant Recipient has not given a UK Tax Confirmation to the relevant UK Obligor and (B) the payment could have been made to the Recipient without such Tax Deduction if the Recipient had given a UK Tax Confirmation to the relevant UK

Obligor on the basis that the UK Tax Confirmation would have enabled the relevant UK Obligor to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv) the relevant Recipient is a UK Treaty Recipient (or would be on the assumption that all procedural formalities have been completed) and the relevant UK Obligor making the payment or in respect of whom the payment is made is able to demonstrate that the payment could have been made to the Recipient without a Tax Deduction had that Recipient complied with its obligations under Section 2.15(e) or Section 2.15(k) below.

(i) If: (i) a Recipient assigns, novates, transfers, sub-participates, sub-contracts or otherwise disposes of any of its rights or obligations under the Loan Documents or changes its lending office or branch; and (ii) as a result of circumstances existing at the date the assignment, novation, transfer, sub- participation, sub-contract or other change occurs, a UK Obligor would be obliged to make a payment to the relevant Recipient, new Recipient or Recipient acting through its new office or branch under this Section 2.15 on account of a Tax Deduction imposed by the United Kingdom, then the relevant Recipient, new Recipient or Recipient acting through its new office or branch is not entitled to receive payment under this Section 2.15 in respect of such Tax Deduction imposed by the United Kingdom to the extent such payment would be greater than the payment that would have been made to the existing Recipient or Recipient acting through its previous office or branch had the assignment, novation, transfer, sub-participation, sub-contract or other change not occurred.

(j) If, in relation to a Tax Deduction imposed by the United Kingdom: (i) a Tax Deduction should have been made in respect of a payment made by or in respect of a UK Obligor to a Recipient under a Loan Document; (ii) either (A) the relevant UK Obligor (or the Administrative Agent, if it is the applicable withholding agent) was unaware, and could not reasonably be expected to have been aware, that such Tax Deduction was required and as a result did not make the Tax Deduction or made a Tax Deduction at a reduced rate, (B) in reliance on the notifications and confirmation provided pursuant to Section 2.15(k), the relevant UK Obligor did not make such Tax Deduction or made a Tax Deduction at a reduced rate or (C) any Recipient has not complied with its obligations under Section 2.15(k)(i) and, as a result, the relevant UK Obligor did not make the Tax Deduction or made a Tax Deduction at a reduced rate; and (iii) the relevant UK Obligor would not have been required to make an increased payment under Section 2,.15(a) in respect of that Tax Deduction, then the Recipient that received the payment in respect of which the Tax Deduction should have been made or made at a higher rate undertakes to promptly reimburse the relevant UK Obligor for the amount of the Tax Deduction that should have been made (and any penalty, interest or expenses payable in connection with any failure to pay or any delay in paying any of the same, save to the extent that such penalty, interest and/or expense arises as a result of a UK Obligor’s failure to account promptly for the Tax in question following reimbursement by the Recipient pursuant to this Section 2.15(j)). Any Obligor shall be entitled to set-off any amount or payment due from a Recipient pursuant to this Section 2.15(j) against any amount or payment owed by that Obligor (and, in the event of any such set-off by a Obligor, for the purposes of the Loan Documents, the Administrative Agent or, as the case may be, the Collateral Agent shall treat such set-off as reducing only amounts due to the relevant Recipient).

(k) Without limiting the generality of the foregoing:

(i) If a Recipient lending to a UK Obligor under this Agreement becomes aware that it is not, or ceases to be, a UK Qualifying Recipient in respect of a payment payable to that Recipient by or on behalf of that UK Obligor, such Recipient shall promptly (but in any event where it is possible to do so at least ten (10) Business Days prior to the next interest payment date) notify the Administrative Agent. If the Administrative Agent receives any such notification from a Recipient it shall promptly (but in any event where it is possible to do so at least nine (9) Business Days prior to the next interest payment date) notify the relevant UK Obligor. Without prejudice to the foregoing, each Recipient lending to a UK Obligor under this Agreement shall promptly provide to the Administrative Agent (if requested by the Administrative Agent): (i) a written confirmation that it is or, as the case may be, is not, a UK Qualifying Recipient; and (ii) such documents and other evidence as the Administrative Agent may reasonably require to support any confirmation given pursuant to this Section 2.15(k)(i), and until such time as a Recipient has complied with any request pursuant to this Section 2.15(k)(i), the Administrative Agent and each UK Obligor shall be entitled to treat such Recipient as not being a UK Qualifying Recipient for all purposes under the Loan Documents.

(ii) Each Recipient lending to a UK Obligor under a ~~Revolving Credit~~ Loan which becomes a party to this Agreement after the date of this Agreement shall indicate, in the documentation which it executes on becoming a party to this Agreement as a Recipient, which of the following categories it falls in: (i) not a UK Qualifying Recipient; (ii) a UK Qualifying Recipient (other than by virtue of being a UK Treaty Recipient); or (iii) a UK Qualifying Recipient by virtue of being a UK Treaty Recipient (on the assumption that all procedural formalities have been completed).

(iii) If a Recipient lending to a UK Obligor under a ~~Revolving Credit~~ Loan fails to indicate its status in accordance with this Section 2.15(k) then such Recipient shall be treated for the purposes of this Agreement (including by each UK Obligor) as if it is not a UK Qualifying Recipient until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the relevant UK Obligor).

(l) In relation to VAT:

(i) All amounts expressed to be payable under a Loan Document by any party to this Agreement to a Recipient which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies and accordingly, subject to Section 2.15(l)(ii), if VAT is or becomes chargeable on any supply or supplies made by any Recipient to any party to this Agreement in connection with a Loan Document:

(A) if such Recipient is required to account to the relevant tax authority for the VAT, that party shall pay to the Recipient (in addition to and at the same time as paying the consideration for that supply or supplies) an amount equal to the amount of the VAT (upon such Recipient providing an appropriate VAT invoice to such party); or

(B) if such party is required to directly account for such VAT under a reverse charge procedure, then such party shall account for the VAT at the appropriate rate (and the relevant Recipient must promptly provide an appropriate VAT invoice to such party stating that the amount is charged in respect of a supply that is subject to VAT but that the reverse charge procedure applies).

(ii) If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “VAT Party”) under a Loan Document, and any party to this Agreement other than the VAT Party (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Party in respect of that consideration):

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Section 2.15(l)(ii) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient determines (acting reasonably and in good faith) relates to the VAT chargeable on that supply; and

(B) (where the VAT Party is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Party, pay to the VAT Party an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Party determines (acting reasonably and in good faith) that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)  Where a Loan Document requires any party to this Agreement to reimburse or indemnify a Recipient for any costs or expenses, that party shall reimburse or indemnify (as the case may be) the Recipient against any VAT incurred by the Recipient in respect of the costs or expenses, to the extent that the Recipient determines (acting reasonably and in good faith) that neither it nor any group of which it is a member for VAT purposes is entitled to credit or receives repayment in respect of the VAT from the relevant tax authority.

(iv) Any reference in this Section 2.15(l) to any party to this Agreement shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)) so that a reference to a party to this Agreement shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v) In relation to any supply made by a Recipient to any party to this Agreement under a Loan Document, if reasonably requested by such Recipient, that party must promptly provide such Recipient with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

(m) Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction, or discharge of all obligations under any Loan Document. For purposes of this Section 2.15, the term “applicable law” includes FATCA.

Section 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Section 2.09(c), Section 2.09(d), Section 2.13 or 2.15, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.15 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan shall in each case be made in the currency in which such Loan was made. All payments of other amounts due hereunder or under any other Loan Document shall be made in U.S. Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) Subject to Section 2.20 or Section 2.23, as applicable, if at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of outstanding fees and expenses of the Agents, (ii) second, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of Collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.16(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) If any Lender shall fail to make any payment required to be made by it pursuant to this Section 2.16 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.17. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.13, or if the Borrower or any Obligor is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.13 or 2.14, or if the Borrower or any Obligor is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section 2.17, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.13, 2.14 or 2.15) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower or any Obligor (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13, Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.17 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) (x) has failed to consent to a proposed waiver, amendment, other modification, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of Lenders in addition to the Required Lenders or (y) has failed to confirm the satisfaction of the conditions precedent pursuant to Article IV and, in each case, with respect to which the Required Lenders shall have granted their consent, then, provided that no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees in accordance with Section 9.04 and deliver any outstanding notes to the Borrower; provided that (i) all Obligations of the Borrower then owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (ii) the Non-Consenting Lender shall receive a price equal to the principal amount thereof plus accrued and unpaid interest thereon; provided, further that, (A) in the event a Non-Consenting Lender has not consented to the waiver of any condition precedent to the initial funding of the Delayed Draw Loans pursuant to Section 4.02, and with respect to which the Required Lenders shall have granted their consent~~,~~ or (B) in the event a Non-Consenting Lender has not consented to the waiver of any condition precedent to the initial funding of the Fifth Amendment Delayed Draw Loans pursuant to Section 4.03, and with respect to which the Fifth Amendment Required Lenders shall have granted their consent, in each case, the Commitments of such Non-Consenting Lender in such circumstance may also, at the Borrower’s option, be re-allocated to other Lenders willing to increase its Commitments hereunder. In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender, and the replacement Lender shall otherwise comply with Section 9.04. Each Lender agrees that, if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.04. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender shall be deemed to have executed and delivered, and in addition hereby authorizes and directs the Administrative Agent to execute and deliver, such documentation as may be required to give effect to an assignment in accordance with Section 9.04 on behalf of a Non-Consenting Lender and any such documentation shall be effective for purposes of documenting an assignment pursuant to Section 9.04. For the avoidance of doubt, if any Lender shall be deemed a Non-Consenting Lender and is required to assign all or any portion of its Loans or its Loans are prepaid by the Borrower, then the Borrower shall pay the Applicable Premium that would otherwise be payable by the Borrower in connection with the voluntary prepayment thereof.

Section 2.18. Inability to Determine Rates.

Subject to Section 2.21, if, on or prior to the first day of any Interest Period for any Term SOFR Loan:

(a) the Administrative Agent determines or the Required Lenders determine (which determination in each case shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans, and any right of the Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Administrative Agent (at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.14. Subject to Section 2.21, if the Administrative Agent or the Required Lenders determine (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

Section 2.19. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver, or consent with respect to this Agreement shall be restricted as set forth in Section 9.08.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agents hereunder; second, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing to the extent no Default or Event of Default is a condition to funding the subsequent mentioned Loan), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.01 ~~and~~, Section 4.02 (with respect to any funding of initial Delayed Draw Loans) and Section 4.03 (with respect to any funding of Fifth Amendment Delayed Draw Loans) were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower notifies the Administrative Agent in writing that, in its sole discretion, a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.20. Cash Waterfall.

(a) Deposits into Accounts.

(i) Available Cash Account. The Borrower shall deposit, and shall use reasonable best efforts to cause third parties that would otherwise make payments directly to the Borrower to deposit, in the Available Cash Account (without duplication): (i) the proceeds of all Available Cash; (ii) any Other Proceeds transferred from the Other Proceeds Account pursuant to Section 2.20(c); and (iii) any amounts transferred from the Distribution Reserve Account pursuant to Section 2.20(d)(ii).

(ii) Other Proceeds Account. The Borrower shall deposit, and shall use reasonable best efforts to cause third parties that would otherwise make payments directly to the Borrower to deposit, in the Other Proceeds Account, Other Proceeds promptly after receipt thereof by the Borrower.

(iii) Distribution Reserve Account. The Borrower shall deposit, or cause to be deposited, in the Distribution Reserve Account all amounts transferred from the Available Cash Account pursuant to ~~Section 2.20(b)(iv)~~Section 2.20(b)(v).

(b) Withdrawals from the Available Cash Account. Pursuant to an Account Withdrawal Certificate delivered by the Borrower and countersigned by the Calculation Agent (and with respect to the Calculation Agent, such signature not to be unreasonably delayed or withheld), all amounts in the Available Cash Account shall be disbursed by the Depositary Bank from time to time for application, at the following times and in the following order of priority:

(i) first, on each date as needed, to pay (A) the indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) which are then due and payable under the Loan Documents and (B) all indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) which are then due and payable to the Depositary Bank, ratably among the parties owed such obligations in proportion to the respective amounts owed to each;

(ii) second, on each Quarterly Payment Date, to pay scheduled interest payments and expenses which are then due and payable with respect to the Facility;

(iii) third, on each Quarterly Payment Date, to make the repayments of principal with respect to the Facility as required pursuant to Section 2.08;

(iv) fourth, on each date as needed, Operating Expenses solely with respect to any contractual obligations assigned or otherwise transferred to the Borrower pursuant to the terms of this Agreement; and

(v) fifth, on each Quarterly Payment Date, after giving effect to transfers made pursuant to clauses (i) through (iv) of this Section 2.20(b), to the Distribution Reserve Account.

(c) Withdrawals from the Other Proceeds Account. Pursuant to an Account Withdrawal Certificate delivered by the Borrower and countersigned by the Calculation Agent (and with respect to the Calculation Agent, such signature not to be unreasonably delayed or withheld), funds on deposit in the Other Proceeds Account shall be transferred from time to time:

(i) first, as needed, to make any mandatory prepayment of the Loans required pursuant to Section 2.09(b)(iv); and

(ii) second, to the Available Cash Account for application in accordance with Section 2.20(b).

(d) Withdrawals from the Distribution Reserve Account.

(i) On any Quarterly Payment Date or within thirty (30) days thereafter, if the Distribution Conditions have been satisfied pursuant to Section 6.06(a), then pursuant to an Account Withdrawal Certificate delivered by the Borrower (and countersigned by the Calculation Agent (such signature not to be unreasonably delayed or withheld)) to the Collateral Agent, the Collateral Agent shall deliver the direction prepared by the Borrower and annexed to the applicable Account Withdrawal Certificate to the Depositary Bank who shall withdraw and transfer to any Person or account (including to the General Accounts) specified in such Account Withdrawal Certificate, such amounts on deposit in the Distribution Reserve Account.

(ii) If the funds on deposit in the Available Cash Account are insufficient to make all payments in respect of the Obligations then due and payable, a Responsible Officer of the Borrower shall deliver an Account Withdrawal Certificate countersigned by the Calculation Agent to the Depositary Bank and the Collateral Agent (and acknowledged by the Calculation Agent) setting forth the amount of such insufficiency and directing the Depositary Bank to transfer from the Distribution Reserve Account the amount of such insufficiency to the Available Cash Account for application in accordance with the provisions set forth in Section 2.20(b); provided that any such transfer shall be only of amounts on deposit in the Distribution Reserve Account.

Section 2.21. Benchmark Replacement.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent (at the direction of the Required Lenders) and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders; provided that the Administrative Agent, in its sole discretion, may abstain from executing such amendment until so directed by the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.21(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (at the direction of the Required Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that any such Conforming Changes shall, unless otherwise determined by the Borrower in consultation with the Administrative Agent and the Required Lenders, be made in a manner that is intended to comply with the terms of United States Treasury Regulations Section 1.1001-6 so as not to be treated as a “modification” (and therefor an exchange) of any Loans for purposes of Treasury Regulations Section 1.1001-3.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.21(e). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.21.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks (the “IOSCO Principles”), then the Administrative Agent (at the direction of the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the IOSCO Principles for a Benchmark (including a Benchmark Replacement), then the Administrative Agent (at the direction of the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term SOFR Loan of, conversion to or continuation of a Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 2.22. ~~Incremental Facilities.~~[Reserved]~~At any time prior to the Incremental Facility Sunset Date, the Borrower may increase the aggregate amount of the Commitments of any existing Class by requesting new delayed draw term loan commitments to provide Delayed Draw Loans (any such increase, an “Incremental Facility” or the “Incremental Facilities”) by an aggregate amount not in excess of the Incremental Cap, tested at the time of incurrence thereof. The Borrower may invite (A) any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or (B) any other Person to provide all or a portion of the Incremental Commitments (any such Person, an “Incremental Lender”).~~

~~(b) Any Incremental Facility shall be effected pursuant to an Incremental Facility Amendment executed and delivered by the Administrative Agent, the Borrower and the applicable Incremental Lenders, which Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22 (it being agreed and understood that the terms applicable to any Incremental Facility incurred hereunder shall be substantially similar to the terms applicable to the then-existing Commitments). The Lenders hereby irrevocably authorize and direct the Administrative Agent to enter into any Incremental Facility Amendment and any amendment to any of the other Loan Documents with the Borrower or the Parent as may be necessary in order to establish new tranches or sub-tranches in respect of Delayed Draw Loans or Commitments increased or extended pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches (which may include amending and restating the Loan Documents), in each case on terms consistent with this Section 2.22; it being acknowledged and agreed by each Lender that the Administrative Agent, in its capacity as such shall have no liability with respect to such amendments and each Lender hereby irrevocably waives to the fullest extent permitted by Law any claims with respect to such amendments. For the avoidance of doubt, the amendments referred to in this Section 2.22 shall be subject to the approval requirements set forth in Section 9.08(b)(i) through Section 9.08(b)(viii), in each case, to the extent applicable.~~

~~(c) On the effective date of any Incremental Commitment, each Incremental Lender that has agreed to provide such Incremental Commitments shall become a Lender hereunder.~~

Section  2.23. Fifth Amendment Obligations Waterfall.

(a) Deposits into Accounts.

(i) Fifth Amendment Available Cash Account. The Borrower shall deposit, and shall use reasonable best efforts to cause third parties that would otherwise make payments directly to the Borrower to deposit, in the Fifth Amendment Available Cash Account (without duplication): (i) the proceeds of all Fifth Amendment Available Cash; (ii) any Fifth Amendment Other Proceeds transferred from the Fifth Amendment Other Proceeds Account pursuant to Section 2.23(c); and (iii) any amounts transferred from the Fifth Amendment Distribution Reserve Account pursuant to Section 2.23(d)(ii).

(ii) Fifth Amendment Other Proceeds Account. The Borrower shall deposit, and shall use reasonable best efforts to cause third parties that would otherwise make payments directly to the Borrower in respect of the Fifth Amendment Collateral to deposit, in the Fifth Amendment Other Proceeds Account, Fifth Amendment Other Proceeds promptly after receipt thereof by the Borrower.

(iii) Fifth Amendment Distribution Reserve Account. The Borrower shall deposit, or cause to be deposited, in the Fifth Amendment Distribution Reserve Account all amounts transferred from the Fifth Amendment Available Cash Account pursuant to Section 2.23(b)(v).

(b) Withdrawals from the Fifth Amendment Available Cash Account. Pursuant to an Account Withdrawal Certificate delivered by the Borrower to the Depositary Bank and countersigned by the Calculation Agent (and with respect to the Calculation Agent, such signature not to be unreasonably delayed or withheld), all amounts in the Fifth Amendment Available Cash Account shall be disbursed by the Depositary Bank from time to time for application, at the following times and in the following order of priority:

(i) first, on each date as needed, to pay, to the extent not paid pursuant to Section 2.20(b)(i) and constituting Fifth Amendment Obligations, (A) the indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) which are then due and payable under the Loan Documents and (B) all indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) which are then due and payable to the Depositary Bank, ratably among the parties owed such obligations in proportion to the respective amounts owed to each;

(ii) second, on each Quarterly Payment Date, to pay scheduled interest payments and expenses which are then due and payable with respect to the Fifth Amendment Delayed Draw Loan Facility;

(iii) third, on each Quarterly Payment Date, to make the repayments of principal with respect to the Fifth Amendment Delayed Draw Loan Facility as required pursuant to Section 2.08;

(iv) fourth, on each date as needed, Fifth Amendment Operating Expenses solely with respect to any contractual obligations assigned or otherwise transferred to the Borrower pursuant to the terms of this Agreement; and

(v) fifth, on each Quarterly Payment Date, after giving effect to transfers made pursuant to clauses (i) through (iv) of this Section 2.23(b), to the Fifth Amendment Distribution Reserve Account.

(c) Withdrawals from the Fifth Amendment Other Proceeds Account. Pursuant to an Account Withdrawal Certificate delivered by the Borrower and countersigned by the Calculation Agent (and with respect to the Calculation Agent, such signature not to be unreasonably delayed or withheld), funds on deposit in the Fifth Amendment Other Proceeds Account shall be transferred from time to time:

(i) first, as needed, to make any mandatory prepayment of the Loans required pursuant to Section 2.09(b)(iv); and

(ii) second, to the Fifth Amendment Available Cash Account for application in accordance with Section 2.23(b).

(d) ~~This Section 2.22 shall supersede any provisions in Section 2.16 or 9.04 to the contrary~~Withdrawals from the Fifth Amendment Distribution Reserve Account.

(i) On any Quarterly Payment Date or within thirty (30) days thereafter, if the Distribution Conditions have been satisfied pursuant to Section 6.06(a), then pursuant to an Account Withdrawal Certificate delivered by the Borrower (and countersigned by the Calculation Agent (such signature not to be unreasonably delayed or withheld)) to the Collateral Agent, the Collateral Agent shall deliver the direction prepared by the Borrower and annexed to the applicable Account Withdrawal Certificate to the applicable depositary bank who shall withdraw and transfer to any Person or account (including to the General Accounts) specified in such Account Withdrawal Certificate, such amounts on deposit in the Fifth Amendment Distribution Reserve Account.

(ii) If the funds on deposit in the Fifth Amendment Available Cash Account are insufficient to make all payments in respect of the Fifth Amendment Obligations then due and payable, a Responsible Officer of the Borrower shall deliver an Account Withdrawal Certificate countersigned by the Calculation Agent to the applicable depositary bank and the Collateral Agent (and acknowledged by the Calculation Agent) setting forth the amount of such insufficiency and directing the Depositary Bank to transfer from the Fifth Amendment Distribution Reserve Account the amount of such insufficiency to the Fifth Amendment Available Cash Account for application in accordance with the provisions set forth in Section 2.23(b); provided that any such transfer shall be only of amounts on deposit in the Fifth Amendment Distribution Reserve Account.

Section  2.24. Excess Cash Amounts Waterfall.

(a) If an amount greater than $0 is deposited by the Borrower in the Distribution Reserve Account (such amount, the “Excess Existing Cash Amount”) pursuant to Section 2.20(b)(v) of this Agreement, the Borrower shall promptly (but in any event substantially concurrently with receipt of any such Excess Existing Cash Amount), apply such Excess Existing Cash Amount in accordance with Section 2.23 of this Agreement solely to the extent the funds on deposit in the Fifth Amendment Available Cash Account are insufficient to make all payments then due and payable pursuant to Section 2.23(b)(i)-(iii).

(b) If an amount greater than $0 is deposited by the Borrower in the Fifth Amendment Distribution Reserve Account (such amount, the “Excess Fifth Amendment Cash Amount”) pursuant to Section 2.23(b)(v) of this Agreement, the Borrower shall promptly (but in any event substantially concurrently with receipt of any such Excess Fifth Amendment Cash Amount), apply such Excess Fifth Amendment Cash Amount in accordance with Section 2.20 of this Agreement solely to the extent the funds on deposit in the Available Cash Account are insufficient to make all payments then due and payable pursuant to Section 2.20(b)(i)-(iii).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower, on behalf of itself and its Subsidiaries, represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that as of the date hereof, the Closing Date and as otherwise required by Section 4.02 or Section 4.03:

Section 3.01. Organization; Powers . Each of the Borrower and its Subsidiaries (a) is duly organized, incorporated or established validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization, incorporation or establishment (as applicable), (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and Material Project Contracts to which it is a party and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow and otherwise obtain credit hereunder.

Section 3.02. Authorization; No Conflicts. The execution, delivery and performance by the Borrower and its Subsidiaries of each of the Loan Documents to which it is a party, and the borrowings hereunder, the Transactions and the Fifth Amendment Transactions (a) have been duly authorized by all necessary corporate, stockholder, limited liability company or partnership action required to be obtained by the Borrower or such Subsidiary, as applicable, and (b) will not (i) violate any provision of (A) law, statute, rule or regulation, (B) the certificate or articles of incorporation or other constitutive documents or limited liability company agreement or by-laws of the Borrower or such Subsidiary, as applicable, (C) any applicable order of any court or order of any Governmental Authority or (D) any indenture, lease, agreement or other instrument to which the Borrower or such Subsidiary, as applicable, is a party or by which it or any of its property is or may be bound or (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in clauses (i)(A), (C) and (D) of this Section 3.02 would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) will not result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or such Subsidiary, as applicable, other than the Liens created by the Loan Documents. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and each Obligor and constitutes, and each other Loan Document and Material Project Contract in effect as of the Closing Date and the Fifth Amendment Effective Date and delivered by the Borrower or Obligor that is party thereto will constitute, a legal, valid and binding obligation of the Borrower or such Obligor enforceable against the Borrower or such Obligor in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing and (d) the need for filings and registrations necessary to create or perfect Liens on the Collateral granted by the Borrower or such Obligor in favor of the Secured Parties.

Section 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with, permit from, notice to, or any other action by, any Governmental Authority is or will be required in connection with (a) the entry of the Borrower or any Obligor into, or the performance by the Borrower or any Obligor of its obligations under, the Loan Documents, (b) the development, ownership and operation of the Project as contemplated by the Loan Documents, the Material Project Contracts and the Data Center Leases/Licenses (to the extent required to be obtained by the Borrower or its Subsidiaries), (c) the consummation of the Transactions and the Fifth Amendment Transactions by the Borrower or (d) the grant by the Borrower or any Obligor of the Liens granted under the Security Documents or the validity, perfection and enforceability thereof or for the exercise by the Collateral Agent of its rights and remedies thereunder, except for (i) the filing of UCC financing statements (or the filing of financing statements under any other local equivalent) or (ii) such consents, authorizations, filings or other actions that have either (A) been made or obtained and are in full force and effect, (B) are listed on Schedule 3.04 or (C) such actions, consents, approvals, registrations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

Section 3.05. Title to Properties; Material Project Contracts.

(a) The Borrower and each Obligor has good and valid (subject to the terms of the Material Project Contracts and the Data Center Leases/Licenses to which the Borrower is a party) title to, or valid leasehold interests (as applicable) in, all its material properties and assets necessary for the operation of the Project as contemplated hereby, except for Liens permitted under this Agreement. There is no breach or default, or condition that with notice and/or the passage of time would constitute a breach or default by the Borrower or any Obligor (nor, to the Borrower’s knowledge, by any counterparty thereto) under the Material Project Contracts or the Data Center Leases/Licenses to which the Borrower or any Obligor is a party, except in each case to the extent that such breach, default or condition would not reasonably to have any Material Adverse Effect.

(b) Schedule 3.05 contains a true, correct and complete list of all the Material Project Contracts in effect as of the Fifth Amendment Effective ~~d~~Date ~~hereof~~, and all such Material Project Contracts are in full force and effect and no defaults currently exist thereunder.

Section 3.06. No Material Adverse Change. Since the date hereof, there has been no occurrence, development, change, event, or loss which has resulted in or would reasonably be expected to have, individually or in the aggregate, any Material Adverse Effect.

Section 3.07. Equity Interests; Subsidiaries.

(a) Schedule 3.07(a) sets forth as of the ~~Second~~Fifth Amendment Effective Date the name and jurisdiction of incorporation, formation, establishment or organization of the Borrower and its Subsidiaries and the percentage of each class of Equity Interests owned by the Parent, indicating the ownership thereof. The Equity Interests in the Borrower and its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. There is no existing option, warrant, call, right, commitment or other agreement to which the Borrower or any of its Subsidiaries is a party requiring, and there is no Equity Interest in the Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by the Borrower or any of its Subsidiaries of any additional Equity Interests in the Borrower or such Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase an Equity Interest in the Borrower or such Subsidiary.

(b) [Reserved].

Section 3.08. Litigation; Compliance with Laws; Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions.

(a) Except as set forth on Schedule 3.08(a), there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of the Borrower, threatened in writing against or affecting, the Borrower, any Obligor or any business, property or rights of the Borrower or any Obligor which (a) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to any Loan Document or any Transaction.

(b) None of the Material Project Contracts is subject to any action, suit, litigation, arbitration or administrative proceeding or dispute which is reasonably likely to be adversely determined against the Borrower, any Obligor or the Project and, if so adversely determined, would reasonably be expected to have a Material Adverse Effect.

(c) (i) None of the Borrower nor any Obligor, or any of their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any currently applicable law, rule or regulation, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) the Borrower and each Obligor holds all permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority (“Governmental Approvals”) required under any currently applicable law, rule or regulation for the operation of its business as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) The Borrower and each Obligor is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Data Protection Laws and Environmental Laws governing its business and the requirements of any permits issued under such Environmental Laws), except such non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(e) The Borrower, its Subsidiaries and its respective directors or officers, and to the knowledge of the Borrower, its employees and agents acting on its behalf are in compliance with applicable Anti-Money Laundering Laws. To the extent required by law, the Borrower has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Borrower, and its respective directors, officers, employees and agents, with applicable Anti-Money Laundering Laws.

(f) (i) The Borrower, its Subsidiaries and its respective directors or officers, and to the knowledge of the Borrower, its employees and agents acting on its behalf are in compliance with applicable Anti-Corruption Laws.

(ii) The Borrower has implemented and maintains in effect or is subject to policies and procedures designed to promote and achieve compliance by the Borrower and its directors, officers, employees and agents with applicable Anti-Corruption Laws.

(iii) The Borrower will not use, directly or indirectly, any part of the proceeds of the Loans in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official or commercial counterparty to influence official action or secure an improper advantage in each case in violation of applicable Anti-Corruption Laws.

(g) The Borrower, its Subsidiaries and its respective directors or officers, and to the knowledge of the Borrower, its employees and agents acting on its behalf are in compliance with applicable Sanctions. None of the Borrower or any of its directors or officers, or to the knowledge of the Borrower, any of its employees or agents is a Sanctioned Person. The Borrower has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Borrower, and its directors, officers, employees and agents, with applicable Sanctions. The Borrower will not use, directly or knowingly indirectly, any part of any proceeds of the Loans: (A) to fund or facilitate any activities or business of, with or involving any Sanctioned Person in violation of applicable Sanctions or (B) in any manner that would constitute or give rise to a violation of Sanctions by any Person (including any Lender).

Section 3.09. Federal Reserve Regulations.

(a) None of the Borrower or any Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No proceeds of any Borrowings will be used for any purpose that violates Regulation T, Regulation U or Regulation X.

Section 3.10. Investment Company Act. Neither the Borrower nor any Domestic Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. The Borrower is not a “covered fund” under the Volcker Rule (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Section 3.11. Use of Proceeds. The proceeds of the Delayed Draw Loans (other than Fifth Amendment Delayed Draw Loans) shall be used by the Borrower to finance the (a) IG Capital Expenditures and (b) Non-IG Capital Expenditures, in each case, of the Borrower and any Obligor, and including, in each case, to consummate portions of the Acquisition, to pay transaction costs and expenses incurred in connection therewith. The proceeds of the Fifth Amendment Delayed Draw Loans shall be used by the Borrower to finance the Fifth Amendment Contract Capital Expenditures of the Borrower and any Obligor (or, solely with respect to the GPU Obligors, to finance Fifth Amendment Contract Capital Expenditures in respect of the Fifth Amendment Contract Infrastructure described on Schedule 5.23(d)), and including, in each case, to consummate portions of the Acquisition of the Fifth Amendment Contract Infrastructure, to pay transaction costs and expenses incurred in connection therewith.

Section 3.12. Taxes. Except as set forth in Schedule 3.12, the Borrower and each Obligor has timely filed (after giving effect to any applicable extensions) all federal, state and other tax returns and reports, domestic and foreign (as applicable), required to be filed by it and each such Tax return is complete and accurate and the Borrower or such Obligor has paid all Taxes, assessments, fees and other charges levied upon it or upon its properties, income or assets that are due and payable, other than those that are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP or the failure of which to be filed, complete, accurate or paid would not reasonably be expected to have a Material Adverse Effect. The Borrower is a disregarded entity of Parent for U.S. federal income tax purposes.

Section 3.13. No Material Misstatements.

(a) All written information (other than the Projections, estimates and information of a general economic nature) concerning the Borrower, its Subsidiaries, the Transactions, the Fifth Amendment Transactions, and any other transactions contemplated hereby prepared by or on behalf of the Borrower or its Subsidiaries in connection with the Transactions or the other transactions contemplated hereby (as modified or supplemented by other information so furnished), when taken as a whole, as of the date hereof and as of the Fifth Amendment Effective Date, in each case, does not contain any untrue statement of a material fact as of any such date or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

(b) The Projections prepared by or on behalf of the Borrower, its Subsidiaries or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions, the Fifth Amendment Transactions, or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof, as of the date such Projections were furnished to the Administrative Agent (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Affiliates, that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material, and that no assurances can be given that any such Projections will be realized).

(c) As of the date hereof and as of the Fifth Amendment Effective Date, the information included in the Beneficial Ownership Certification provided to any Lender in connection with this Agreement is true and correct in all material respects.

Section 3.14. Employee Benefit Plans. Each Plan has been administered in compliance with the applicable provisions of ERISA and the Code (and the regulations and published interpretations thereunder) except for such noncompliance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As of the date hereof and the Fifth Amendment Effective Date, the excess of the present value of all benefit liabilities under each Plan of the Borrower and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan would not reasonably be expected to have a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, does not exceed the value of the assets of all such underfunded Plans by an amount that would reasonably be expected to have a Material Adverse Effect. No ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events and Foreign Plan Events which have occurred or for which liability is reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect.

Section 3.15. Environmental Matters. Except as set forth on Schedule 3.15 or for matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (a) no unresolved Environmental Claim or penalty under Environmental Laws has been received or incurred by the Borrower or any Obligor, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Borrower threatened against the Borrower or any Obligor, which allege a violation of or liability under any Environmental Laws, (b) the Borrower and each Obligor has obtained, and maintained in full force and effect, all permits registrations and licenses required by Governmental Authorities under Environmental Laws for the conduct of their businesses and operations as currently conducted and the Borrower and each Obligor is, and has been, in compliance with the terms and conditions of all such permits, registrations and licenses and with all applicable Environmental Laws, (c) each of the Borrower and the Obligors is not currently conducting, funding or responsible for any investigation, remediation, remedial action or cleanup of any Release of Hazardous Materials, (d) there has been no Release of Hazardous Materials by the Borrower, any Obligor, or by any other person, at any property currently or, to the knowledge of the Borrower, formerly owned or operated by the Borrower or any Obligor that would reasonably be expected to give rise to any liability of the Borrower or any Obligor or Environmental Claim against the Borrower or any Obligor under any Environmental Laws, (e) no Hazardous Material has been generated, owned, or controlled by the Borrower and transported for disposal or released at any location in a manner that would reasonably be expected to give rise to an Environmental Claim against the Borrower or other liability under Environmental Laws of the Borrower and (f) the Borrower has not entered into a contract to expressly assume, guarantee or indemnify any third party for any liability of any other Person arising under Environmental Law. Representations and warranties of the Borrower with respect to environmental matters (including Environmental Law and Hazardous Materials) are limited to those in this Section 3.15 unless expressly stated.

Section 3.16. Solvency. On the date hereof and, on the Closing Date, immediately after giving effect to the Transactions (i) the fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Borrower and its Subsidiaries, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis, (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries will be greater than the amount that will be required to pay the probable liabilities of the Borrower and its Subsidiaries on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, in each case, on a consolidated basis, (iii) the Borrower and its Subsidiaries will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) the Borrower and its Subsidiaries will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

Section 3.17. Borrower is a Limited Purpose Entity.

(a) The Borrower has been formed as a limited purpose entity subject to customary “special purpose entity” provisions as set forth in the Borrower’s organizational documents in effect as of the date of this Agreement.

(b) The Borrower has not engaged in any material lines of business substantially different (i) from those lines of business contemplated or conducted by the Borrower on the date hereof or (ii) reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

Section 3.18. Labor Matters. There are no strikes pending or threatened against the Borrower or any Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower or any Obligor have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from the Borrower or any Subsidiary or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or any Subsidiary to the extent required by GAAP. Consummation of the Transactions and the Fifth Amendment Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower (or, any predecessor) is a party or by which the Borrower (or, in each case, any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to the Borrower.

Section 3.19. Insurance. All insurance required to be obtained and maintained by the Borrower and its Subsidiaries pursuant to Section 5.02 and Schedule 5.02 has been obtained and is in full force and effect.

Section 3.20. Status as Senior Debt; Perfection of Security Interests.

(a) On and after the date hereof, the obligations of the Borrower and the Obligors under the Loan Documents are secured and unsubordinated obligations and rank at least pari passu in priority of payment with all unsecured obligations of the Borrower and the Obligors, outstanding at any time except for any obligations of the Borrower or any Obligor held by those whose claims are preferred under any bankruptcy or insolvency procedures to the extent required by the terms of any applicable Laws.

(b) Each Security Document delivered pursuant to Sections 4.01, 4.02 ~~and~~, 4.03, 5.10 and 5.20 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, and enforceable security interest in the Collateral described therein and proceeds thereof in all material respects. On and after the Closing Date, in the case of (i) the Pledged Collateral described in each of the Collateral Agreement and the Parent Guarantee and Pledge Agreement or any Pledged Collateral or other security granted in respect of ~~C~~capital ~~S~~stock (or equivalent) of any Foreign Subsidiary of the Borrower, when stock certificates, if any, representing such Pledged Collateral are delivered to the Collateral Agent, and (ii) the other Collateral described in the Security Documents, when (A) financing statements under Article 9 of the UCC and (B) other filings specified therein in appropriate form are filed in the offices specified therein, the Liens created by the Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower or any Obligor in such Collateral and the proceeds thereof to the extent perfection can be obtained by filing financing statements, making such other filings specified therein or by possession, as security for the applicable Obligations of the Borrower or any Obligor, in each case prior and superior in right to any other Person, subject, in the case of Collateral other than Pledged Collateral, to Prior Liens, and in the case of Pledged Collateral, to Liens for Taxes, banker’s liens or other rights of set-off arising (and that have priority) by operation of law.

Section 3.21. Location of Business and Offices. The Borrower’s jurisdiction of organization is the State of Delaware as of the date hereof ~~and~~, as of the Closing Date and as of the Fifth Amendment Effective Date; the name of the Borrower as listed in the public records of its jurisdiction of organization is CoreWeave Compute Acquisition Co., IV, LLC as of the date hereof ~~and~~, as of the Closing Date and as of the Fifth Amendment Effective Date; the tax identification number of the Borrower is 99-0796066 as of the date hereof ~~and~~, as of the Closing Date and as of the Fifth Amendment Effective Date; and the organizational identification number of the Borrower in its jurisdiction of organization is 2955822 as of the Closing Date (or as set forth in a notice delivered to the ~~Administrative~~Collateral Agent pursuant to ~~Section 5.01(b))~~Section 5.10(c)) and as of the Fifth Amendment Effective Date. The Borrower’s principal place of business and chief executive office is located at the address specified in Section 9.01(a) (or as set forth in any notice delivered pursuant to Section 5.10(c) or Section 9.01(a)).

Section 3.22. Intellectual Property. Except as has not resulted in and would not reasonably be expected to have a Material Adverse Effect, (a) the Borrower and the Subsidiaries own or have the right to use all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, know-how, licenses and other intellectual property rights, including the Intellectual Property Collateral, which are necessary for the development, ownership and operation of the Project, including in accordance with the applicable Material Project Contracts, and (b) to the knowledge of the Borrower, no material product, process, method, service, substance, part or other material offered for sale, sold, contemplated to be sold or used by it in connection with its business infringes, misappropriates or violates any patent, trademark, service mark, trade name, domain name, copyright, trade secrets, know-how, license or other intellectual property right owned by any other Person.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01. Signing Date. The effectiveness of this Agreement is subject to the satisfaction or waiver by the Administrative Agent at the direction of each Lender of each of the following conditions precedent on the date hereof:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto and thereto either (i) a counterpart of this Agreement and the Parent Guarantee and Pledge Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission, or electronic transmission of a PDF copy, of a signed signature page of this Agreement or the Parent Guarantee and Pledge Agreement) that such party has signed a counterpart of this Agreement and the Parent Guarantee and Pledge Agreement, in each case, to which it is a party.

(b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) or except to the extent such representations and warranties are expressly intended to be made as of the Closing Date or conditioned on the occurrence of the Closing Date (in which case such representations and warranties shall be true and correct in all material respects as of the Closing Date or conditioned on the occurrence of the Closing Date, as applicable), as applicable (and, in all cases, to the extent qualified by materiality, true and correct in all respects).

(c) Since December 31, 2023, there shall not have occurred a Material Adverse Effect.

(d) (i) The Administrative Agent and Collateral Agent shall have received at least three (3) Business Days prior to the date hereof all documentation and other information required by regulatory authorities with respect to the Borrower and the Parent under applicable “know your customer” and Anti-Corruption Laws, and Anti-Money Laundering Laws, and regulations, including without limitation the PATRIOT Act, that has been reasonably requested by the Administrative Agent in writing at least ten (10) days in advance of the date hereof and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Lender shall have received a Beneficial Ownership Certification in relation to the Borrower at least one (1) day prior to the date hereof (provided that, upon execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (~~e~~d) shall be deemed satisfied).

(e) As of the date hereof and immediately thereafter, no Event of Default or Default shall have occurred and be continuing.

(f) A certificate of the Secretary, Assistant Secretary, Director, Vice President, President or similar officer, or the general partner, managing member or sole member, of each of the Borrower and the Parent, in each case dated the date hereof and certifying as to the satisfaction of the conditions set forth in Section 4.01(b), Section 4.01(c) and Section 4.01(e).

(g) The due and valid execution of the Series C Preferred Stock Purchase Agreement, dated as of April 26, 2024, among the Parent and the purchasers party thereto, as modified or supplemented from time to time.

For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 4.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed signing date specifying its objection thereto.

Section 4.02. ~~All~~ Credit Events. The obligation of the Lenders to make Credit Extensions (other than, for the avoidance of doubt, (i) with respect to any Fifth Amendment Credit Event and (ii) with respect to a conversion of Loans to the other Type or a continuation of Term SOFR Loans) is subject to the satisfaction or waiver by the Administrative Agent at the direction of (x) each Lender (in the case of any condition to the initial funding of Delayed Draw Loans) and (y) the Required Lenders (in the case of any other Credit Extension) of each of the following conditions precedent:

(a) Solely with respect to the initial funding of Delayed Draw Loans, the Administrative Agent shall have received each of the following:

(i) a copy of (A) the certificate or articles of incorporation, partnership agreement or limited liability agreement, including all amendments thereto, or other relevant constitutional documents under applicable law of the Borrower and the Parent, (x) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) or (y) in the case of a partnership of or limited liability company, certified by the Secretary or Assistant Secretary, or the general partner, managing member or sole member, of the Borrower and the Parent and (B) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of the Borrower and the Parent as of a recent date from such Secretary of State (or other similar official);

(ii) a certificate of the Secretary, Assistant Secretary, Director, Vice President, President or similar officer, or the general partner, managing member or sole member, of each of the Borrower and the Parent, in each case dated the Closing Date and certifying:

(A) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, memorandum and articles of association, limited liability company agreement or other equivalent governing documents) of the Borrower and the Parent as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below;

(B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each of the Borrower and the Parent (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the grant of the security interest required under the Security Document to which such Person is a party, in each case as of the Closing Date, and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(C) that the certificate or articles of incorporation, partnership agreement or limited liability agreement of each of the Borrower and the Parent has not been amended since the date of the last amendment thereto disclosed pursuant to ~~clause  (i)~~Section 4.02(a)(i) above;

(D) as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of each of the Borrower and the Parent; and

(E) as to the satisfaction of the conditions set forth in Sections 4.02(j), 4.02(k), 4.02(l) and 4.02(n);

(iii) the Collateral Agreement, duly executed by the Borrower and each other Person party thereto, together with:

(A) certificates, if any, representing the pledged Equity Interests referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);

(B) copies of proper financing statements, filed or duly prepared for filing under the UCC in all United States jurisdictions that are necessary or requested by the Required Lenders in order to perfect and protect the Liens created under the Collateral Agreement on assets of the Borrower, covering the Collateral described in the Collateral Agreement; and

(C) evidence that all other actions, recordings and filings required by the Security Documents as of the Closing Date that are necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for, provided that the Collateral and Guarantee Requirement shall be deemed to have been satisfied so long as the Collateral Agent shall have received, on or prior to the Closing Date, (1) Uniform Commercial Code financing statements in appropriate form for filing by the Lenders or their counsel under the Uniform Commercial Code in the jurisdiction of incorporation or organization of the Borrower and (2) to the extent certificated or represented by an instrument, any certificates or instruments representing or evidencing Equity Interests in the Borrower and accompanied by instruments of transfer and stock powers undated and endorsed in blank (or confirmation in lieu thereof satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);

(iv) copies of a recent Lien, tax and judgment searches in each jurisdiction requested by the Administrative Agent with respect to the Borrower and Parent; and

(v) a financial model with respect to the Project and the Transactions, including an initial operating budget for the Borrower and the Project, in form and substance satisfactory to each Lender.

(b) Solely with respect to the initial funding of Delayed Draw Loans, the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, and the Lenders on the Closing Date, an opinion of Kirkland & Ellis LLP, special counsel for the Borrower, in the form attached hereto as Exhibit K.

(c) Solely with respect to the initial funding of Delayed Draw Loans, the Administrative Agent shall have received a solvency certificate in the form attached hereto as Exhibit L and signed by the chief financial officer or another Responsible Officer of the Borrower confirming the solvency of the Borrower and the Parent after giving effect to the Transactions.

(d) Solely with respect to the initial funding of Delayed Draw Loans, all Collateral Accounts (other than any General Account) have been established.

(e) Solely with respect to the initial funding of Delayed Draw Loans, the Administrative Agent shall have received customary insurance certificates required pursuant to Section 5.02 and Schedule 5.02, along with endorsements naming the Collateral Agent as an additional insured with respect to all liability policies maintained by the Borrower and as first loss payee with respect to the assets of the Borrower under the applicable insurance policies and a certification from the Borrower that (i) the Borrower has obtained all insurance policies required to be obtained and maintained by the Borrower under the Loan Documents as of the Closing Date, (ii) all such insurance policies are in full force and effect and all premiums then due thereon have been paid in full and (iii) such insurance policies comply with Section 5.02 and Schedule 5.02.

(f) The Administrative Agent shall have received, in each case in form and substance satisfactory to the Required Lenders, each Master Services Agreement in effect as of such date of initial funding except to the extent such Master Services Agreement has been previously delivered to the Administrative Agent.

(g) [Reserved].

(h) (i) Solely with respect to the initial funding of Delayed Draw Loans, the Administrative Agent shall have received all fees due and payable to the Agents or any Lender on or prior to such funding date (including, without limitation, fees payable pursuant to the Agent Fee Letter), and to the extent invoiced at least three (3) Business Days prior to the date of such funding, all other amounts due and payable pursuant to the Loan Documents, including, to the extent so invoiced, reimbursement or payment of all reasonable out of pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any Loan Document and (ii) with respect to any other funding of Delayed Draw Loans, the Administrative Agent shall have received the applicable Delayed Draw Upfront Fee that are earned, due and payable with respect to such Delayed Draw Loans.

(i) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 on a date that is no earlier than the Incremental Facility Sunset Date.

(j) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (or, to the extent qualified by materiality, true and correct in all respects).

(k) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

(l) The aggregate amount of Delayed Draw Loans incurred with respect to such Credit Event shall be less than or equal to the IG Funding Date GPU Amount and ~~Non- IG~~Non-IG Funding Date GPU Amount (as applicable), in each case as of the date of disbursement, determined on a pro forma basis after giving effect to the Borrowing of such Delayed Draw Loans and the requirements under Section 3.11 with respect to such Delayed Draw Loans, and, to the extent that the Borrower or any Subsidiary of the Borrower is consummating the Acquisition with respect to such Credit Event with the Parent, the Administrative Agent shall have received a copy of each invoice from the Parent to the Borrower or such Subsidiary of the Borrower reflecting the Acquisition by the Borrower or such Subsidiary of the Borrower from the Parent at a price in an amount equal to or less than the IG Funding Date GPU Amount and/or Non-IG Funding Date GPU Amount, in each case as of the date of such Credit Event.

(m) Immediately after giving effect to such Credit Event, each of the IG Contract Coverage Ratio (with respect to IG Contracts not constituting Specified IG Loans), the IG Contract Coverage Ratio (with respect to IG Contracts constituting Specified IG Loans) and Non-IG Contract Coverage Ratio shall be equal to or greater than 1.40:1.00, respectively.

(n) Immediately after giving effect to such Credit Event, no Cash Shortfall Event shall have occurred and be continuing and the Liquidity Requirement shall be satisfied.

(o) The Delayed Draw Upfront Fee with respect to such Credit Event shall have been paid in accordance with Section 2.10(c).

(p) To the extent the proceeds of such Credit Event will be used for an Acquisition, the Administrative Agent shall have received duly written acknowledgments of payments and confirmation of release of liens (if applicable), in each case in form and substance satisfactory to the Lender Representative, with respect to all GPU Servers purchased with such proceeds such that such GPU Servers shall be free and clear of all Liens other than Liens pursuant to the Security Documents; provided, however, that such acknowledgments and releases may be conditioned upon receipt of payment with respect to such Acquisition through a customary funds flow relating to such Credit Event.

(q) To the extent all or any portion of the proceeds of such Credit Event will be used for an Acquisition for the provision of Services with respect to a Non-IG Contract, no Non-IG GPU Non-Acceptance Event with respect to the applicable Non-IG Customer with respect to such Non-IG Contract shall have occurred and be continuing.

(r) The Administrative Agent shall have received an updated GPU Depreciation Amount Spreadsheet (to the extent such GPU Depreciation Amount Spreadsheet is to be updated with respect to an applicable Borrowing in accordance thereof).

Each Credit Event (other than, for the avoidance of doubt, (i) with respect to any Fifth Amendment Credit Event and (ii) with respect to a conversion of Loans to the other Type or a continuation of Term SOFR Loans) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in Sections 4.02(j) and 4.02(k).

For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Credit Event specifying its objection thereto. Notice by the Administrative Agent of the Closing Date to the Borrower and the Lenders shall be conclusive and binding.

Section  4.03. Fifth Amendment Credit Events . The obligation of the Lenders to make Credit Extensions with respect to any Fifth Amendment Credit Event is subject to the satisfaction or waiver by the Administrative Agent at the direction of the Lead Lenders of each of the following conditions precedent:

(a) Solely with respect to the initial funding of Fifth Amendment Delayed Draw Loans, the Administrative Agent shall have received each of the following:

(i) a copy of (A) the certificate or articles of incorporation, partnership agreement or limited liability agreement, including all amendments thereto, or other relevant constitutional documents under applicable law of the Borrower and the Parent, (x) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) or (y) in the case of a partnership of or limited liability company, certified by the Secretary or Assistant Secretary, or the general partner, managing member or sole member, of the Borrower and the Parent and (B) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of the Borrower and the Parent as of a recent date from such Secretary of State (or other similar official);

(ii) a certificate of the Secretary, Assistant Secretary, Director, Vice President, President or similar officer, or the general partner, managing member or sole member, of each of the Borrower and the Parent, in each case dated the Fifth Amendment Initial Funding Date and certifying:

(A) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, memorandum and articles of association, limited liability company agreement or other equivalent governing documents) of the Borrower and the Parent as in effect on the Fifth Amendment Initial Funding Date and at all times since a date prior to the date of the resolutions described in clause (B) below;

(B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each of the Borrower and the Parent (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the grant of the security interest required under the Security Document to which such Person is a party, in each case as of the Fifth Amendment Initial Funding Date, and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Fifth Amendment Initial Funding Date;

(C) that the certificate or articles of incorporation, partnership agreement or limited liability agreement of each of the Borrower and the Parent has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above;

(D) as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of each of the Borrower and the Parent; and

(E) as to the satisfaction of the conditions set forth in Sections 4.03(h), 4.03(i), 4.03(j) and 4.03(o);

(iii) the First Amendment to the Collateral Agreement, duly executed by the Borrower and each other Person party thereto, copies of each certificate, filing, financing statement and evidence that all other actions, recordings and filings required by the Security Documents as of the Fifth Amendment Initial Funding Date that are necessary to satisfy the Collateral and Guarantee Requirement after giving effect to the First Amendment to the Collateral Agreement;

(iv) copies of a recent Lien, tax and judgment searches in each jurisdiction requested by the Administrative Agent (at the direction of the Fifth Amendment Required Lenders) with respect to the Borrower, the Domestic Obligors and Parent; and

(v) financial model with respect to the Fifth Amendment Project and the Fifth Amendment Transactions, including an initial operating budget for the Borrower and the Fifth Amendment Project, in form and substance satisfactory to the Lead Lenders; provided that the Lead Lenders hereby acknowledge receipt of the financial model delivered as of September 26, 2025 as of the Fifth Amendment Effective Date.

(b) Solely with respect to the initial funding of Fifth Amendment Delayed Draw Loans, the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, and the Lenders on the Fifth Amendment Initial Funding Date, satisfactory to Required Lenders, an opinion of Kirkland & Ellis LLP, special counsel for the Borrower.

(c) Solely with respect to the initial funding of the Fifth Amendment Delayed Draw Loans, the Administrative Agent shall have received a solvency certificate satisfactory to Lead Lenders and signed by the chief financial officer or another Responsible Officer of the Borrower confirming the solvency of the Borrower, the Obligors and the Parent after giving effect to the Fifth Amendment Transactions.

(d) Solely with respect to the initial funding of the Fifth Amendment Delayed Draw Loans, the Fifth Amendment Available Cash Account has been established.

(e) The Administrative Agent shall have received, in each case in form and substance satisfactory to the Fifth Amendment Required Lenders, each Fifth Amendment Master Services Agreement in effect as of such date of initial funding of the Fifth Amendment Delayed Draw Loans except to the extent such Fifth Amendment Master Services Agreement has been previously delivered to the Administrative Agent.

(f) Solely with respect to the initial funding of Fifth Amendment Delayed Draw Loans, the Administrative Agent shall have received all fees due and payable to the Agents or any Fifth Amendment Delayed Draw Loan Lender on or prior to such funding date (including, without limitation, fees payable pursuant to the Agent Fee Letter, invoiced fees of Shipman & Goodwin LLP, King & Spalding LLP, local counsel, the Lenders and Agent), and to the extent invoiced at least three (3) Business Days prior to the date of such funding, all other amounts due and payable pursuant to the Loan Documents, including, to the extent so invoiced, reimbursement or payment of all reasonable out of pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any Loan Document.

(g) The Administrative Agent shall have received a Borrowing Request.

(h) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Fifth Amendment Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (or, to the extent qualified by materiality, true and correct in all respects).

(i) At the time of and immediately after such Fifth Amendment Credit Event, no Event of Default or Default shall have occurred and be continuing.

(j) Immediately after giving effect to such Fifth Amendment Credit Event, no Cash Shortfall Event shall have occurred and be continuing and the Fifth Amendment Liquidity Requirement shall be satisfied.

(k) The Fifth Amendment Delayed Draw Fee with respect to such Fifth Amendment Credit Event shall have been paid in accordance with Section 2.10(e).

(l) To the extent the proceeds of such Fifth Amendment Credit Event will be used for an Acquisition, the Administrative Agent shall have received duly written acknowledgments of payments and confirmation of release of liens (if applicable), in each case in form and substance satisfactory to the Lender Representative, with respect to all GPU Servers purchased with such proceeds such that such GPU Servers shall be free and clear of all Liens other than Liens pursuant to the Security Documents; provided, however, that such acknowledgments and releases may be conditioned upon receipt of payment with respect to such Acquisition through a customary funds flow relating to such Fifth Amendment Credit Event.

(m) To the extent all or any portion of the proceeds of such Fifth Amendment Credit Event will be used for an Acquisition for the provision of Services with respect to a Fifth Amendment Contract, no Fifth Amendment GPU Non-Acceptance Event with respect to the applicable Fifth Amendment Customer with respect to such Fifth Amendment Contract shall have occurred and be continuing.

(n) ~~(r)~~ The Administrative Agent shall have received (i) an updated GPU Depreciation Amount Spreadsheet (to the extent such GPU Depreciation Amount Spreadsheet is to be updated with respect to an applicable Borrowing in accordance thereof) and (ii) an updated Projected Contracted Cash Flow Spreadsheet (to the extent such Projected Contracted Cash Flow Spreadsheet is to be updated with respect to an applicable Borrowing in accordance thereof).

(o) Immediately before and after giving effect to a Fifth Amendment Credit Event, the aggregate amount of Fifth Amendment Delayed Draw Loans incurred on the date of such Fifth Amendment Credit Event shall be less than or equal to the Fifth Amendment Funding Date GPU Amount as of the date of disbursement, determined on a pro forma basis after giving effect to the Borrowing of the Fifth Amendment Delayed Draw Loans and the requirements under Section 3.11 with respect to such Fifth Amendment Delayed Draw Loans, and the Agent shall have received a copy of each invoice from the Parent to the Borrower, Obligor or such Subsidiary of the Borrower (in each case, if applicable) reflecting the transactions by the Borrower, Obligor or such Subsidiary of the Borrower from the Parent at a price in an amount equal to or less than the Fifth Amendment Funding Date GPU Amount as of the date of such Borrowing.

Each Fifth Amendment Credit Event (other than, for the avoidance of doubt, with respect to a conversion of Loans to the other Type or a continuation of Term SOFR Loans) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Fifth Amendment Credit Event as to the matters specified in Sections ~~4.02(j)~~4.03(h) and ~~4.02(k)~~4.03(i) .

For purposes of determining compliance with the conditions specified in this ~~Section  4.02~~Section 4.03, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Fifth Amendment Credit Event specifying its objection thereto. ~~Notice by the Administrative Agent of the Closing Date to the Borrower and Lenders shall be conclusive and binding.~~

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Agents and each Lender that from and after the Closing Date (unless expressly provided herein) until Payment in Full, the Borrower shall, and shall cause its Subsidiaries to:

Section 5.01. Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

(b) Do or cause to be done all things necessary to (i) in the Borrower’s reasonable business judgment, obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply with all applicable laws, rules, regulations and judgments, writs, injunctions, decrees, permits, licenses, and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement); in each case in this Section 5.01(b) except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Insurance.

(a) Maintain with financially sound and reputable insurance companies, insurance with respect to all of its properties and business at all times in such amounts, with deductibles and covering such risks as the Borrower, in the good faith judgment of its management, determines to be prudent and in any case consistent with the type, scope and amounts set forth in Schedule 5.02 (adjusted to take into account any Acquisitions after the date hereof). Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a lender loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties as the lender loss payee thereunder.

(b) Maintain and keep in full force and effect all warranties for the GPU Servers required to comply with the terms of the applicable Master Services Agreements, except to the extent such warranties expire or terminate in accordance with their terms.

Section 5.03. Payment of Tax Obligations. Pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property or assets, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such Tax to the extent (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the Borrower and its Subsidiaries shall maintain on their books reserves in accordance with GAAP with respect thereto or (b) the failure to pay, discharge or otherwise satisfy such obligations would not reasonably be expected to have a Material Adverse Effect.

Section 5.04. Financial Statements, Reports, Etc. Furnish to the Administrative Agent (which will promptly furnish such information (excluding information furnished pursuant to Section 5.04(h)(i)) to the Lenders):

(a) within 120 days (or, with respect to the fiscal year ending December 31, 2024, 150 days) after the end of each fiscal year of the Parent and the Borrower (which period for delivery may be extended by the Administrative Agent at the direction of the Lender Representative (and notified by the Lender Representative to the other Lenders)), starting with the fiscal year ending December 31, 2024, a balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Parent, the Borrower and the Subsidiaries of the Borrower, as of the close of such fiscal year and the results of its operations during such year and setting forth in comparative form, commencing with the fiscal year ending December 31, 2025, the corresponding figures for the prior fiscal year, all audited by independent accountants of recognized national standing acceptable to the Administrative Agent at the direction of the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect (other than resulting from (x) the impending maturity of any Indebtedness or (y) any actual or prospective breach of any financial covenant contained in any Indebtedness)) to the effect that such financial statements fairly present, in all material respects, the financial position and results of operations of the Parent, the Borrower and the Subsidiaries of the Borrower, in accordance with GAAP;

(b) within 60 days after the end of each of the first three full fiscal quarters of each fiscal year of the Parent and the Borrower, starting with the fiscal quarter ended on September 30, 2024, a balance sheet and related statements of operations and cash flows showing the financial position of the Parent, the Borrower and the Subsidiaries of the Borrower, as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form, commencing with the fiscal quarter ending September 30, 2025, the corresponding figures for the corresponding periods of the prior fiscal year, all certified by a Financial Officer of the Parent and the Borrower, on behalf of the Parent and the Borrower, as fairly presenting, in all material respects, the financial position and results of operations of the Parent and Borrower, in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);

(c) promptly after the same become publicly available, copies of all periodic and other available reports, proxy statements and, other materials filed by the Parent, the Borrower and the Subsidiaries of the Borrower with the SEC, or after an initial public offering, distributed to its stockholders generally, if and as applicable;

(d) promptly upon the request by the Administrative Agent (acting at the direction of the Required Lenders), copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; and (iii) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan;

(e) within five (5) Business Days after the delivery of the financial statements pursuant to Sections 5.04(a) and (b), a Compliance Certificate, executed by the Chief Financial Officer of the Borrower, certifying as to (i) the accuracy of, and a reconciliation with respect to, the Projected Contracted Cash Flows previously provided, (ii) compliance with the terms of the Master Services Agreements and any Additional Services Agreements, (iii) compliance with the terms and conditions of this Agreement in all material respects, (iv) no Default or Event of Default having had occurred and/or be continuing, (v) all GPU Clusters are owned by the Borrower or an Obligor (including a GPU Obligor) and (vi) concurrently with the delivery of the financial statements pursuant to Sections 5.04(a) and (b), the accuracy of such financial statements;

(f) solely to the extent the Closing Date has occurred, account statements for the Collateral Accounts then in existence on a monthly basis provided within two (2) weeks after the end of each calendar month;

(g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower, the Subsidiaries of the Borrower, the Parent or the Project or compliance with the terms of any Loan Document, in each case of this Section 5.04(g), as the Administrative Agent (on behalf of itself or any Lender) may reasonably request, including documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

(h) (i) prior to a Qualified IPO, no later than ten (10) Business Days prior to any Quarterly Payment Date (commencing with the first Quarterly Payment Date with respect to the first full Quarterly Date to occur after the Commitment Termination Date), a summary of projected cash revenues (to be based on billing rates, start dates, end dates and other applicable terms of all IG Contracts and Non-IG Contracts) in a manner substantially consistent with how such summary is illustrated in Exhibit M and (ii) prior to any payment of any Operating Expense and in accordance with Section 5.25, no later than five (5) Business Days prior to such payment of Operating Expenses (or such later date as agreed by the Lead Lenders in writing), the Borrower shall deliver to the Administrative Agent, the Lenders and the Lender Representative a certificate executed by the Chief Financial Officer certifying (1) to the amount of Available Cash to be withdrawn with respect to such payment of Operating Expenses with respect to such date payment of Operating Expenses, (2) to the amount of Available Cash projected to remain in the Available Cash Account after giving effect to the withdrawal described in the immediately preceding clause (1) with respect to such date of payment of Operating Expenses and (3) that the amount resulting from the calculation described in the immediately preceding clause (2) with respect to such date of payment of Operating Expenses shall be no less than the scheduled cash interest and scheduled principal payments, in each case, due and payable by the Borrower with respect to the next Quarterly Payment Date.

(i) within five (5) Business Days after the occurrence of an Amortization Tracker Trigger Event, the Borrower shall deliver an updated (A) Amortization Tracker and (B) Projected Contracted Cash Flow Spreadsheet to reflect the then-effective Projected Contracted Cash Flows.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.04 may be satisfied with respect to financial information of the Borrower by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or any direct or indirect parent thereof~~)~~, ~~as applicable,~~which in such case, must include the Parent) Form 10-K or 10-Q (including delivery of reports and proxy statements), as applicable, filed with the SEC~~; provided that, with respect to each of subclauses (A) and (B) of this paragraph, to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating or other information that explains in detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower on a standalone basis, on the other hand~~; provided that the Administrative Agent shall have no obligation to monitor any such filings and the Borrower shall provide electronic copies, or a link to such filings, to the Administrative Agent (which shall furnish to the Lenders) ~~upon request.~~. For avoidance of doubt, Borrower shall continue to deliver Compliance Certificates to Administrative Agent pursuant to Section 5.04(e).

Section 5.05. Litigation and Other Notices. Furnish to the Administrative Agent (which shall furnish to the Lenders) written notice of the following promptly (and, in any event in the case of clause (a) below, within three (3) Business Days) after any Responsible Officer of the Borrower, Parent or any Subsidiary obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower, the Subsidiaries of the Borrower or the Project as to which an adverse determination is probable and which, if adversely determined, would be expected to have a Material Adverse Effect;

(c) any breach or default under any Material Project Contract or Data Center Lease/License that would be likely to result in the termination, suspension or revocation of such Material Project Contract or Data Center Lease/License to which the Borrower or any Subsidiary of the Borrower is a party;

(d) any casualty, damage or loss to the Project (or any portion thereof), whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of the Borrower or its Subsidiaries, of its employees, agents contractors, consultants or representatives, or of any other Person, if such casualty, damage or loss affects the Borrower, the Subsidiaries of the Borrower or the Project in an amount in excess of $75,000,000;

(e) any material amendment of any Material Project Contract;

(f) any (i) noncompliance with any Environmental Law at the Project or any Release of Hazardous Materials at, on or from the Project, in each case that would reasonably be expected to have a Material Adverse Effect, or (ii) pending or, to the Borrower’s or any of its Subsidiaries’ knowledge, threatened, Environmental Claim against the Borrower, the Subsidiaries of the Borrower or the Project that would reasonably be expected to have a Material Adverse Effect;

(g) the occurrence of any ERISA Event and/or Foreign Plan Event, that together with all other ERISA Events and/or Foreign Plan Events that have occurred, would reasonably be expected to have a Material Adverse Effect; and

(h) any other development specific to the Borrower, the Subsidiaries of the Borrower or the Project that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect.

Section 5.06. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (owned or leased), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Data Protection Laws, which are the subject of Section 5.17, Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

Section 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any Persons designated by the Lender Representative or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and visually inspect the financial records and the properties of the Borrower or its Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender, upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or its Subsidiaries with the officers thereof, or the general partner, managing member or sole member thereof, and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract, or attorney-client or similar privilege); provided that, during any calendar year absent the occurrence and continuation of an Event of Default, one (1) visit by the Administrative Agent (or any Person designated by the Administrative Agent) shall be at the Borrower’s expense.

Section 5.08. Use of Proceeds. Use the proceeds of the Loans solely for the purposes described in Section 3.11.

Section 5.09. Compliance with Environmental Laws. Comply, and make commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its business, operations and properties; obtain and maintain in full force and effect all material authorizations, registrations and licenses and permits required pursuant to Environmental Laws for its business, operations and properties; and perform any investigation, remedial action or cleanup to the extent required by Governmental Authorities under Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10. Preservation of Rights; Further Assurances.

The Borrower shall and shall cause its Subsidiaries to:

(a) perform and observe its covenants and obligations, and preserve, protect and defend its rights, under all Material Project Contracts, including prosecution of suits to enforce any of its rights thereunder and enforcement of any claims with respect thereto, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

(b) take all such further actions (including the filing and recording of financing statements, and other documents and recordings of Liens in stock registries, as applicable), that may be required under any applicable law, or that the Lender Representative may request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Borrower (including any stamp duty), and provide to the Lender Representative, from time to time upon request evidence satisfactory to the Lender Representative as to the perfection and priority of the Liens created or intended to be created by the Security Documents; and

(c) (i) furnish to the Collateral Agent prompt written notice of any change (A) in the corporate or organization name of the Borrower or its Subsidiaries, (B) in the identity or organizational structure of the Borrower or its Subsidiaries or (C) in the principal place of business or location (as defined in Section 9-307 of the UCC) of the Borrower or its Subsidiaries; provided that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(d) solely with respect to any Subsidiary of the Borrower, on any date on which the representations and warranties set forth in Article III are required to be true and correct (either in all material respects or otherwise), ensure that the representations and warranties set forth in Section 3.17 shall be true and correct as it relates to such Subsidiary as of such date (it being agreed and understood that, solely for the purposes of this Section 5.10(d), any reference to “Borrower” in Section 3.17 shall be deemed to be a reference to such Subsidiary).

Section 5.11. Fiscal Year. Cause their fiscal year to end on December 31.

Section 5.12. Anti-Money Laundering Laws; Anti-Corruption Laws and Sanctions.

(a) Policies and procedures will be maintained and enforced by or on behalf of the Borrower and its Subsidiaries that are designed to promote and achieve compliance, by the Borrower, its Subsidiaries and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities.

Section 5.13. Limited Purpose Status of Borrower and Obligors. Borrower shall and, to the extent required by the Lead Lenders (and to the extent applicable and not prohibited by applicable laws or regulations), the Borrower shall cause the Obligors, to (i) maintain its status as a limited purpose entity, subject to customary “special-purpose entity” provisions as set forth in the Borrower’s organizational documents in effect as of the date of the Agreement, (ii) shall not amend or modify its organizational documents without the consent of the Administrative Agent (acting on the written direction of the Required Lenders) and, to the extent such amendment or modification affects such “special-purpose entity” provisions, the consent of the Required Lenders (and in each case, which such consent shall not be unreasonably withheld or delayed), and (iii) maintain at least one “independent manager” or “independent director” approved by the Required Lenders.

Section 5.14. Separateness.

(a) Borrower shall conduct its business such that it is a separate and readily identifiable business from, and independent of, any other Person (other than its Subsidiaries), and further covenants that it shall:

(i) observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each other Person;

(ii) maintain its assets and liabilities separate and distinct from those of each other Person, and will not commingle its assets with those of any other Person;

(iii) maintain its accounts and funds separate and distinct from the accounts and funds of each other Person and will receive, deposit, withdraw and disburse its funds separately from any funds of any other Person;

(iv) maintain records, books, accounts and minutes separate from those of any other Person;

(v) conduct its own business in its own name, and not in the name of any other Person;

(vi) maintain an arm’s-length relationship with its Affiliates (except as otherwise permitted by this Agreement);

(vii) maintain separate financial statements from each other Person, or if part of a consolidated group, then it will be shown as a separate member of such group;

(viii) use separate invoices and checks from those of each other Person;

(ix) hold itself out as a separate entity (except for U.S. federal (and applicable state and local) income tax purposes);

(x) not agree to pay or become liable for any Indebtedness of any other Person;

(xi) observe all corporate or other procedures required under applicable Law and under its constitutive documents; and

(xii) ensure (to the extent it has the power to do so) that its governing organizational documents procure that each of its directors will act in accordance with their duties at law and to exercise independent judgment, and shall not in breach of those duties, act solely in accordance with any direction, opinion, recommendation, or instruction of any other Person in relation to the approval or rejection of, or the exercise of any voting power in relation to, any transaction approval requirements.

(b) To the extent not prohibited by applicable laws or regulations, each Obligor shall conduct its business such that it is a separate and readily identifiable business on terms satisfactory to the Lead Lenders.

Section 5.15. Collateral Accounts.

(a) On and after (i) with respect to the Fifth Amendment Available Cash Account, the Fifth Amendment Distribution Reserve Account, the Fifth Amendment Liquidity Account and the Fifth Amendment Other Proceeds Account, the Fifth Amendment Initial Funding Date and (ii) with respect to all other Collateral Accounts, the Closing Date, the Borrower will, to the extent required, maintain the Collateral Accounts pursuant to the terms of this Agreement, and will ensure that each Collateral Account (except with respect to the Available Cash Account and the Fifth Amendment Available Cash Account) and any other deposit account or securities account of the Borrower or its Subsidiaries in effect from time to time is subject to a Control Agreement in accordance with Section 5.20 and the terms of the Collateral Agreement.

(b) (i) On and after the Closing Date, the Borrower will deposit, or use best efforts to cause to be deposited, as soon as practicable following the receipt thereof, all Available Cash into the Available Cash Account and (ii) on and after the Fifth Amendment Initial Funding Date, the Borrower will deposit, or use best efforts to cause to be deposited, as soon as practicable following the receipt thereof, all Fifth Amendment Available Cash into the Fifth Amendment Available Cash Account, in each case, in accordance with the terms of this Agreement.

(c) On and after the Closing Date, the Borrower will deposit, or use best efforts to cause to be deposited, as soon as practicable following the receipt thereof, all other amounts required to be deposited into a Collateral Account into such Collateral Account in accordance with the terms of this Agreement.

(d) On and after the Second Amendment Effective Date each Obligor shall (1) maintain Collateral Accounts in a manner satisfactory to the Lead Lenders, (2) to the extent such Obligor receives any payment provided with respect to a Master Services Agreement, direct all counterparty payors with respect to such payments to deposit such funds directly into such accounts in a manner satisfactory to the Lead Lenders and (3) to deposit within three (3) Business Days after receipt thereof, or in the case of any counterparty to a Master Services Agreement who deposits such funds to an account other than a Collateral Account despite instructions to deposit such funds in a Collateral Account, cause to be deposited, following the receipt thereof, all other amounts required to be deposited into a Collateral Account in a manner satisfactory to the Lead Lenders.

Section 5.16. Payment of Obligations. The Borrower and its Subsidiaries shall (i) pay and discharge, at or before maturity, all of its respective obligations and liabilities, excluding Tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings and (ii) shall maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same except, in each case, to the extent a non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 5.17. Compliance with Data Protection Laws. (a) Comply, and make commercially reasonable efforts to cause its directors, officers, employees and agents (in their respective capacities as such) to comply, with all Data Protection Laws applicable to its business and operations, (b) maintain written policies and procedures by or on behalf of the Borrower that are designed to promote and achieve compliance by, the Borrower and its directors, officers, employees and agents (in their respective capacities as such), with Data Protection Laws applicable to its business and operations and (c) perform any investigation or remedial action to the extent required by Governmental Authorities under Data Protection Laws, in each except, except to the extent a non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 5.18. Lender Calls. Starting with the fiscal quarter ended September 30, 2024, at the request of any Lead Lender, participate in one conference call in each fiscal quarter with the Administrative Agent and the Lenders, such calls to be held at such time as may be requested by the Lender Representative after the annual or quarterly financial statements with respect to the Borrower are to be delivered pursuant to Sections 5.04(a) and (b), to review the financial results and the financial condition of the Borrower and its Subsidiaries.

Section 5.19. Collateral Access Agreements. Within one hundred twenty (120) days (or such later date as the Lender Representative may agree) after the execution of any Data Center Lease/License by the Borrower or its Subsidiaries, to the extent not previously delivered, the Borrower shall deliver to the Administrative Agent, at the Borrower’s expense (unless such expense is reasonably determined by the Borrower to exceed $100,000, in which case, such expense may be at the option of the Lenders assumed by the Lenders; provided that such assumption shall be irrevocable for the duration of the applicable Data Center Lease/License and shall not in any respect be deemed to be Obligations under this Agreement or the other Loan Documents) one or more duly executed collateral access agreements (in form and substance acceptable to the Required Lenders), in each case, among the Borrower or such Subsidiary, the Collateral Agent and each third party counterparty to a Data Center Lease/License.

Section 5.20. Post-Closing Obligations.

(a) No later than thirty (30) days after the Fifth Amendment Initial Funding Date (or such later date as the Lender Representative may agree), the Borrower shall establish (i) the Fifth Amendment Liquidity Account, (ii) the Fifth Amendment Other Proceeds Account and (iii) the Fifth Amendment Distribution Reserve Account.

(b) ~~(a)~~ The Borrower shall, as soon as practicable but in no event later than sixty (60) days after the ~~Closing~~Fifth Amendment Initial Funding Date (or such later date as the Lender Representative may agree) deliver to the Administrative Agent a duly executed Control Agreement with respect to ~~each Collateral~~the (i) Fifth Amendment Liquidity Account, (~~except with respect to the Available Cash~~ii) Fifth Amendment Other Proceeds Account~~)~~ and (iii) Fifth Amendment Distribution Reserve Account, in each case, between the Borrower, the Collateral Agent and each depositary bank at which each such Collateral Account is located.

(c) ~~(b)~~ No later than one hundred twenty (120) days after the ~~Closing~~Fifth Amendment Initial Funding Date (or such later date as the Lender Representative may agree), except to the extent that the Borrower, the Collateral Agent (at the direction of the Required Lenders or the Fifth Amendment Required Lenders, as applicable) and the applicable third party counterparty to a Data Center Lease/License have previously executed a collateral access agreement with respect to such Data Center Lease/License, the Borrower shall use its best efforts to deliver to the Administrative Agent, at the Borrower’s expense (unless such expense is reasonably determined by the Borrower to exceed $100,000, in which case, such expense may be at the option of the Lenders be assumed by the Lenders; provided that such assumption shall be irrevocable for the duration of the applicable Data Center Lease/License, shall be set forth in writing pursuant to an agreement reasonably acceptable to the Borrower and, notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the costs and expenses assumed by the Lenders and the expenses of the Lenders incurred in connection with such assumption shall not be reimbursable by the Borrower or its Subsidiaries and shall not in any respect be deemed to be Obligations under this Agreement or the other Loan Documents) one or more duly executed collateral access agreements (in form and substance acceptable to the Required Lenders), in each case, among the Borrower, the Collateral Agent and each third party counterparty to a Data Center Lease/License entered into on or prior to ~~Closing Date~~the Fifth Amendment Initial Funding Date and in connection with any Fifth Amendment Contracts.

(d) No later than one hundred twenty (120) days after the Fifth Amendment Effective Date (or such later date as the Lead Lenders may agree), the Borrower shall deliver or cause to be delivered amendments to any applicable Foreign Security Documents, local counsel opinions with respect thereto, and copies of each certificate, filing, financing statement and evidence that all other actions, recordings and filings required in connection with such amendments to the Foreign Security Documents, in each case, as requested by the Administrative Agent (acting at the direction of the Fifth Amendment Required Lenders) or the Lead Lenders.

Section 5.21. GPU Clusters. The Borrower and its Subsidiaries shall (a) use its commercially reasonable efforts to cause the applicable customer with respect to any IG Contract ~~or~~, Non-IG Contract or Fifth Amendment Contract, as applicable, to promptly accept the applicable GPU Clusters with respect to such IG Contract ~~or~~, Non-IG Contract or Fifth Amendment Contract, as applicable, in accordance with the terms of the applicable IG Contract ~~or~~, Non-IG Contract or Fifth Amendment Contract and (b) promptly provide invoices to such customer for the Services rendered under the applicable IG Contract ~~or~~, Non-IG Contract or Fifth Amendment Contract in accordance with the terms thereof.

Section 5.22. Serial Numbers. The Borrower shall provide to the Lenders within sixty (60) days after the date of each Borrowing, with respect to any GPU Servers acquired with the proceedings of such Borrower, (x) the serial numbers of such acquired GPU Servers (“GPU Level Reporting”) and (y) if GPU Level Reporting is not available, the serial numbers with respect to the ~~applicable~~racks of such acquired GPU Servers (~~if any) that were acquired by the Borrower or its Subsidiaries with the proceeds of such Borrowing.~~”Rack Level Reporting”); provided that with respect to any such acquired GPU Server for which only Rack Level Reporting is provided, to the extent that after the delivery of such Rack Level Reporting, the Borrower or any Obligor receives a document that lists the serial number for any such GPU Server, the Borrower shall promptly (but in any event, no less than fifteen (15) days after receipt thereof) deliver such document setting forth the serial number to the Administrative Agent.

Section 5.23. Additional Obligors .

(a) The Borrower shall provide the Lenders with ten (10) Business Days’ (or such shorter time as the Lead Lenders may agree in their sole discretion) notice prior to forming or acquiring any new Subsidiary.

(b) Prior to any Person becoming a Subsidiary of the Borrower~~,~~ the structure and governance of such Subsidiary shall be in form and substance satisfactory to the Lead Lenders. No Person shall become a Subsidiary or an Obligor to the extent the Lead Lenders determine that the grant of security or Guarantee therefrom would result in any adverse tax consequences to the Lenders.

(c) If any Person shall have become a Subsidiary of the Borrower, then the Borrower shall, within sixty (60) days thereafter (or such later date as the Lead Lenders may agree), cause such Subsidiary to:

(i) enter into, execute and deliver to the Collateral Agent such Security Documents as are requested by the Lead Lenders in form and substance satisfactory to the Lead Lenders,

(ii) (if not already so delivered) deliver certificates (or the foreign equivalent thereof, as applicable) representing the ~~P~~pledged ~~I~~interests of each such Subsidiary (if any) held by the Borrower or Obligor, as applicable, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt owing by such Subsidiary to the Borrower or any Obligor indorsed in blank to the Collateral Agent, together with, if applicable, supplements to the Collateral Agreement; provided that any Excluded Property shall not be required to be pledged as Collateral and

(iii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements and certificates requested by the Lead Lenders or the Collateral Agent or required under the Loan Documents, including, but not limited to, copies of organizational documents, resolutions and a signed copy of one or more customary legal opinions of counsel addressed to the Collateral Agent and the other Secured Parties, in each case, in form and substance satisfactory to the Lead Lenders.

(d) As of the Fifth Amendment Effective Date, the GPU Servers and GPU Clusters owned by each such GPU Obligor are set forth on Schedule 5.23(d), which may be amended from time to time with the Lead Lenders consent.

Section 5.24. Warranty Coverage. On and after the Second Amendment Effective Date and solely to the extent the applicable Master Services Agreement has a term longer than three (3) years, the Borrower or the Obligors will maintain extended manufacturer’s warranty coverage on the GPU Servers acquired by the Borrower or the Obligors, as applicable, after the Second Amendment Effective Date with proceeds of the ~~Loans~~Delayed Draw Loans or the Fifth Amendment Delayed Draw Loans (any such GPU Servers acquired with the proceeds of the Fifth Amendment Delayed Draw Loans, the “Fifth Amendment Acquired GPU Servers”), as applicable (to the extent such ~~Loans~~Delayed Draw Loans or Fifth Amendment Delayed Draw Loans, as applicable, are drawn on or after the Second Amendment Effective Date or the Fifth Amendment Effective Date, respectively), such that after giving effect to such extended manufacturer’s warranty coverage~~,~~ the total manufacturer’s warranty coverage with respect to such GPU Servers shall be no shorter than the term of the applicable Master Services Agreement with respect to such GPU Servers; provided that, the Borrower and the Obligors shall be required to maintain extended manufacturer’s warranty coverage solely with respect to any such GPU Servers to the extent the total fees, costs, premiums or similar expenses to be incurred in connection with such extended manufacturer’s warranty coverage would not exceed the amount that is (I) with respect to any GPU Servers other than the Fifth Amendment Acquired GPU Servers, equal to the product of (x) two (2) percent and (y) the total costs of such GPU Servers, individually and in the aggregate and (II) with respect to the Fifth Amendment Acquired GPU Servers, equal to the product of (x) two (2) percent and (y) the total costs of such Fifth Amendment Acquired GPU Servers, individually and in the aggregate.

Section 5.25. Payment of Operating Expenses. The Borrower and the Obligors shall ensure that (and as evidenced by the applicable certificate delivered pursuant to Section 5.04(h)(ii)), immediately prior to paying any Operating Expenses on the date of payment of such Operating Expenses, there is sufficient Available Cash in the Available Cash Account as of such date of determination in an amount such that, after giving effect to the payment of such Operating Expenses, the remaining amount of Available Cash in the Available Cash Account shall be sufficient to make the principal payments required pursuant to Section 2.08 and the accrued interest calculated pursuant to Section 2.11 on the Quarterly Payment Date immediately succeeding the date of such payment of Operating Expenses.

Section 5.26. Perfection Certificate. The Borrower shall, as soon as practicable but in no event later than ~~June 13~~January 27, 202~~5~~6 (or such later date as the Lead Lenders may agree) deliver to the Administrative Agent a duly executed perfection certificate ~~satisfactory to the Lead Lenders~~in form and substance substantially consistent with the Amended and Restated Perfection Certificate delivered on July 14, 2025.

Section 5.27. Additional Contracts. The Borrower shall, on the Fifth Amendment Effective Date, deliver to the Administrative Agent a copy of a complete and accurate Schedule 5.27 setting forth, as of the Fifth Amendment Effective Date, each (a) Additional Services Agreement and (b) Fifth Amendment Contract, which Schedule 5.27 may be amended, supplemented and/or otherwise modified from time to time by the Borrower with the consent of the Lead Lenders.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that from and after the Closing Date (unless expressly provided herein) until Payment in Full, the Borrower shall not, and shall not permit any of its Subsidiaries to:

Section 6.01.  Indebtedness. Incur, create, assume, or permit to exist any Indebtedness, except:

(a)  Indebtedness created hereunder and under the other Loan Documents; and

(b)  Excepted Debt.

Section 6.02.  Liens. Create, incur, assume, or permit to exist any Lien on any property or assets (including stock or other securities of any Person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except (without duplication):

(a)  Liens on property or assets of the Borrower existing on the Closing Date and set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the date hereof;

(b)  any Lien in favor of the Collateral Agent created under the Loan Documents; and

(c)  Excepted Liens.

Section 6.03.  [Reserved].

Section 6.04.  Investments, Loans and Advances. Purchase, acquire or make any Investments, except:

(a)  Investments existing on the date hereof and set forth on Schedule 6.04;

(b)  Investments in cash and Cash Equivalents;

(c)  Excepted Investments;

(d)  the Transactions; and

(e)  any Investments made in connection with a Permitted Takeout; provided, that, for avoidance of doubt, notwithstanding anything set forth herein, a Permitted Takeout shall not be permitted with respect to the Fifth Amendment Delayed Draw Loan Facility.

Notwithstanding the foregoing or any other term of this Agreement or any Loan Document, no Investments, sales, leases, sale and leaseback transactions, Dispositions or other transfers of Material Intellectual Property, shall be to any non-grantor Affiliate of a grantor. Notwithstanding the foregoing or any other term of this Agreement or any Loan Document, for avoidance of doubt, a Permitted Takeout shall not be permitted with respect to the Fifth Amendment Delayed Draw Loan Facility.

Notwithstanding the foregoing or any other term of this Agreement or any Loan Document, no Investments, sales, leases, sale and leaseback transactions, Dispositions or other transfers of Material Project Contracts or GPU Servers, shall be made to any non-Obligor Affiliate of an Obligor, Parent, or any Affiliate of Parent, in each case, without the prior consent of the Lead Lenders.

Section 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, divide, or sell, transfer, lease or otherwise Dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), purchase or otherwise acquire (in one transaction or a series of related transactions) all or any substantial part of the assets of any other Person, enter into any sale and leaseback transaction, liquidate, dissolve or wind-up, change its legal form or modify its existing organizational documents in any manner materially adverse to the Lenders, except:

(a)  Investments permitted by Section 6.04, Liens permitted by Section 6.02 and Restricted Payments permitted by Section 6.06;

(b)  the Transactions;

(c)  issuances of common Equity Interests (i) by the Borrower to Parent or (ii) by any Subsidiary of the Borrower to the Borrower (in each case, so long as all such common Equity Interests are subject to the Liens granted under the Security Documents in accordance with the terms of the Collateral and Guarantee Requirement);

(d)  after the expiration of the stated term of a Master Services Agreement (and not as a result of a breach or default thereunder), Dispositions of Uncontracted Infrastructure corresponding to such expired Master Services Agreement; provided that (i) 100% of the Net Proceeds received in connection with such Disposition shall be in the form of cash or Cash Equivalents and in an amount greater than or equal to the IG Funding Date GPU Amount, Non-IG Funding Date GPU Amount and/or ~~Non-IG~~Fifth Amendment Funding Date GPU Amount (as applicable) allocated in respect of such Uncontracted Infrastructure minus any amounts of Loans prepaid with respect to such allocated IG Funding Date GPU Amount ~~and/or~~, Non-IG Funding Date GPU Amount and/or Fifth Amendment Funding Date GPU Amount prior to the date of such Disposition and (ii) 100% of the Net Proceeds of such Disposition are applied to prepay the Loans in accordance with Section 2.09(b)(i) (including the payment of the Applicable Premium) and Section 2.09(d) (including the payment of the Applicable Premium);

(e)  Dispositions of no longer useful or used, surplus, obsolete, worn out, or unneeded property or property that is no longer economically practicable or commercially desirable to maintain, whether now owned or hereafter acquired, in the ordinary course of business (in each case other than GPU Servers); and

(f)  any Dispositions made in connection with a Permitted Takeout; provided, that, for avoidance of doubt, notwithstanding anything set forth herein, a Permitted Takeout shall not be permitted with respect to the Fifth Amendment Delayed Draw Loan Facility.

provided that, in no event shall the Borrower or any of its Subsidiaries Dispose of any GPU Servers other than (i) as otherwise permitted in Section 6.05(d) above, (ii) Dispositions by the Borrower to any of the Obligor with the prior consent of the Lead Lenders and (iii) Dispositions by any Obligor to another Obligor or to the Borrower with the prior consent of the Lead Lenders.

Section 6.06.  Restricted Payments. Pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional shares of Equity Interests of the Person paying such dividends or distributions) or redeem, purchase, retire or otherwise acquire for value any shares of any class of its Equity Interests or set aside any amount for any such purpose, or make any payment to an Affiliate in respect of any compensation, management, consulting, advisory or other fees, bonuses or commissions (each, a “Restricted Payment”); provided, however, that the Borrower or any of its Subsidiaries may make Restricted Payments in the following circumstances:

(a)  on each Quarterly Payment Date or within thirty (30) days thereafter, with amounts deposited in, or credited to, the Distribution Reserve Account, the Fifth Amendment Distribution Reserve Account or any General Account (1) so long as the Distribution Conditions are satisfied on such Quarterly Payment Date or, if the date of such Restricted Payment is not a Quarterly Payment Date, on the immediately preceding Quarterly Payment Date and (2) to the extent that the applicable Distribution Conditions are not satisfied as of such Quarterly Payment Date or date of such Restricted Payment, to make Permitted Tax Distributions with the consent of the Lender Representative (which such consent shall not be unreasonably withheld or delayed);

(b)  within seven (7) Business Days after any Borrowing of ~~Delayed Draw~~ Loans, with the proceeds of ~~Delayed Draw~~ Loans funded for the purpose of paying invoices from the Parent to the Borrower delivered to the Administrative Agent pursuant to Section 4.02(l) or Section 4.03(o), as applicable, for any Acquisition for which the proceeds of such ~~Delayed Draw~~ Loans have been borrowed in each case in an amount not to exceed the aggregate amount of such invoices;

(c)  so long as, when determined as of the date of declaration thereof, (i) no Default or Event of Default exists and is continuing, (ii) the Borrower is in compliance with the requirements under Section 6.12 and Section 6.13 and (iii) the Borrower shall have delivered a certificate of a Responsible Officer of the Borrower certifying that, immediately after giving effect to such Restricted Payment, on a pro forma basis, the Borrower projects that the amount of cash and Cash Equivalents deposited in the Collateral Accounts shall be in an amount that will satisfy the projected payments required to be made pursuant to Section 2.20(b)(i)-(iv) on the immediately succeeding Quarterly Payment Date (it being understood that such projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such projections and the actual results may vary from such projections), Restricted Payments made in connection with the Conductor Buyback Transactions;

(d)  the repurchase, redemption, retirement or other acquisition of Equity Interests from former or current employees, officers, directors, consultants, Affiliates or other persons performing services for the Borrower, any Subsidiary of the Borrower or the Parent or any direct or indirect Subsidiary of the Parent pursuant to the terms of stock repurchase plans, restricted stock agreements or similar agreements under which the Borrower, any Subsidiary of the Borrower or Parent or any direct or indirect Subsidiary has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal, so long as the Borrower shall have delivered a certificate of a Responsible Officer of the Borrower certifying that, immediately after giving effect to such Restricted Payment, on a pro forma basis, the Borrower projects that the amount of cash and Cash Equivalents deposited in the Collateral Accounts shall be in an amount that will satisfy the projected payments required to be made pursuant to Section 2.20(b)(i)-(iv) on the immediately succeeding Quarterly Payment Date (it being understood that such projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such projections and the actual results may vary from such projections); provided that, the aggregate Restricted Payments made under this clause (d) shall not (I) exceed (i) prior to a Qualified IPO, $100,000,000 in any fiscal year and (ii) after the occurrence of a Qualified IPO, the greater of (x) $50,000,000 and (y) ten percent (10%) of Consolidated EBITDA or (II) be used to repurchase, redeem, retire or otherwise acquire the Equity Interest of the Parent held by any Excluded Management Person;

(e)  any other Restricted Payment so long as, immediately after giving effect to such Restricted Payment, on a pro forma basis (i) the amount of cash and Cash Equivalents deposited in the Collateral Accounts shall be at least 15% greater than the projected payments required to be made pursuant to Section 2.20(b)(i)-(iv) on the immediately succeeding Quarterly Payment Date, (ii) the Distribution Conditions are satisfied, (iii) the Borrower is in compliance with the covenants set forth in Section 6.12(d) and Section 6.13(a) and (iv) as of the most recently ended fiscal quarter (commencing with the first full fiscal quarter after the Closing Date), (A) at least 99% of the GPU Servers deployed (pursuant to the model delivered to the Lenders prior to the Closing Date) in connection with the Master Services Agreements (excluding any Master Services Agreement consummated within 90 days prior to the end of such fiscal quarter) during such fiscal quarter have been invoiced to the applicable customers under the Master Services Agreements and (B) to the extent then due and payable, such invoices shall have been paid as of the end of the fiscal quarter described in the immediately preceding subclause (A); and

(f)  following the Qualified Collateral Replenishment Period, any Restricted Payments made in connection with a Permitted Takeout, so long as the Borrower shall have delivered a certificate of a Responsible Officer of the Borrower certifying that, immediately after giving effect to such Restricted Payment, on a pro forma basis, the Borrower projects that the amount of cash and Cash Equivalents deposited in the Collateral Accounts shall be in an amount that will satisfy the projected payments required to be made pursuant to ~~Section  2.20(b)(i)-(iv)~~Section 2.20(b)(i)-(iv) on the immediately succeeding Quarterly Payment Date (it being understood that such projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such projections and the actual results may vary from such projections).

Section 6.07.  Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (x) otherwise expressly permitted (or required) under this Agreement or (y) upon terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate (as confirmed in a letter addressed to the board of directors (or equivalent governing body) of the Borrower or such Subsidiary from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (i) in the good faith determination of the Borrower or such Subsidiary qualified to render such letter and (ii) satisfactory to the Required Lenders); provided that this Section 6.07 shall not apply to:

(a)  the indemnification of directors (or persons holding similar positions for non-corporate entities) of the Borrower or any Subsidiary of the Borrower in accordance with customary practice;

(b)  licenses and sublicenses in the ordinary course of business;

(c)  any payments consisting of ~~Delayed Draw~~ Loans made for the purposes of paying invoices from the Parent to the Borrower or any Subsidiary of the Borrower or from the Borrower to any Subsidiary of the Borrower delivered to the Administrative Agent pursuant to Section 4.02(l) or Section 4.03(o), as applicable;

(d) any customary transactions effected as part of a Permitted Takeout; provided, that, for avoidance of doubt, notwithstanding anything set forth herein, a Permitted Takeout shall not be permitted with respect to the Fifth Amendment Delayed Draw Loan Facility. and

(e)  any transaction between the Borrower and an Obligor otherwise permitted under Article VI.

Section 6.08.  Business of the Borrower; Joint Ventures

(a)  Fundamentally alter the character of the business of the Borrower and its Subsidiaries from the business conducted by, contemplated to be conducted by or proposed to be conducted by, the Borrower as of the Closing Date, and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing.

(b)  Enter into any joint venture (except in connection with a Permitted Takeout; provided, that, for avoidance of doubt, notwithstanding anything set forth herein, a Permitted Takeout shall not be permitted with respect to the Fifth Amendment Delayed Draw Loan Facility.).

Section 6.09.  Negative Pledge Agreements. Enter into any agreement or instrument that by its terms prohibits the granting of Liens by the Borrower or any Subsidiary pursuant to the Security Documents other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(i)  restrictions imposed by applicable Law;

(ii)  customary provisions restricting assignment of any agreement;

(iii)  restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness; or

(iv)  customary restrictions and conditions contained in any agreement relating to any Disposition permitted hereunder pending the consummation of such Disposition.

Section 6.10.  Material Project Contracts.

(a) (i) Suspend, cancel or terminate any Material Project Contract or (ii) consent to any suspension, cancellation or termination thereof (other than as a result of the expiration of the stated term of such Material Project Contract) in a manner material and adverse to the interests of the Lenders;

(b)  sell, transfer, assign or otherwise Dispose of (by operation of law, capacity release or otherwise) or consent to any such sale, transfer, assignment or Disposition of, any part of its interest in any Material Project Contract or any GPU Servers, except to the extent permitted herein;

(c)  waive any material default under, or breach of, any Material Project Contract or waive any material right, interest or entitlement, howsoever arising, under, or in respect of, any Material Project Contract, in each case, in a manner material and adverse to the interest of the Lenders;

(d)  consent to the assignment by any counterparty under any Master Services Agreement of any of such counterparty’s material rights or obligations under any Master Services Agreement in a manner material and adverse to the interest of the Lenders;

(e)  settle any material litigation or arbitration claim or proceeding under any Material Project Contract in a manner material and adverse to the Lenders;

(f)  amend, supplement or modify or in any way vary, or agree to the variation of any material provision of a Material Project Contract or of the performance of any covenant or obligation by any other Person under any Material Project Contract in a manner material and adverse to the Lenders;

(g)  enter into, become a party to, or otherwise become liable under any agreement for the provision of infrastructure as a service, platform as a service, products (including the web portal and domains), services (such as support and service level commitments) and solutions to be provided by the Borrower or any Subsidiary of the Borrower other than in connection with the Master Services Agreements or any Additional Services Agreement; or

(h)  enter into, become a party to, or otherwise become liable under any agreement that could be expected to restrict, tamper with, extract value from or trade new rights or obligations in exchange for modifications of Material Project Contract.

Notwithstanding the foregoing or any other term of this Agreement or any Loan Document, (x) on and after the Second Amendment Effective Date, if any change to any Master Services Agreement, including any related documentation and supplemental purchase orders, together with all other changes to any other Master Services Agreements in the aggregate after the Second Amendment Effective Date, implies a $200 million reduction in the Contract Value in the aggregate, any such change shall be deemed material with respect to this Section 6.10 and (y) on and after the Fifth Amendment Effective Date, any Excluded GPU Server may be used in an Excluded GPU Transaction.

Section 6.11.  Use of Proceeds Not in Violation.

(a)  The Borrower shall not directly or indirectly apply any part of the proceeds of any Loan or other extensions of credit hereunder or other revenues to the purchasing or carrying of any Margin Stock.

(b)  The Borrower will not, directly or knowingly indirectly, use the proceeds of the Loans hereunder, or lend, contribute or otherwise make available such proceeds to any Person, (i) to fund or facilitate any activities or business of or with any Sanctioned Person in violation of Sanctions, or (ii) in any other manner that would constitute or give rise to a violation of Sanctions by any Person (including any Person participating in the Loans hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

Section 6.12.  Financial Covenants

(a)  Contract Coverage Ratio: Commencing on the second full Quarterly Payment Date to occur after the Commitment Termination Date, the Borrower will not permit either of (i) the IG Contract Coverage Ratio (with respect to IG Contracts not constituting Specified IG Loans), (ii) the IG Contract Coverage Ratio (with respect to IG Contracts constituting Specified IG Loans) and (iii) Non-IG Contract Coverage Ratio in each case to be less than 1.40:1.00, as of any Quarterly Payment Date.

(b)  Maximum Non-IG Collateral Ratio: On and after the Closing Date, the Borrower will not permit the Maximum Non-IG Collateral Ratio to be greater than 0.35:1.00 as of the last day of any Test Period.

(c)  Maximum Non-IG Revenue Ratio: On and after the Closing Date, the Borrower will not permit the Maximum Non-IG Revenue Ratio to be greater than 0.35:1.00 as of the last day of any Test Period.

(d)  Minimum Liquidity.

(i)  Minimum Liquidity Covenant.

(A)  Subject to Section 6.12(d)(ii) and Section 7.03, on and after the Closing Date, the Borrower shall at all times satisfy the Liquidity Requirement and the Borrower shall deliver to the Administrative Agent (which shall furnish to the Lenders) on or prior to the last Business Day of each fiscal quarter ended following the first Quarterly Payment Date, a certificate, signed by a Responsible Officer of the Borrower, certifying as to the Borrower’s compliance with the requirements set forth in this Section 6.12. Upon Payment in Full, funds available in the Liquidity Account shall, at the discretion of the Borrower, be transferred to the Borrower.

(B)  The Collateral Agent (A) is hereby authorized to (and shall upon the occurrence of any drawing right set out in clause (2) or clause (4) below upon the direction of the Lender Representative), draw on any Liquidity Reserve L/C at any time if (1) the Borrower fails to meet the Liquidity Requirement in accordance with the terms this Section 6.12 (following the Liquidity Cure Deadline set forth in Section 6.12(d)(ii)), (2) a Liquidity Reserve L/C is not renewed or replaced at least thirty (30) days prior to its stated maturity date, (3) an Event of Default has occurred and is continuing or (4) the issuer thereof ceases to be an Acceptable Issuer and a replacement letter of credit has not been obtained from an Acceptable Issuer within the earlier of (x) thirty (30) days after such downgrade and (y) five (5) Business Days prior to its stated maturity date, in each case, in accordance with the terms of such Liquidity Reserve L/C and (B) shall cause the proceeds of such draw to be deposited in the Liquidity Account.

(ii)  Cure.

(A)  Notwithstanding anything herein to the contrary, in the event that the Borrower fails to comply with the requirements of the covenant under Section 6.12(d)(i) from and after the date of such non-compliance until the expiration of the fifteenth (15th) Business Day subsequent to such date of non-compliance (such date, the “Liquidity Cure Deadline”), the Borrower may, upon written notice to the Administrative Agent, receive cash contributions to the Equity Interests of the Borrower (a “Liquidity Cure Contribution”) made, directly or indirectly, to the Borrower and deposited in the Liquidity Account on or prior to the applicable Liquidity Cure Deadline and the Borrower’s compliance with Section 6.12(d)(i) as of the applicable date shall be recalculated by increasing its Unrestricted Cash by an amount equal to the net cash proceeds of all such Liquidity Cure Contributions (the “Liquidity Cure Right”).

(B)  If, after giving effect to the foregoing recalculation, the Borrower shall then be in compliance with Section 6.12(d)(i), the Borrower shall be deemed to have satisfied the requirements of Section 6.12(d)(i) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith, and any applicable breach or default of Section 6.12(d)(i) that had occurred shall be deemed cured for the purposes of this Agreement.

(C)  Notwithstanding anything herein to the contrary, from and after the date on which the Borrower provides notice of its intention to use the Liquidity Cure Right, (A) no Default or Event of Default shall be deemed to have occurred or be continuing with respect to Section 6.12(d)(i) unless the requisite Liquidity Cure Contributions are not received by the Borrower on or prior to the Liquidity Cure Deadline and (B) the Administrative Agent shall not exercise any applicable remedy under this Agreement, the Loan Documents or applicable Law on the basis of an Event of Default caused by the failure to comply with Section 6.12(d)(i) until the earlier of (x) the passing of the Liquidity Cure Deadline without exercise and satisfaction of the Liquidity Cure Right and (y) the date the Borrower confirms to the Administrative Agent in writing that it does not intend to exercise the Liquidity Cure Right.

(D)  Notwithstanding anything herein to the contrary, the Liquidity Cure Contributions shall not be given effect in excess of the amount required for purposes of complying the covenant set forth in Section 6.12(d)(i).

(e)  Funding Date GPU Amount: Commencing on the second full Quarterly Payment Date to occur after the Commitment Termination Date, the Borrower will not permit the aggregate amount of the outstanding (i) Specified IG Loans and IG Loans to exceed the aggregate IG Funding Date GPU Amount with respect to such Loans and (ii) Non-IG Loans to exceed the Non-IG Funding Date GPU Amount with respect to such Loans, in each case as of any Quarterly Payment Date.

(f)  Billing Event: With respect to any Master Services Agreement, as of the last day of any monthly billing period (commencing on the last day of the first monthly billing period in which 98% of the Infrastructure has been deployed pursuant to such Master Services Agreement), the Borrower shall cause at least 85% of the total monthly services under such Master Services Agreement to be invoiced to and paid by the applicable customer pursuant to the terms of such Master Services Agreement.

Section 6.13.  Fifth Amendment Financial Covenants

(a)  Fifth Amendment Minimum Liquidity.

(i)  Fifth Amendment Minimum Liquidity Covenant.

(A)  Subject to Section 6.13(a)(ii) and Section 7.03, commencing on and after the Fifth Amendment Initial Funding Date, the Borrower shall at all times thereafter satisfy the Fifth Amendment Liquidity Requirement and the Borrower shall deliver to the Administrative Agent (which shall furnish to the Lenders) on or prior to the last Business Day of each fiscal quarter ended following the first Quarterly Payment Date to occur after the Fifth Amendment Initial Funding Date, a certificate, signed by a Responsible Officer of the Borrower, certifying as to the Borrower’s compliance with the requirements set forth in this Section 6.13. Upon Payment in Full, funds available in the Fifth Amendment Liquidity Account shall, at the discretion of the Borrower, be transferred to the Borrower.

(B)  The Collateral Agent (A) is hereby authorized to (and shall upon the occurrence of any drawing right set out in clause (2) or clause (4) below upon the direction of the Lender Representative), draw on any Fifth Amendment Liquidity Reserve L/C at any time if (1) the Borrower fails to meet the Fifth Amendment Liquidity Requirement in accordance with the terms this Section 6.13

(following the Liquidity Cure Deadline set forth in Section 6.13(a)(ii)), (2) a Fifth Amendment Liquidity Reserve L/C is not renewed or replaced at least thirty (30) days prior to its stated maturity date, (3) an Event of Default has occurred and is continuing or (4) the issuer thereof ceases to be an Acceptable Issuer and a replacement letter of credit has not been obtained from an Acceptable Issuer within the earlier of (x) thirty (30) days after such downgrade and (y) five (5) Business Days prior to its stated maturity date, in each case, in accordance with the terms of such Fifth Amendment Liquidity Reserve L/C and (B) shall cause the proceeds of such draw to be deposited in the Fifth Amendment Liquidity Account.

(ii)   Cure.

(A)  Notwithstanding anything herein to the contrary, in the event that the Borrower fails to comply with the requirements of the covenant under Section 6.13(a)(i) from and after the date of such non-compliance until the expiration of the fifteenth (15th) Business Day subsequent to such date of non-compliance (such date, the “Fifth Amendment Liquidity Cure Deadline”), the Borrower may, upon written notice to the Administrative Agent, receive cash contributions to the Equity Interests of the Borrower (a “Fifth Amendment Liquidity Cure Contribution”) made, directly or indirectly, to the Borrower and deposited in the Fifth Amendment Liquidity Account on or prior to the applicable Fifth Amendment Liquidity Cure Deadline and the Borrower’s compliance with Section 6.13(a)(i) as of the applicable date shall be recalculated by increasing its Unrestricted Cash by an amount equal to the net cash proceeds of all such Fifth Amendment Liquidity Cure Contributions (the “Fifth Amendment Liquidity Cure Right”).

(B)  If, after giving effect to the foregoing recalculation, the Borrower shall then be in compliance with Section 6.13(a)(i), the Borrower shall be deemed to have satisfied the requirements of Section 6.13(a)(i) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith, and any applicable breach or default of Section 6.13(a)(i) that had occurred shall be deemed cured for the purposes of this Agreement.

(C)  Notwithstanding anything herein to the contrary, from and after the date on which the Borrower provides notice of its intention to use the Fifth Amendment Liquidity Cure Right, (A) no Default or Event of Default shall be deemed to have occurred or be continuing with respect to Section 6.13(a)(i) unless the requisite Fifth Amendment Liquidity Cure Contributions are not received by the Borrower on or prior to the Fifth Amendment Liquidity Cure Deadline and (B) the Administrative Agent shall not exercise any applicable remedy under this Agreement, the Loan Documents or applicable Law on the basis of an Event of Default caused by the failure to comply with Section 6.13(a)(i) until the earlier of (x) the passing of the Fifth Amendment Liquidity Cure Deadline without exercise and satisfaction of the Fifth Amendment Liquidity Cure Right and (y) the date the Borrower confirms to the Administrative Agent in writing that it does not intend to exercise the Fifth Amendment Liquidity Cure Right.

(D)  Notwithstanding anything herein to the contrary, the Fifth Amendment Liquidity Cure Contributions shall not be given effect in excess of the amount required for purposes of complying the covenant set forth in Section 6.13(a)(i).

(b)  Fifth Amendment Funding Date GPU Amount: Commencing on the Fifth Amendment Initial Amortization Payment Date, the Borrower will not permit the aggregate amount of the outstanding Fifth Amendment Delayed Draw Loans to exceed the aggregate Fifth Amendment Funding Date GPU Amount with respect to such Fifth Amendment Delayed Draw Loans as of any Quarterly Payment Date.

(c)  Fifth Amendment Contract Coverage Ratio: Commencing on the Fifth Amendment Initial Amortization Payment Date, the Borrower will not permit the Fifth Amendment Contract Coverage Ratio to be less than 1.40:1.00, as of any Quarterly Payment Date.

(d)  Fifth Amendment Billing Event: With respect to any Fifth Amendment Master Services Agreement, as of the last day of any monthly billing period (commencing on the last day of the first monthly billing period in which 98% of the Infrastructure has been deployed pursuant to such Fifth Amendment Master Services Agreement), the Borrower shall cause at least 85% of the total monthly services under such Fifth Amendment Master Services Agreement to be invoiced to and paid by the applicable customer pursuant to the terms of such Fifth Amendment Master Services Agreement.

Notwithstanding anything in the foregoing Article VI, no failure to comply with the covenants set forth in this Article VI prior to the Closing Date shall be deemed to constitute an Event of Default hereunder if such failure arises solely from a circumstance that is or will be cured upon the occurrence of the Closing Date pursuant to Article IV.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01.  Events of Default. The occurrence of any of the following events on or after the date hereof shall constitute an event of default hereunder (“Events of Default”):

(a)  any representation or warranty made or deemed made by the Borrower, any of its Subsidiaries or the Parent in any Loan Document, or any representation or warranty contained in any certificate furnished in connection with or pursuant to any Loan Document, shall prove to have been incorrect in any material respect (or, to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in any respect) when so made or deemed made and thirty (30) days have elapsed from the date a Responsible Officer of the Borrower, any Subsidiary or the Parent, as applicable, obtains knowledge thereof unless, in the case of an incorrect representation or warranty that is capable of being cured, corrected or otherwise remedied, such incorrect representation or warranty is cured, corrected or otherwise remedied and (as cured, corrected or remedied) would not reasonably be expected to result in a Material Adverse Effect;

(b)  default shall be made in the payment or a mandatory prepayment that has not been waived in accordance with the terms hereof of any (i) principal of any Loan when and as the same is due and payable or (ii) amount under the Parent Guarantee~~,~~ and Pledge Agreement, the Subsidiary Guarantee, ~~Pledge~~the Collateral Agreement or any other Security Document when and as the same is due and payable, in each case, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; provided that it shall not be an Event of Default under this clause (b) if the Cure Right is exercised and satisfied in accordance with Section 7.03 on or prior to the Anticipated Cure Deadline;

(c)  default shall be made in the payment of any interest on any Loan, reimbursement obligation or any other amount (other than an amount referred to in Section 7.01(b) above) due under any Loan Document (other than the Parent Guarantee~~,~~ and Pledge Agreement, the Subsidiary Guarantee, ~~Pledge~~the Collateral Agreement or any other Security Document, which is covered under clause (b) above), when and as the same is due and payable, and such default shall continue unremedied for a period of three (3) Business Days; provided that it shall not be an Event of Default under this clause (c) if the Cure Right is exercised and satisfied in accordance with Section 7.03 on or prior to the Anticipated Cure Deadline;

(d)  default shall be made in the due observance or performance by the Borrower or any of its Subsidiaries of any covenant or agreement contained in Section 5.01(a), Section 5.05(a), Section 5.08, Section 5.12, Section 5.23(c) or in Article VI; provided that it shall not be an Event of Default under this clause (d) if (A) the Liquidity Cure Right is exercised and satisfied in accordance with Section 6.12(d)(ii) on or prior to the Liquidity Cure Deadline or (B) the Fifth Amendment Liquidity Cure Right is exercised and satisfied in accordance with Section 6.13(a)(ii) on or prior to the Fifth Amendment Liquidity Cure Deadline; provided, ~~however~~further, that none of the events described in this Section 7.01(d) will be an Event of Default as it relates to a breach of the financial covenants under (1) Sections 6.12(b), 6.12(c) ~~and~~ , 6.12(e) and 6.13(b) if, (i) within ninety (90) days after the earlier of any Responsible Officer of the Borrower or any Subsidiary having knowledge thereof or receiving notice thereof from the Administrative Agent (or such longer time period as the Lender Representative (or, to the extent that Blackstone, together with the Lead Lenders and their Affiliates, hold less than 25% of the aggregate Commitments and outstanding Loans, the Required Lenders) may agree), the Borrower or any of its Subsidiaries enters into ~~additional IG Contracts and Non-IG~~, with respect to the Fifth Amendment Delayed Draw Loans, Fifth Amendment Contracts, ~~as applicable~~in each case, such that, after giving pro forma effect thereto, the Borrower is in compliance with such applicable financial covenant or (ii) if the Cure Right is exercised and satisfied in accordance with Section 7.03 on or prior to the Anticipated Cure Deadline and (2) Section 6.12(f) and Section 6.13(d) if the Cure Right is exercised and satisfied in accordance with Section 7.03 on or prior to the Anticipated Cure Deadline; provided, further, that any default under Sections 6.12(a)-(f) shall not constitute an Event of Default with respect to the Fifth Amendment Delayed Draw Loans and the Fifth Amendment Delayed Draw Loans may not be accelerated as a result thereof until the date on which the Delayed Draw Loans (if any) have been accelerated by the Existing Required Lenders; provided, further, that any default under Section 6.13(a)-(d) shall not constitute an Event of Default with respect to the Delayed Draw Loans and the Delayed Draw Loans may not be accelerated as a result thereof until the date on which the Fifth Amendment Delayed Draw Loans (if any) have been accelerated by the Fifth Amendment Required Lenders.

(e)  default shall be made in the due observance or performance by the Borrower, its Subsidiaries or the Parent of any covenant or agreement of the Borrower, such Subsidiary or the Parent, as applicable, contained in any Loan Document (other than those specified in Section 7.01(a), 7.01(b), 7.01(c) and 7.01(d)) after the earlier to occur of (i) the date that a Responsible Officer of the Borrower, any Subsidiary or the Parent, as applicable, obtains knowledge thereof or (ii) the receipt of notice thereof to the Borrower, any Subsidiary or the Parent from the Administrative Agent or the Required Lenders, and, other than in the case of a default under the Parent Guarantee~~,~~ and Pledge Agreement, the Subsidiary Guarantee, ~~Pledge~~the Collateral Agreement ~~and~~or any other Security Document, such default shall continue unremedied for a period of thirty (30) days thereafter;

(f)  (i) the Borrower, any Subsidiary or the Parent shall fail to make any payment beyond the applicable grace period with respect thereto, if any, in respect of any Material Indebtedness (which, in the case of the Parent, shall be limited to Material Indebtedness (excluding, for the avoidance of doubt, the Material Indebtedness described in subclause (f)(iii) below) constituting working capital lines or revolving facilities provided by financial institutions which are not Affiliates of the Parent) at the final stated maturity thereof, (ii) the Borrower, its Subsidiaries or the Parent shall fail to observe or perform any other agreement or condition relating to any Material Indebtedness (which, in the case of the Parent, shall be limited to Material Indebtedness (excluding, for the avoidance of doubt, the Material Indebtedness described in subclause (f)(iii) below) constituting working capital lines or revolving facilities provided by financial institutions which are not Affiliates of the Parent), or any other event occurs with respect to such

Material Indebtedness, and, in each case, continues beyond the applicable grace period with respect thereto, the effect of which default or other event is to cause, with the giving of notice if required, such Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity and (iii) the Parent shall fail to observe or perform any other agreement or condition relating to the 2021 Note Issuance Agreement (to the extent constituting Material Indebtedness), or any other event occurs with respect to such Material Indebtedness, and, in each case, continues beyond the applicable grace period with respect thereto, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity; provided that, for avoidance of doubt, this Section 7.01(f) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness or (B) any event requiring a prepayment or offer to purchase pursuant to customary asset sale, casualty or condemnation event, change in control provision or excess cash flow sweeps;

(g)  there shall have occurred a Change in Control;

(h)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, any Subsidiary, Parent, or of a substantial part of the property or assets of the Borrower, any Subsidiary or the Parent, taken as a whole, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary, Parent or for a substantial part of the property or assets of the Borrower, any Subsidiary or Parent, taken as a whole, or (iii) the winding-up or liquidation of the Borrower, any Subsidiary or Parent; and, in each case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)  the Borrower, any Subsidiary or Parent shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 7.01(h), (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary or Parent or for a substantial part of the property or assets of the Borrower, any Subsidiary or the Parent, taken as a whole, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j)  the failure of the Borrower, any Subsidiary or the Parent to pay one or more final, non-appealable judgments aggregating in excess of, in the case of the Borrower or any Subsidiary, $15,000,000 or, in the case of the Parent, (x) prior to a Loan Balance Trigger Event (as defined in the Parent Guarantee and Pledge Agreement) $15,000,000 or (y) following the Loan Balance Trigger Date (as defined in the Parent Guarantee and Pledge Agreement), the greater of $150,000,000 and thirty percent (30%) of Consolidated EBITDA (as defined in the Parent Guarantee and Pledge Agreement) (in each case, net of any amounts which are covered by insurance or bonded), which judgments are not satisfied or discharged or effectively waived or stayed for a period of sixty (60) consecutive days;

(k) one or more ERISA Events and/or Foreign Plan Events shall have occurred that, when taken together with all other ERISA Events and/or Foreign Plan Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(l) (i) other than in accordance with the terms of any Loan Document, any such Loan Document shall for any reason cease to be in full force and effect, shall be declared void by a Governmental Authority or shall be asserted in writing by the Borrower, any Subsidiary or the Parent not to be a legal, valid and binding obligation of the Borrower, such Subsidiary or Parent party thereto, (ii) other than in accordance with the terms of any Loan Document, any security interest purported to be created by any Security Document and to extend to Collateral that is material to the Borrower, any Obligor or Parent on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower, such Obligor or Parent not to be, a valid and perfected security interest in the securities, assets or properties covered thereby, except to the extent that (x) any such loss of priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement, or the Parent Guarantee and Pledge Agreement, or any other Security Document, or (y) any such loss of validity, perfection or priority is the result of any failure by the Required Lenders to cause the Collateral Agent to take any action necessary to secure the validity, perfection or priority of the Liens or (iii) other than in accordance with the terms of the Loan Documents, the Guarantee pursuant to any Security Document by the Borrower, any Obligor or the Parent of any of the Obligations shall cease to be in full force and effect or shall be asserted in writing by the Borrower, such Obligor or the Parent not to be in effect or not to be legal, valid and binding obligations of the Borrower, such Obligor or the Parent party thereto;

(m) (i) any Material Project Contract shall at any time for any reason cease to be valid and binding or in full force and effect or be rescinded, terminated or cancelled (except for expiration in accordance with its terms and not as a result of a breach or default thereunder by the Borrower or any of its Subsidiaries) or shall be suspended or enjoined or (ii) the Borrower, any of its Subsidiaries, the Parent or any counterparty to a Material Project Contract shall be in default (after any applicable notice, grace period or both) under any Material Project Contract provided, however, that none of the events described in this Section 7.01(m) will be an Event of Default if, within ninety (90) days after the earlier of any Responsible Officer of the Borrower, Parent or any Subsidiary having knowledge thereof or receiving notice thereof from the Administrative Agent (or such longer time period as the Lender Representative (or, to the extent that Blackstone, together with the Lead Lenders and their Affiliates, hold less than 25% of the aggregate Commitments and outstanding Loans, the Required Lenders) may agree), the Borrower or any of its Subsidiaries replaces such affected Material Project Contract with an agreement in form and substance acceptable to the Required Lenders, is on substantially similar terms or terms that, taken as a whole, do not affect the Borrower’s ability to remain in compliance with its payment obligations hereunder and such agreement is with a comparable counterparty; or

(n)  any Data Center Lease/License shall at any time for any reason cease to be valid and binding or in full force and effect or be rescinded, terminated or cancelled (except for expiration in accordance with its terms and not as a result of a breach or default thereunder by the Borrower, any Subsidiary or the Parent) or shall be suspended or enjoined and any such event or circumstance under such Data Center Lease/License results in a breach of or default under any term or provision of a Master Services Agreement; provided, however, that none of the events described in this Section 7.01(n) will be an Event of Default if, within ninety (90) days after the earlier of any Responsible Officer of the Borrower, any Subsidiary or Parent having knowledge thereof or receiving notice thereof from the Administrative Agent (or such longer time period as the Lender Representative (or, to the extent that Blackstone, together with the Lead Lenders and their Affiliates, hold less than 25% of the aggregate Commitments and outstanding Loans, the Required Lenders) may agree), the Borrower, such Subsidiary or Parent replaces such affected Data Center Lease/License with an agreement that is expected to allow the Borrower or any of its

Subsidiaries to comply with all its obligations under the Master Services Agreements, and the Borrower shall have provided a certificate to the Administrative Agent confirming such replacement and compliance and attaching a copy of such replacement Data Center Lease/License.

Notwithstanding the foregoing, no Event of Default shall be deemed to occur hereunder prior to the Closing Date if such event that would be an Event of Default arises solely from an incorrect representation, a breach of a covenant or otherwise that is or will be cured upon the occurrence of the Closing Date pursuant to Article IV.

Section 7.02.  Remedies Upon Event of Default. Upon the occurrence and during the continuation of an Event of Default (other than a Bankruptcy Event of Default), and at any time thereafter during the continuation of such Event of Default, the Administrative Agent, at the request of the Required Lenders, shall (subject to Article VIII), by notice to the Borrower, take any or all of the following actions, at the same or different times (for avoidance of doubt, with respect to the Existing Obligations, Fifth Amendment Obligations and/or all of the Obligations, as applicable): (a) terminate the Commitments and thereupon the Commitments shall terminate immediately, (b) declare the Loans and Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid fees and premiums (including any Applicable Premium) accrued hereunder and under any other Loan Document, shall become forthwith due and payable and (c) direct the Collateral Agent to exercise the rights and remedies under the Security Documents (or at law or pursuant to the UCC), and in the case of any event with respect to any Bankruptcy Event of Default, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid and premiums (including any Applicable Premium) accrued fees, all other Obligations and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) each of the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) each of the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay each of the Applicable Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.

Section 7.03.  Right to Equity Cure.

(a)  Notwithstanding anything to the contrary contained in Sections 7.01 or 7.02, in the event that a Cash Shortfall Event exists with respect to any Quarterly Payment Date or the Borrower fails to comply with the requirement of any financial covenant set forth in Sections 6.12(a)-(c)  ~~or~~, Sections 6.12(e)-(f) or Sections 6.13(b)-(d), then from the first day of the applicable fiscal quarter with respect to the applicable Quarterly Payment Date (with respect to a Cash Shortfall Event) or fiscal quarter (with respect to such financial covenant) until the expiration of the thirtieth (30th) day following the applicable Quarterly Payment Date (with respect to a Cash Shortfall Event) or the fifteenth (15th) day following the date financial statements referred to in Sections 5.04(a) or (b) are required to be delivered in respect of such fiscal period (with respect to such financial covenant) for which such financial covenant is being measured (the last day of such period being the “Anticipated Cure Deadline”), such Cash Shortfall Event or financial covenant and corresponding Event of Default may be cured on or prior to the applicable Anticipated Cure Deadline (the “Cure Right”) by the receipt of Equity Proceeds (which shall be in the form of common equity or other equity in a form acceptable to the Lender Representative) in amount necessary to cure such Cash Shortfall Event or financial covenant, as applicable, on or prior to the Anticipated Cure Deadline and (“Cure Equity”) by applying 100% of the Cure Equity to (1) with respect to a Cash Shortfall Event, prepay the Loans pursuant to Section 2.08(a), (2) with respect to the financial covenant set forth in Section 6.12(e) or Section 6.13(b) and any corresponding Event of Default, prepay the Loans in accordance with Section 2.09(a) and Section 2.09(d), (3) with respect to the financial covenants set forth in Sections 6.12(a)-(c) and Section 6.13(c) and any corresponding Event of Default, be deemed to increase the amounts set forth in clause (a) of the definition of “IG Contract Coverage Ratio” and “Non-IG Contract Coverage Ratio” (in each case with respect to the financial covenant set forth in Section 6.12(a)) ~~and~~, clause (b) of the definitions of “Maximum Non-IG Collateral Ratio” and “Maximum Non-IG Revenue Ratio” (with respect to the financial covenants set forth in Sections 6.12(b)-(c), as applicable) and clause (a) of the definition of “Fifth Amendment Contract Coverage Ratio” (with respect to the financial covenant set forth in Section 6.13(c)), as applicable, with respect to such applicable fiscal quarter for the purpose of determining compliance with the covenants set forth in Section 6.12 and Section 6.13 at the end of such fiscal quarter and the applicable subsequent periods and (4) with respect to the financial covenants set forth in Section 6.12(f) and Section 6.13(d) any corresponding Event of Default, be deemed to increase the amounts required to be invoiced and/or paid, as applicable, under such Master Services Agreement to an amount that is at least 85% of the total monthly services under such Master Services Agreement provided with respect to the applicable monthly billing period (it being agreed and understood that (A) at the option of the Borrower or the Parent, such Cure Equity may be deposited into the Available Cash Account~~,~~ or the Fifth Amendment Available Cash Account, as applicable (B) a single Cure Equity may be used to cure more than one of the financial covenants set forth in Sections 6.12(a)-~~(c) or~~ (c), Sections 6.12(e)-(f) or Sections 6.13(b)-(d) and a Cash Shortfall Event and (C) to the extent a Cure Equity is used with respect to a Cash Shortfall Event relating to any fiscal quarter, such Cure Equity may also be used to cure one of the financial covenants set forth in Sections 6.12(a)-~~(c) or~~ (c), Sections 6.12(e)-(f) or Sections 6.13(b)-(d) with respect to such fiscal quarter, without giving regards to the timing of the application of such Cure Equity).

(b)  Commencing on the applicable Quarterly Payment Date or fiscal quarter until the Anticipated Cure Deadline, the Lenders (i) shall not be permitted to accelerate Loans held by them, to terminate the Commitments held by them or to exercise remedies against the Collateral on the basis of an Event of Default resulting from a Cash Shortfall Event or a breach of any financial covenant set forth in Sections 6.12(a)~~,~~ -(c), Sections 6.12(e)-(f) or Sections 6.13(b)~~,~~ -(~~c~~d ) ~~and (e)~~, as applicable, and (ii) shall not be obligated to make any Credit Extension under the Fifth Amendment Delayed Draw Loan Facility until the applicable Cash Shortfall Event (solely in respect of Section 2.08(b)) or such financial covenant breach is no longer continuing.

Section 7.04.  Application of Funds. After the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable as set forth in Section 7.02)~~,~~ :

(a)   any amounts or other distributions received on account of the Existing Obligations, including any proceeds of Existing Collateral, shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of ~~that portion of the Obligations constituting~~ fees, indemnities, expenses and other amounts (other than principal and interest, but including counsel fees payable under Section 8.12 and amounts payable under Sections 2.13 and 2.15) payable to the Administrative Agent, the Collateral Agent and the Depositary Bank in their respective capacities as such;

Second, to payment of that portion of the Existing Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including counsel fees payable under Section 8.12 and amounts payable under Sections 2.13 and 2.15), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Existing Obligations constituting accrued and unpaid interest on the Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Existing Obligations constituting unpaid principal of the Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Existing Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date;

Sixth, to the payment of all Fifth Amendment Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Fifth Amendment Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after Payment in Full, to the Borrower or as otherwise required by Laws; and

(b)  any amounts or other distributions received on account of the Fifth Amendment Obligations, including any proceeds of Fifth Amendment Collateral, shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of fees, indemnities, expenses and other amounts (other than principal and interest, but including counsel fees payable under Section 8.12 and amounts payable under Sections 2.13 and 2.15) due and payable to the Administrative Agent, the Collateral Agent and the Depositary Bank in their respective capacities as such;

Second, to payment of that portion of the Fifth Amendment Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including counsel fees payable under Section 8.12 and amounts payable under Sections 2.13 and 2.15), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Fifth Amendment Obligations constituting accrued and unpaid interest on the Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Fifth Amendment Obligations constituting unpaid principal of the Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Fifth Amendment Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; ~~and~~

Sixth, to the payment of all Existing Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Existing Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after Payment in Full, to the Borrower or as otherwise required by Laws.

ARTICLE VIII

THE AGENTS

Section 8.01.  Appointment and Authority.

(a)  Each Lender (in its capacities as a Lender) hereby irrevocably appoints, designates, and authorizes U.S. Bank Trust Company, National Association to take such action on its behalf as the Administrative Agent under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Agents to execute any and all documents (including releases and subordinations, at the direction of the Required Lenders) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by the Agents shall bind the Lenders. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents, regardless of whether a Default or Event of Default shall have occurred and be continuing. No Agent shall be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)  Each of the Lenders (in its capacities as a Lender) hereby irrevocably appoints and authorizes U.S. Bank Trust Company, National Association to act as the Collateral Agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower and each Obligor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII (including Section 8.12) and Article IX as though the Collateral Agent, or such co-agents, sub-agents and attorneys-in-fact, were expressly referred to in such provisions.

(c)  Except as provided in Sections 8.06, 8.10 and 8.16, the provisions of this Article VIII are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.

Section 8.02.  Agents in Their Individual Capacities. U.S. Bank National Association or its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though U.S. Bank Trust Company, National Association were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, U.S. Bank Trust Company, National Association or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Agents shall not be under any obligation to provide such information to them. With respect to its Loans (if any), U.S. Bank National Association and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent and the terms “Lender” and “Lenders” include a Person serving as an Agent hereunder in its individual capacity. Any successor to U.S. Bank Trust Company, National Association as an Agent shall also have the rights attributed to U.S. Bank Trust Company, National Association under this Section 8.02.

Section 8.03.  Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent, or any of their Affiliates in any capacity, (c) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than that the Agents shall confirm receipt of items expressly required to be delivered to the Agents, (d) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent, (e) shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to a Responsible Officer of such Agent by the Borrower or a Lender or (f) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, the existence, value, sufficiency or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, any loss or diminution in the value of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the covenants, agreements or other terms contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof. Notwithstanding the foregoing, the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agents are required to exercise as directed in writing by the Administrative Agent at the written instruction of the Required Lenders (in the case of the Collateral Agent) or the Required Lenders or the Lender Representative, as applicable (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) together with indemnity or security satisfactory to the Agent; provided that the Agents shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. In no event shall any Agent be responsible for any failure or delay in the performance of any act or obligation hereunder arising out of or caused by, directly or indirectly, force majeure events beyond its control, including any provision of any law or regulation or any act of any governmental authority, strikes, work stoppages, accidents, acts of war, other military disturbances or terrorism, earthquales, fire, flood, sabotage, epidemics, pandemics, riots, nuclear or natur~~u~~al catastrophes or acts of God, labor disputes, acts of civil or military authority, or the unavailability of the Federal Reserve Board wire systems and interruptions, loss or malfunctions of utilities, communication facilities or computer (software and hardware) services (it being understood that the Agents shall use reasonable efforts which are consistent with accepted practices in the baking industry to resume performance as soon as pracitcable under the circumstances).

Section 8.04.  Reliance by Agents. The Agents shall be entitled to conclusively rely, shall not incur any liability and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or otherwise authenticated by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, any Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. The Agents shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice, direction or concurrence of the Required Lenders or the Lender Representative, as applicable (or Administrative Agent in the case of the Collateral Agent) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Administrative Agent at the written instruction of the Required Lenders (in the case of the Collateral Agent) or the Required Lenders or the Lender Representative, as applicable (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Upon the request by the Administrative Agent at any time the Lenders will promptly confirm in writing any action taken or to be taken by the Administrative Agent. Upon the request by the Collateral Agent at any time the Administrative Agent will promptly confirm in writing any action taken or to be taken by the Collateral Agent (at the written instruction of the Required Lenders). Documents delivered to the Agents are for informational purposes only and the Agents’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s and its Subsidiaries’ compliance with any of its covenants hereunder (as to which the Agents are entitled to rely exclusively on certificates of a Responsible Officer of the Borrower). The Agents shall have no obligation to verify the information or calculations set forth in this Agreement, any Account Withdrawal Certificate, or otherwise. The Agents shall have no responsibility or liability for the filing, timeliness or content of any report required under this Agreement or the other Loan Documents. The Agents may conclusively rely on the applicable Assignment and Acceptance as to whether any Lender or posed Lender is an Eligible Assignee or an Affiliated Lender, and shall have no obligation to monitor the Affiliated Lender Cap.

Section 8.05.  Delegation of Duties. The Agents may perform or execute any and all of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel, other consultants and experts of its own selection concerning all matters pertaining to such duties. The Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Agents and any such subagent, and shall apply to their respective activities in connection with the syndication of the Facilities and the Fifth Amendment Delayed Draw Loan Facility as well as activities as an Agent. The Agents shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

Section 8.06.  Successor Agents. Any Agent may resign at any time upon thirty (30) days’ notice to the Lenders, the Borrower and each other Agent and if such Agent is a Defaulting Lender or during an Agent Default Period, the Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Administrative Agent, the Lenders and each other Agent. If an Agent resigns or is removed by the Borrower, the Required Lenders shall appoint a successor agent, which successor agent shall be consented to by the Borrower at all times other than during the existence of a Payment or Bankruptcy Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed); provided that in no event shall any such successor Agent be a Defaulting Lender. If no successor agent is appointed prior to the effective date of the resignation or removal of the Agent, such Agent, in the case of a resignation, and the Borrower, in the case of a removal may appoint, after consulting with the Lenders and the Borrower (in the case of a resignation), a successor agent. Upon the acceptance of its appointment as successor agent, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent under the Loan Documents and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor administrative agent or collateral agent, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Agent’s resignation or removal in accordance herewith as the Agent, the provisions of this Article VIII and the provisions of Section 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent in respect of the Loan Documents. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent, as applicable, by the date which is thirty (30) days following the retiring Agent’s notice of resignation or ten (10) days following the Borrower’s notice of removal, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as an Agent in accordance herewith by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, as applicable, under the Loan Documents, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or Collateral Agent, as applicable, the provisions of this Article VIII and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or Collateral Agent, as applicable. Notwithstanding anything to the contrary herein, no Disqualified Lender may be appointed as a successor Administrative Agent without the consent of the Borrower. Any Person into which the Agents may be merged or converted or with which they may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Agents shall be a party, or any Person succeeding to all or substantially all of the corporate agency or corporate trust business of such Agent shall be the successor of such Agent hereunder and under the other Loan Documents, without the execution or filing of any paper or any further action on the part of any of the parties hereto.

Section 8.07.  Non-Reliance on the Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08.  No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of the Lead Lenders or the Co-Lead Investors shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder.

Section 8.09.  Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10, 8.12, and 9.05) allowed in such judicial proceeding; and

(b)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10, 8.12, and 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.10.  Collateral and Guaranty Matters. Each of the Lenders irrevocably authorizes each of the Administrative Agent and the Collateral Agent to release guarantees, Liens and security interests created by the Loan Documents in accordance with the provisions of Section 9.18 and take any other actions contemplated by Section 9.18. Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing such Agent’s authority provided for in the previous sentence. Beyond the exercise of reasonable care in the custody thereof and as otherwise specifically set forth herein, the Collateral Agent shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Agents shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

Section 8.11.  [Reserved].

Section 8.12.  Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), based upon their respective Pro Rata Shares, and hold harmless each Agent-Related Person from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as an Agent-Related Person or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document (the “Indemnified Liabilities”); provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities primarily resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken or not taken in accordance with the directions of the Lender Representative or the Required Lenders, as applicable (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.12. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 8.12 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower and without limiting their obligation to do so. The undertaking in this Section 8.12 shall survive termination of the aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Agents.

Section 8.13.  Appointment of Supplemental Agents.

(a)  It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case an Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Agents are hereby authorized to appoint an additional individual or institution selected by such Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b)  In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and (ii) the provisions of this Article VIII and of Section 9.05 that refer to the Agents shall inure to the benefit of such Supplemental Agent and all references therein to the Agents shall be deemed to be references to the Agents and/or such Supplemental Agent, as the context may require.

(c)  Should any instrument in writing from the Borrower or any Obligor be required by any Supplemental Agent so appointed by an Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or such Obligor shall execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the applicable Agent until the appointment of a new Supplemental Agent.

Section 8.14.   Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason (including, such Lender’s failure to comply with the provisions of Section 9.04(b)(vi) relating to the maintenance of a Participant Register), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender hereunder or any other Loan Document against any amount due to the Administrative Agent under this Section 8.14. The agreements in this Section 8.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of this Section 8.14, the term “applicable law” includes FATCA.

Section 8.15.  Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower or any of its Subsidiaries or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 7.02 and the Security Documents for the benefit of all the Lenders or Secured Parties, as applicable; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as applicable) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 9.06 (subject to the terms of Section 2.16(c)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any of its Subsidiaries under any federal, state or foreign bankruptcy, insolvency, receivership or similar law; and provided, further, that if at any time there is no Person acting as the Administrative Agent or the Collateral Agent, as applicable, hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as applicable, pursuant to Section 7.02 and the Security Documents, as applicable and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.16(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 8.16.  Collateral Agent. Each of the Persons party hereto hereby instructs the Collateral Agent to enter into the Security Documents. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

Section 8.17.  Lead Lenders and the Co-Lead Investors. The Borrower hereby appoints Blackstone Tactical Opportunities Advisors L.L.C., Blackstone Alternative Credit Advisors LP, Blackstone Private Investments Advisors L.L.C. and Blackstone Alternative Solutions L.L.C. and Magnetar Financial LLC as Co-Lead Investors in connection with the Loans. It is further agreed that Blackstone Tactical Opportunities Advisors L.L.C., Blackstone Alternative Credit Advisors LP, Blackstone Private Investments Advisors L.L.C. and Blackstone Alternative Solutions L.L.C. shall have “left” placement in any documentation used in connection with the Facilities~~.~~ or the Fifth Amendment Delayed Draw Loan Facility, as applicable. The Lead Lenders and the Co-Lead Investors shall have no right, power, obligation, liability, responsibility, or duty under this Agreement other than those set forth herein and those applicable to all Lenders as such. Without limiting the foregoing, the Lead Lenders and the Co-Lead Investors so identified shall not have or be deemed to have any fiduciary relationship with any Lender. Any decision to be determined by the Lead Lenders shall be made by all of the Lead Lenders unless a Lead Lender affirmatively elects to abstain. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 8.18.  Depositary Bank.

(a)  Each of the Lenders (in its capacities as a Lender) hereby irrevocably appoints and authorizes U.S. Bank National Association to act as the Depositary Bank for purposes of administering the Available Cash Account and the Fifth Amendment Available Cash Account, together with such powers and discretion as are reasonably incidental thereto. The Borrowers hereby appoint U.S. Bank National Association and U.S. Bank National Association hereby agrees, to act as “securities intermediary” (within the meaning of Section 8 102(a)(14) of the UCC) with respect to the Available Cash Account and the Fifth Amendment Available Cash Account and as a “bank” (within the meaning of 9-102(a) of the UCC) with respect to the Available Cash Account and the Fifth Amendment Available Cash Account. The Depositary Bank is the agent and bailee of the Collateral Agent (such bailments being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) for the purpose of receiving payments contemplated hereunder. This Agreement constitutes a “security agreement” as defined in Article 9 of the UCC.

(b)  The Borrower, the Collateral Agent and the Depositary Bank agree that, for purposes of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the Available Cash Account and the Fifth Amendment Available Cash Account, the jurisdiction of the Depositary Bank (in its capacity as the securities intermediary and bank) is the State of New York and the laws of the State of New York govern the establishment and operation of the Available Cash Account and the Fifth Amendment Available Cash Account.

(c)  The Depositary Bank shall have no obligations other than to administer the Available Cash Account and the Fifth Amendment Available Cash Account in accordance with the terms hereof. The Depositary Bank shall not, by reason of this Agreement, be a trustee for or owe a fiduciary duty to any Secured Party (and no implied duties, covenants, functions or responsibilities shall be read into this Depositary Agreement or otherwise claimed to exist by any Person against the Depositary Bank). Without limiting the generality of the foregoing, the Depositary Bank shall take all actions as the Borrower, the Calculation Agent or the Collateral Agent shall direct it to perform in accordance with the express provisions of this Agreement, and the Depositary Bank shall have no liability for any failure or delay in taking any action hereunder attributable to a failure or delay of the Calculation Agent, Collateral Agent or the Borrower, as applicable, in providing any such direction. The Depositary Bank shall exercise the same degree of care in administering the funds held in the Available Cash Account and the Fifth Amendment Available Cash Account and the investments purchased with such funds in accordance with the terms of this Agreement as the Depositary Bank exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by applicable Law. The Depositary Bank shall not be required to invest any funds held hereunder except as directed in this Agreement or otherwise agreed in writing between the Borrower and the Depositary Bank (which shall not require the consent of any Lender). The Depositary Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. The Depositary Bank shall not be charged with knowledge of any Event of Default unless the Depositary Bank has received written notice from the Collateral Agent or the Borrower that an Event of Default has occurred and is continuing. The Depositary Bank shall have no obligation to request the deposit of any funds referenced herein into the Available Cash Account or the Fifth Amendment Available Cash Account. The Depositary Bank shall have no obligation to monitor compliance by the Borrower or any of its Subsidiaries with any requirements of, or obligations under, any Loan Document. The Depositary Bank shall have no duty to calculate any amounts to be distributed under the terms of this Agreement and shall have no liability for the accuracy, or compliance with the terms of any Loan Document, of any such calculations provided to it.

(d)  The Depositary Bank shall be entitled to all of the rights, privileges and immunities of the Administrative Agent and the Collateral Agent under the Loan Documents, as though fully set forth herein.

Section 8.19.  Lender Representations. Each Lender (including, for the avoidance of doubt, the Lender Representative) represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) such Lender is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon any Agent Party or Agent-Related Person, the Lead Lenders, the Co-Lead Investors or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon any Agent Party or Agent-Related Person, the Lead Lenders, the Co-Lead Investors or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.20.  Exculpatory Provisions. The Lender Representative and the Lead Lenders shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Lender Representative and the Lead Lenders shall not:

(a)  be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing; and

(b)  except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Lender Representative and the Lead Lenders shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Lender Representative, Lead Lenders or any of their Affiliates in any capacity.

The Lender Representative and the Lead Lenders shall not be liable for any action taken or not taken by it (i) to the extent such actions are taken or not taken in accordance with the express terms of this Agreement, (ii) with the consent or at the request of the Required Lenders or (iii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

The Lender Representative and the Lead Lenders shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV.

ARTICLE IX

MISCELLANEOUS

Section 9.01.  Notices.

(a)  Notices and other communications provided for herein shall be in writing (including facsimile or electronic mail) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail, as follows:

(i)  if to the Borrower or any of its Subsidiaries, to:

COREWEAVE COMPUTE ACQUISITION CO., IV, LLC

c/o CoreWeave, Inc.

290 W Mt Pleasant Ave, Suite 410~~1~~0 ~~Eisenhower Pkwy~~

~~Roseland, New Jersey~~ Livingston, NJ 070~~68~~39

Attention:   Legal Department

E-mail: legalnotices@coreweave.com

with copies to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:   Lucas Spivey, P.C.

Email:     lucas.spivey@kirkland.com; osaro.aifuwa@kirkland.com

(ii)   if to the Administrative Agent, to:

U.S. Bank Trust Company, National Association

1011 Centre Road, Suite 203

~~Global~~Delle Donne Corporate ~~Trust~~Center

Wilmington, DE 19805

~~214 N. Tryon Street, 27th Floor~~

~~Charlotte, NC 28202~~

Attention: James ~~A.~~ Han~~l~~ely (CoreWeave Administrator)

Email: james.hanley1@usbank.com; agency.services@usbank.com~~; james.hanley2@usbank.com~~

with a copy to (which shall not constitute notice):

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

Attention: Kimberly Cohen

Email: Kcohen@goodwin.com

(iii)   if to the Collateral Agent, to:

U.S. Bank Trust Company, National Association

Global Corporate Trust

100 Wall Street, ~~Suite 6000~~6th Floor

New York, NY 10005

Attention: ~~James Hall~~Fernando Moreyra (CoreWeave Administrator)

Email: ~~james.hall2~~Fernando.moreyra@usbank.com

with a copy to (which shall not constitute notice):

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

Attention: Kimberly Cohen

Email: Kcohen@goodwin.com

(iv)   if to the Depositary Bank, to:

U.S. Bank National Association

Global Corporate Trust

100 Wall Street, ~~Suite 6000~~6th Floor

New York, NY 10005

Attention: ~~James Hall~~Fernando Moreyra (CoreWeave Administrator)

Email: ~~james.hall2~~Fernando.moreyra@usbank.com

with a copy to (which shall not constitute notice):

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

Attention: Kimberly Cohen

Email: Kcohen@goodwin.com

  (v)  if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including electronic mail and Internet or intranet websites), including as described in Section 9.17 herein. Notices or communications posted to an Internet or intranet website shall be deemed received upon the posting thereof.

(c)  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or (to the extent permitted by Section 9.01(b)) electronic means prior to 5:00 p.m. (New York time) on such date, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

(d)  Any party hereto may change its address or other contact information for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02.  Survival of Representations and Warranties. All representations and warranties made by the Borrower herein, in the other Loan Documents and in the certificates delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect until Payment in Full. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Section 9.05) shall survive Payment in Full.

Section 9.03.  Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective permitted successors and assigns.

Section 9.04.  Successors and Assigns.

(a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04 (including, in the case of an assignment to an Affiliated Lender, Section 9.04(e)) (and any attempted assignment or transfer by Lender not in accordance with this Section 9.04 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 9.04(b)(vi)), the Lenders, the Agents and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders, and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) After the Closing Date (other than with respect to assignments that would otherwise not require the consent of the Borrower made pursuant to Section 9.04(b)(i)(A)(x), which assignments may be made after the date hereof), subject to the conditions set forth in Section 9.04(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement in respect of the applicable Facilities (including its Loans and Commitments thereunder) with the prior written consent of:

(A)  the Borrower; provided, that in the case of an assignment to an Eligible Assignee, (1) such consent shall not be unreasonably withheld, conditioned or delayed and (2) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days of having received notice thereof; provided, further, that no consent of the Borrower shall be required (x) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (y) if a Payment or Bankruptcy Event of Default has occurred and is continuing. The liability of the Borrower to an assignee that is an Approved Fund or Affiliate of the assigning Lender, as applicable, under Section 2.13 shall be limited to the amount, if any, that would have been payable hereunder by the Borrower in the absence of such assignment and the Borrower may withhold its consent if the costs or the taxes payable by the Borrower to the assignee under Sections 2.13 shall be greater than they would have been for the assignor except to the extent such greater amounts results from a Change in Law that occurs after the assignment was made; and

(B)  the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of a Loan or a Commitment to a Person that is Lender, an Affiliate of a Lender or Approved Fund immediately prior to giving effect to such assignment.

  (ii)  Assignments shall be subject to the following additional conditions:

(A)  except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment and/or Loans, as applicable, of the assigning Lender subject to each such assignment shall not be less than

$1,000,000 and increments of $1,000,000 in excess thereof unless the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if a Payment or Bankruptcy Event of Default (with respect to the Borrower) has occurred and is continuing;

(B)  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of a Facility under this Agreement;

(C)  the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (which such Assignment and Acceptance shall include a representation by the assignee that it is not a Disqualified Lender or an Affiliate of a Disqualified Lender);

(D)  the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any other administrative information (including tax forms) that the Administrative Agent may reasonably request;

(E)  no such assignment shall be made to (1) a Defaulting Lender, (2) a Disqualified Lender, (3) the Parent or the Borrower or (4) a Sanctioned Person; and

(F)  notwithstanding anything to the contrary herein, no such assignment shall be made to a natural person or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person.

  (iii)  Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv) (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, to the requirements of clause (e) of this Section 9.04), from and after the effective date specified in each Assignment and Acceptance (and each Affiliated Lender Assignment and Acceptance) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance (and each Affiliated Lender Assignment and Acceptance), have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance (and each Affiliated Lender Assignment and Acceptance), be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance or an Affiliated Lender Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits, and subject to the requirements and limitations, of Sections 2.13, 2.15 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall not be effective as an assignment hereunder.

  (iv)  The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance (and each Affiliated Lender Assignment and Acceptance) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, with respect to its own interest only, at any reasonable time and from time to time upon reasonable prior notice.

(v)  The parties to each assignment shall deliver to the Administrative Agent a processing and recordation fee in the amount of $3,500; provided, however, that (i) such processing and recordation fee shall not be payable for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (ii) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Upon its receipt (or waiver) of the processing and recording fee described in the preceding sentence, a duly completed Assignment and Acceptance (or Affiliated Lender Assignment and Acceptance) executed by an assigning Lender and an assignee, any administrative information reasonably requested by the Administrative Agent (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Acceptance (or Affiliated Lender Assignment and Acceptance) and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) (A) Any Lender may, without the consent of the Administrative Agent, sell participations to one or more financial institutions (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that the Borrower shall have consented to such participation in writing (such consent not to be, subject to the following clause (B), unreasonably conditioned, withheld or delayed) and the Participant shall not be a Sanctioned Person; provided, further, that no consent of the Borrower shall be required (1) for a participation to a Lender, an Affiliate of a Lender, a Lender’s seasoning provider solely as a short-term intermediary to season such Lender’s Loans or an Approved Fund or (2) if a Payment or Bankruptcy Event of Default has occurred and is continuing; provided, further, that (w) such Lender’s obligations under this Agreement shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (y) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (z) such Lender shall maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans (or other rights or obligations) held by it (the “Participant Register”), which entries shall be conclusive absent manifest error, provided that no Lender shall have any obligation to disclose all or any portion of such register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or, in each case, any amended or successor sections). Each Lender that sells such a participation shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to exercise rights under and to enforce this Agreement and the other Loan Documents and to approve any waiver, amendment or modification of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.08(b)(i), Section 9.08(b)(ii), Section 9.08(b)(iii) or Section 9.08(b)(iv) that affects such Participant and (y) no other agreement (oral or written) in respect of the foregoing with respect to such Participant may exist between such Lender and such Participant. Subject to Section 9.04(b)(vi), the Borrower agrees that each Participant shall be entitled to the benefits (and subject to the requirements and limitations) of Sections 2.13 and 2.15 to the same extent as if it were the Lender from whom it obtained its participation and had acquired its interest by assignment pursuant to Section 9.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

(B)  A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (x) the Borrower is informed of such greater payment, and the sale of the participation to such Participant is made with the Borrower’s prior written consent following the receipt by the Borrower of any information reasonably requested by the Borrower to evidence such greater payment, and the Borrower may withhold its consent to such participation (in its sole discretion) if a Participant would be entitled to require greater payment than the applicable Lender under such Sections or (y) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.15 to the extent such Participant fails to comply with Section 2.15(e) as though it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered to the applicable Lender).

(c)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its promissory note, if any, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, and any such pledgee (other than a pledgee that is the Federal Reserve Bank or any other central bank) shall acknowledge in writing that its rights under such pledge are in all respects subject to the limitations applicable to the pledging Lender under this Agreement or the other Loan Documents.

(d) (i) In the event of any assignment or participation by a Lender without the Borrower’s consent or deemed consent (if applicable) (A) to any Disqualified Lender or (B) to the extent the Borrower’s consent is required under this Section 9.04, to any other Person, the Borrower shall be entitled at their sole expense and effort to seek specific performance to unwind any such assignment or participation in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrower at law or in equity in respect of such assignor or assignee; it being understood and agreed that the Borrower will suffer irreparable harm if any Lender breaches any obligation under this Section 9.04 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Lender or any other Person to whom the Borrower’s consent is required but not obtained (or has not been deemed consented to). Upon the request of any Lender or as otherwise required herein, the Administrative Agent shall make available to such Lender the list of Disqualified Lenders at the relevant time and such Lender may provide the list to any potential assignee or participant on a confidential basis in accordance with Section 9.16 for the purpose of verifying whether such Person is a Disqualified Lender.

(ii) If any assignment or participation under this Section 9.04 is made to any Affiliate of any Disqualified Lender without the Borrower’s prior written consent or deemed consent (any such person, a “Disqualified Person”), then, such assignment shall not be null and void, but the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person, (B) in the case of any outstanding Loans, held by such Disqualified Person, purchase such Loans by paying the amount that such Disqualified Person paid to acquire such Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require that such Disqualified Person assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower and (II) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.04 (except that no registration and processing fee required under this Section 9.04 shall be required with any assignment pursuant to this paragraph). Nothing in this Section 9.04(d) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity.

(e)  Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Loans and Commitments under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions or other offers to purchase or take by assignment open to all Lenders on a pro rata basis in accordance with procedures of the type described in Schedule 9.04(f) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:

(i)  Affiliated Lenders will not (A) receive information or material provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls, discussions or meetings (or portions thereof) attended by any Lenders and/or the Administrative Agent in which representatives of the Borrower are not then present, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II or (B) receive any advice of counsel to the Administrative Agent or make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender;

(ii)  each Affiliated Lender that purchases any Loans or Commitments pursuant to clause (x) above shall represent and warrant to the selling Lender (other than any other Affiliated Lender) that it does not possess material non-public information (or material information of the type that would not be public if the Parent or the Borrower were a publicly-reporting company) with respect to the Parent or the Borrower that either (1) has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information) or (2) if not disclosed to the Lenders, would reasonably be expected to have a material effect on, or otherwise be material to (A) a Lender’s decision to participate in any such assignment or (B) the market price of such Loans or Commitments, or shall make a statement that such representation cannot be made;

(iii)  the aggregate principal amount of Loans and Commitments under this Agreement held by Affiliated Lenders shall not exceed 30.0% of the aggregate principal amount of Loans and Commitments outstanding at such time under this Agreement (such percentage, the “Affiliated Lender Cap”); provided that to the extent any purchase or assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans and Commitments held by Affiliated Lenders exceeding the Affiliated Lender Cap, the purchase or assignment of such excess amount will be void ab initio;

(iv)  as a condition to each assignment pursuant to this clause (g), the Administrative Agent and the Borrower shall have been provided a notice in connection with each assignment to an Affiliated Lender or a Person that, upon effectiveness of such assignment, would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Loans and Commitments against the Administrative Agent, in its capacity as such;

(v)  the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans or Commitments shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit A-2 hereto (an “Affiliated Lender Assignment and Acceptance”); and

(vi)  if a Bankruptcy Event of Default occurs and is continuing, notwithstanding whether any Affiliated Lender may be construed to not be an “insider” under Section 101(31) of the Title 11 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law, each Affiliated Lender shall acknowledge that it is an “insider” under Section 101(31) of the Title 11 of the Bankruptcy Code and any similar provision of any other Debtor Relief Law and, as such, the claims associated with the Loans and Commitments owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of Title 11 of the Bankruptcy Code or any similar provision under any other Debtor Relief Law, and their voting rights shall be subject to Sections 9.04(g) and (h) below.

Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Loans or Commitments pursuant to this clause (e) may, in its sole discretion, contribute, directly or indirectly, the principal amount of such Loans or Commitments or any portion thereof, plus all accrued and unpaid interest thereon, to the Borrower for the purpose of cancelling and extinguishing such Loans or Commitments. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Loans or Commitments shall reflect such cancellation and extinguishing of the Loans or Commitments then held by the Borrowers and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Loans or Commitments, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Loans or Commitments in the Register.

(f)  Notwithstanding anything in Section 9.08 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by the Parent or the Borrower therefrom, or subject to Section 9.04(g), any plan of reorganization pursuant to the Bankruptcy Code or any equivalent under any other Debtor Relief Law (it being understood and agreed that any such vote shall be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code and any similar provision of any other Debtor Relief Law), (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(i)  all Loans and Commitments held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and

(ii)  all Loans and Commitments held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

(g)  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, and each Affiliated Lender Assignment and Acceptance shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Parent or the Borrower at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans and Commitments held by such Affiliated Lender in any manner at the Required Lenders’ discretion, unless the Administrative Agent (acting on the written direction of the Required Lenders) instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans and Commitments held by it as the Administrative Agent (acting on the written direction of the Required Lenders) directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders.

(h)  Although Debt Fund Affiliates shall be Eligible Assignees and shall not be subject to the provisions of Sections 9.04(e), (f) or (g), any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Loans and Commitments under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate only through (x) Dutch auctions or other offers to purchase or take by assignment open to all Lenders on a pro rata basis in accordance with procedures of the type described in Schedule 9.04(f) (for the avoidance of doubt, without requiring any representation as to the possession of material non-public information by such Affiliate) or (y) open market purchase on a non-pro rata basis. Notwithstanding anything in Section 9.08 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by the Borrower or the Parent therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Loans held by Debt Fund Affiliates, in the aggregate, may not account for more than 49.9% of the Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 9.08.

Section 9.05.  Expenses; Indemnity.

(a)  The Borrower agrees (i) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Lenders and the Co-Lead Investors for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (but limited in the case of Attorney Costs to one primary counsel for the Administrative Agent and the Collateral Agent (which shall initially be Shipman & Goodwin LLP), two primary counsels for the Lead Lenders and the Co-Lead Investors (which shall be ~~Milbank~~King & Spalding LLP and Willkie Farr & Gallagher LLP) in connection with the Transactions, Fifth Amendment Transactions and other matters, including primary syndication, to occur on or prior to or otherwise in connection with the Closing Date and one local counsel for the Administrative Agent, the Collateral Agent, the Lead Lenders and the Co-Lead Investors as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Lenders)) and (ii) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Lenders, the Co-Lead Investors and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), but limited with respect to Attorney Costs which shall be limited to Attorney Costs of one counsel to the Agents and a separate counsel to the Lead Lenders and the Co-Lead Investors (and one local counsel to the Administrative Agent, the Collateral Agent, the Lead Lenders and the Co-Lead Investors as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Lender)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other related reasonable and documented out-of-pocket fees and expenses incurred by any Agent. The agreements in this Section 9.05(a) shall survive Payment in Full and the resignation or removal of the Administrative Agent and the Collateral Agent. All amounts due under this Section 9.05(a) shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that, with respect to all amounts that would otherwise be due under this Section 9.05(a) prior to the date hereof, such amounts shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three (3) Business Days prior to the Closing Date (or such shorter time as the Borrower may agree) and that the Borrower shall not be invoiced for any amounts prior to the invoice for payment of amounts on the Closing Date or on such date reasonably agreed by the Borrower and the Administrative Agent if the Closing Date does not occur due to the Borrower’s failure to satisfy the conditions set forth in Section 4.02.

(b)  The Borrower agrees to indemnify and hold harmless the Agents, the Lead Lenders and the Co-Lead Investors and each Lender and each Agent-Related Person of any of the foregoing Persons (each such Person, without duplication, being called an “Indemnitee”) from and against any and all liabilities (including Environmental Claims or any actual or alleged presence, Release of Hazardous Materials at, under, on, or from any property currently or formerly owned, leased or operated by the Borrower, or any property to which the Borrower has transported or arranged for the transport of Hazardous Materials for treatment, storage or disposal), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all the Agents’ Indemnitees and a separate counsel to the Lenders’ Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way arising out of or in connection with (i) the execution, delivery, enforcement, performance, syndication or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence or willful misconduct of such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee (other than the Agents) or of any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any similar role under any Facility or the Fifth Amendment Delayed Draw Loan Facility, as applicable, and other than any claims arising out of any act or omission of the Borrower or its Affiliates). Neither any Indemnitee nor the Borrower and its Affiliates shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor, to the extent permissible under applicable Law, shall any Indemnitee, Borrowers or its Affiliates have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof) (other than, in the case of the Borrower, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses in each case subject to the indemnification provisions of this Section 9.05(b)). In the case of action, suit, litigation, investigation, or proceeding to which the indemnity in this action, suit, litigation, investigation, proceeding or any governmental or regulatory action Section 9.05(b) applies, such indemnity shall be effective whether or not such action, suit, litigation, investigation, or proceeding is brought by the Borrower, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 9.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 9.05(b). The agreements in this 9.05(b) shall survive the resignation or removal of the Administrative Agent or Collateral Agent, the replacement of any Lender and Payment in Full. For the avoidance of doubt, this Section 9.05(b) shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 9.06.  Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all obligations of the Borrower, now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

Section 9.07.  Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.08.  Waivers; Amendment.

(a)  No failure or delay of the Agents or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of the Agent Fee Letter, by the Persons party thereto in accordance with the terms thereof, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; provided that no such agreement shall:

(i)  increase the amount of, or extend, the Commitments of a Lender, or reinstate the Commitments of a Lender after the termination thereof, in each case, without the prior written consent of each such Lender holding such Commitments (it being understood that a waiver, amendment or modification of any condition precedent or of any Default, mandatory prepayment or mandatory reductions of the Commitments shall not constitute an increase or extension of any Commitment of any Lender); provided that any amendment or modification to the definition of “Delayed Draw Availability Period” that extends the period therein to a date that is no more than three (3) months after the first anniversary of the Closing Date shall only require the consent of the Required Lenders~~.~~ ;

(ii)  decrease or forgive the principal amount of, or decrease the rate of interest on, any Loan, delay the date of any payment, modify the interest provisions hereunder from cash pay to paid in kind or decrease fees or other amounts payable to any Lender, in each case, without the prior written consent of each such Lender;

(iii)  extend the final maturity date of any Facility or extend, postpone or waive any fixed payment date for principal, interest and fees, or amend any definition (including any definition incorporated by reference) in any such provision, in each case, without the prior written consent of each Lender (it being understood that any waiver, amendment or modification of any mandatory prepayment of the Loans shall not constitute an extension, postponement or waiver of any such fixed payment date);

(iv)  except as permitted hereunder, (A) release all or substantially all of the Collateral in any transaction or series of related transaction or (B) amend the aggregate value of any Guarantee (including, without limitation, the Guarantee provided by the Parent under the Parent Guarantee and Pledge Agreement), in each case, without the prior written consent of each Lender;

(v)  waive, amend or modify the provisions of this Section 9.08 or the definitions of the terms “Required Lenders” or “Supermajority Lender” or any other provision of this Agreement or the other Loan Documents (or any component definitions of the foregoing) specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, in each case, without the prior written consent of each Lender;

(vi)  amend (A) any section of the Loan Documents in a manner that would alter the pro rata sharing of payments and/or application of distributions required thereby, including by modifying the definition of “Pro Rata Share”, (B) Section 2.08(a) or Section 6.12 or the definitions of “Funding Date GPU Amount”, “Projected Contracted Cash Flows” or “Liquidity Requirement”, (C) Section 2.20, including the priority of payments set out in Section 2.20(b), (D) the definition of “Change in Control” or the terms of the mandatory prepayment in Section 2.09(b)(v) (but not any waiver of the occurrence, or potential occurrence, of a Change in Control or the mandatory prepayment in Section 2.09(b)(v)), (E) Section 9.04 and (F) clause (x) of the introductory paragraph to Section 4.02 in any manner such that, after giving effect to such amendment, clause (x) of the introductory paragraph to Section 4.02 shall no longer require the direction of each Lender with respect to any satisfaction or waiver therein, in each case, without the written consent of each Lender;

(vii)  subordinate, by payment, Lien subordination or otherwise, the Obligations or the Liens on the Collateral created by any Security Document to any other Indebtedness or Lien, as the case may be, without the written consent of each Lender; or

(viii)  amend Section 7.04 or the definitions of “IG Contract Coverage Ratio”, “Non-IG Contract Coverage Ratio”, “Maximum Non-IG Collateral Ratio”, “Maximum Non-IG Revenue Ratio”, “Permitted Takeout”, or “Qualified Collateral Replenishment Period”, in each case, without the written consent of the Supermajority Lenders.

provided further that no such agreement shall amend, modify or otherwise affect the rights (including the payment of fees and expenses, including, but not limited to Attorney Costs, to) or duties of the Administrative Agent or the Collateral Agent hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender. Notwithstanding anything to the contrary in the Loan Documents, (x) no Defaulting Lender shall have any right to approve or disapprove any waiver, amendment or modification hereunder (and any waiver, amendment or modification which by its terms requires the consent of all Lenders, each affected Lender or each directly and adversely affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of the Loans of any Defaulting Lender may not be extended, the rate of interest on any of such Loans may not be reduced, the fees or premium of or due in respect of any such Loans may not be reduced, the principal amount of any of such Loans may not be forgiven, the pro rata status of such Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders, each affected Lender or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender and (y) no Defaulting Lender shall have any right to approve or disapprove any waiver, amendment or modification hereunder and instead shall be deemed to have voted its interest as a Lender as provided in this Section 9.08(b).

(c)  Notwithstanding anything to the contrary in the Loan Documents, without the consent of any other Person, the Borrower and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties (it being understood that entry into any such new agreement or instrument may be in any form reasonably satisfactory to the Administrative Agent or Collateral Agent, as applicable). Prior to entering into such amendment or modification, the Agents shall be entitled to a certificate of a Responsible Officer stating that such amendment, modification or waiver is permitted by the Loan Documents, upon which the Administrative Agent may conclusively rely.

(d)  Notwithstanding anything to the contrary in any Loan Document, without the consent of any other Person, the Borrower and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion), waive, amend or otherwise modify any Loan Document with the written consent of the Administrative Agent and/or Collateral Agent and the Borrower to (i) correct, amend, cure or resolve any ambiguity, omission, defect, typographical error, inconsistency or manifest error therein mistake or defect in such Loan Document, (ii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Security Documents, (iii) make administrative and operational changes not adverse to any Lender, (iv) to otherwise enhance the rights and benefits of Lenders or (v) to adhere to local law or the reasonable advice of local counsel; provided that, in the case of this Section 9.08(e), in all events any such waiver, amendment or modification shall become effective without any further action or the consent of any other Person if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. Prior to entering into such amendment or modification, the Agents shall be entitled to a certificate of a Responsible Officer stating that such amendment, modification or waiver is permitted by the Loan Documents, upon which the Administrative Agent may conclusively rely.

(e)  Notwithstanding anything to the contrary in any Loan Document, without the consent of any other Person, the Borrower and Administrative Agent (acting at the written direction of the Lead Lenders) shall amend or otherwise modify the Loan Documents with the written consent of the Administrative Agent and the Borrower to appoint additional structuring lenders and make any other ancillary changes, in each case to reflect the Commitments of such the Lead Lenders and the Co-Lead Investors and their Affiliates.

(f)  Notwithstanding anything to the contrary in any Loan Document (but otherwise subject to this Section 9.08), without the consent of any other Person (other than the relevant Incremental Lender providing an Incremental Commitment under such Section), the Borrower and Administrative Agent (acting at the written direction of the Lead Lenders) shall amend or otherwise modify the Loan Documents with the written consent of the Administrative Agent and the Borrower to effect the provisions of Section 2.22 or as otherwise permitted pursuant to Section 2.22.

Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by the Borrower therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Agents or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any such Lender (other than any Lender that is Regulated Bank) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”), without the consent of the Borrower, shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by

Lenders who are not Net Short Lenders. For purposes of determining whether any such Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in U.S. Dollars, (ii) notional amounts in other currencies shall be converted to the U.S. Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or any instrument issued or guaranteed by any of the Borrower shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and any instrument issued or guaranteed by any of the Borrower shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be an “Obligation” or a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrower is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers such Lender or its Affiliates protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrower other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and any instrument issued or guaranteed by any of the Borrower shall represent less than 5% of the components of such index. In connection with any such determination, each such Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Agents that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Agents shall be entitled to rely on each such representation and deemed representation). The Agents shall be entitled to conclusively rely on any direction delivered to it in accordance with this Agreement and shall have no duty to inquire as to or investigate the accuracy of any representation or deemed representation by any Lender.

Section 9.09.  Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken, or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

Section 9.10.  Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan

Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11.  Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12.  Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavour in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission or an electronic transmission of a PDF copy thereof shall be as effective as delivery of a manually signed original. Any such delivery shall be followed promptly by delivery of the manually signed original. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Any Person that uses electronic signatures and electronic methods to send communications to the Agents assumes all risks arising out of such use, including without limitation the risk of the Agents acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding this paragraph, the Agents may in any instance and in their sole discretion require that an original document bearing a manual signature be delivered to the Agents in lieu of, or in addition to, any such electronic communication.

Section 9.14.  Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15.  Jurisdiction; Consent to Service of Process.

(a)  Each of the Borrower, the Obligors, the Agents and the Lenders hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. The Borrower and each Obligor further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at the address specified for the Borrower and its Subsidiaries in Section 9.01. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement (other than Section 8.09 or Section 8.15) shall affect any right that any Lender or Agent may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, its Subsidiaries or their respective properties in the courts of any jurisdiction.

(b)  Each of the Borrower, the Obligors, the Agents, and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.16.  Confidentiality.

(a)  Each of the Lenders and the Agents agrees that it shall maintain in confidence any information relating to the Borrower, its Affiliates and its Affiliates’ directors, managers, officers, trustees, investment advisors or agent, furnished to it by or on behalf of the Borrower or Affiliate (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party in breach of this Agreement, (b) has been independently developed by such Lender or such Agent without violating this Section 9.16 or (c) was available to such Lender or such Agent from a third party having, to such Person’s actual knowledge, no obligations of confidentiality to the Borrower or any such Affiliate) and shall not reveal the same other than to its directors, trustees, officers, employees, agents and advisors with a need to know or to any Person that approves or administers the Loans on behalf of such Lender (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (i) to the extent necessary to comply with law or any legal process or the regulatory or supervisory requirements of any Governmental Authority (including bank examiners and including in response to routine regulatory reporting, including any filings, submissions or similar documentation required or customary to comply with SEC or other regulatory agencies’ reporting requirements), the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (ii) as part of reporting or review procedures to Governmental Authorities (including bank examiners) or the National Association of Insurance Commissioners, (iii) to its current and prospective leverage providers and financing sources, current and prospective limited partners, investors, valuation providers, consultants, parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16); provided that, with respect to any disclosure pursuant to this clause (iii) (other than with respect to ordinary course disclosures, including disclosures made pursuant to applicable legal or regulatory requirements) to a Person which is not an Affiliate of a Lender or Agent, the applicable Lender or Agent shall use commercially reasonable efforts to notify the Borrower of the information that it intends to disclose, (iv) in connection with the exercise of any remedies under any Loan Document or in order to enforce its rights under any Loan Document in a legal proceeding, (v) to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person (1) shall have been instructed to keep the same confidential in accordance with this Section 9.16 or on terms at least as restrictive as those set forth in this Section 9.16 and (2) is not a Disqualified Lender) in accordance with the standard processes of the Agent or customary market standards for dissemination of such type of information, (vi) [reserved], (vii) on a confidential basis to (x) any rating agency when required by such rating agency in connection with rating the Borrower or the Loans (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any information relating to the Borrower and its Subsidiaries received by it) or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities or the Fifth Amendment Delayed Draw Loan Facility, as applicable; and (viii) with the prior written consent of the Borrower. In addition, each of the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Credit Extensions. If a Lender or an Agent is requested or required to disclose any such information (other than to its bank examiners and similar regulators, or to internal or external auditors) pursuant to or as required by law or legal process or subpoena, to the extent reasonably practicable it shall give prompt notice thereof to the Borrower so that the Borrower may seek an appropriate protective order at the Borrower’s sole expense and such Lender or Agent will cooperate with the Borrower (or the applicable Affiliate) in seeking such protective order. Notwithstanding the foregoing, with respect to any Lender that is an investment company subject to the reporting requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, such Lender may, to the extent required by Laws, identify the Borrower, its industry, the type of loans and commitments held by such Lender, the value (and valuation methodology) of such Lender’s holdings in Borrower, other customary information consistent with such Lender’s customary practice and other required information in accordance with its Securities Exchange Act of 1934 and/or Investment Company Act of 1940 reporting practices, and such Lender shall not be required to notify the Borrower of such disclosures. Without limitation of anything in this Section 9.16, it is agreed and understood that none of the Agents or Lender shall, nor shall they permit any of their Affiliates to, make any press release or similar disclosure concerning this Agreement, the Loan Documents or the transactions contemplated hereby or thereby without the prior written consent of the Borrower.

(b)  The Borrower hereby agrees that each of the Lenders may place, with the consent of the Borrower, customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of customary information on the Internet or worldwide web as they choose, and circulate similar promotional materials, after the final closing of the Transactions in the form of a “tombstone” or otherwise describing the names of the Borrower or any of its Subsidiaries, and in each case its subsidiaries (or any of them), and the amount, type and closing date of such Transactions, all at the expense of such Lender; provided that each Lender hereby agrees not to include the name of any other party in such advertisements or other materials without the prior written consent of such other party.

Section 9.17.  Communications.

(a)  Delivery. (i) The Borrower hereby agrees that it will use all reasonable efforts to provide to the Administrative Agent (which shall furnish to the Lenders) all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to 5:00 p.m. (New York City time) on the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the address referenced in Section 9.01(a)(ii).

Nothing in this Section 9.17 shall prejudice the right of the Agents or any Lender or the Borrower to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

(i)  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(b)  Posting. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders may have personnel who do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries, or their respective securities (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC”. By marking Borrower Materials “PUBLIC,” the Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is publicly available or not material information (though it may be sensitive and proprietary) with respect to the Borrower, its Subsidiaries or their respective securities for purposes of United States federal and state securities laws or is of a type that would be publicly available if the Borrower or such Subsidiary was a public reporting company (in each case, as reasonably determined by the Borrower). Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC”. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent or its Subsidiaries or their securities for purposes of United States federal or state securities laws.

(c)  Platform. The Platform is provided “as is” and “as available.” The Agent Parties do not warrant the adequacy of the Platform. No warranty of any kind, express, implied, or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Platform. In no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s or the Collateral Agent’s transmission of communications through the internet.

Section 9.18.  Release of Liens and Guarantees. Notwithstanding anything to the contrary in the Loan Documents:

(a) after Payment in Full, the Collateral shall be automatically released from any Liens created by the Loan Documents, and the Loan Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lenders, the Borrower and the Subsidiaries of the Borrower under the Loan Documents shall terminate and, the Parent shall be released from the Parent Guarantee and Pledge Agreement, all without delivery of any instrument or performance of any act by any Person.

(b) except to the extent provided in the immediately succeeding clause (c), Collateral shall be released from the Liens created by the Loan Documents upon delivery of a certification from the Borrower and upon the approval, authorization or ratification in writing by such percentage of the Lenders whose consent is required by Section 9.08(b)(iv);

(c) the following Collateral shall be automatically released from the Liens created by the Loan Documents without delivery of any instrument or performance of any act by any Person:

(i) Upon a Disposition of Collateral permitted under Article IV, the Collateral so Disposed; and

(ii) Upon a release of any Collateral under the terms of each applicable Security Document or upon such Collateral no longer being required to be perfected under the Collateral and Guarantee Requirement, such Collateral; provided that the release of any Obligor from its Obligations solely as a result of such Obligor no longer being a Subsidiary of the Borrower shall only be permitted upon delivery of a certification to the Administrative Agent from the Borrower and upon the approval, authorization or ratification in writing by the Lead Lender.

(d) the Parent shall be released from the Parent Guarantee and Pledge Agreement upon the approval, authorization or ratification in writing by such percentage of the Lenders whose consent is required by Section 9.08(b)(iv);

(e) in connection with any termination or release of Collateral from the Liens securing the Obligations or a release of the Parent, from the Parent Guarantee and Pledge Agreement, the Agents shall at the direction of the Required Lenders (or such other percentage of the Lenders whose consent is required by Section 9.08(b)(iv)):

(i) in the case of termination or release of Collateral from the Liens securing the Obligations, (A) execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such termination or release (including (1) UCC termination statements or (2) in the case of a Collateral Account, delivery of notices to any depositary bank to terminate any Control Agreement in respect of the applicable account and to permit such applicable account to be closed) and (B) return to the Borrower, the possessory Collateral that is in the possession of the Collateral Agent and is the subject of such release (provided that, upon request by the Administrative Agent, the Borrower shall deliver to the Collateral Agent a certificate of a Responsible Officer certifying that such transaction has been or was consummated in compliance with the Loan Documents), and

(ii) in the case of a release of the Parent, at the Borrower’s expense, execute and deliver a written release in form and substance reasonably satisfactory to the Collateral Agent, to evidence the release of the Parent, promptly upon the reasonable request of the Borrower.

(f) Any representation, warranty or covenant contained in any Loan Document relating to the Collateral subject to release pursuant to this Section 9.18 shall no longer be deemed to be made upon such release.

(g) Any execution and delivery of documents, or the taking of any other action, by the Agents pursuant to this Section 9.18 shall be without recourse to or warranty by the Agents.

Section 9.19. PATRIOT Act and Similar Legislation. Each of the Administrative Agent, the Collateral Agent and Lenders hereby notifies the Borrower and each Obligor that pursuant to the requirements of the PATRIOT Act and the customer due diligence requirements for financial institutions of the Financial Crimes Enforcement Network (as published at 81 FR 29397, 31 CFR 1010, 1020, 1023, 1024, and 1026), and similar legislation, as applicable, it is required to obtain, verify and record information that identifies the Borrower, each Obligor and their direct and indirect beneficial owners, which information includes the name and address of the Borrower or such Obligor and other information that will allow the Administrative Agent, the Collateral Agent and the Lenders to identify time to time the Borrower or such Obligor and its direct and indirect beneficial owners in accordance with the PATRIOT Act and the customer due diligence requirements for financial institutions of the Financial Crimes Enforcement Network. The Borrower and each Obligor agrees to furnish such information promptly upon the reasonable request of a Lender. Each Lender shall be responsible for satisfying its own requirements in respect of obtaining all such information.

Section 9.20. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lenders could purchase the first mentioned currency with such other currency on the Business Day preceding that on which final judgment is given.

Section 9.21. No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower and its Subsidiaries. The Borrower hereby agrees that subject to applicable law, nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Agents, the Lenders and the Borrower, their equity holders, or their Affiliates. The Borrower hereby acknowledges and agrees that (a) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, (b) in connection therewith and with the process leading to such transaction none of the Lenders is acting as the agent or fiduciary of the Borrower, its management, equity holders, creditors or any other person, (c) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents, (d) the Borrower has consulted its own legal and financial advisors to the extent it has deemed appropriate and (e) the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates and no Lender has an obligation to disclose any such interests to the Borrower or its Affiliates. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.22. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything in this Agreement or any other Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Person that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto to any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.23. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agents and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.24. Acknowledgement Regarding Status of Loans as Non-Securities. The parties acknowledge and agree that the Loans to be extended under this Agreement and participations therein are not and are not intended to “constitute securities,” as defined under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended (together, the “Securities Act and the Exchange Act”). Each party agrees that it will reflect such Loans and participations therein (if applicable) on its books and records as being instruments that are not “securities,” as defined under the Securities Act and the Exchange Act. In connection with the offer, sale, transfer, loan, pledge, or other disposition of a Loan or participation therein, the parties agree to notify any transferee or pledgee that the Loans and participations are not “securities,” as defined under the Securities Act and the Exchange Act, and, as a result, holders of the purchasers, transferees or pledgees of such Loans or participations will not have the protections of the Securities Act and the Exchange Act in respect to such purchase, pledge or borrowing. For all other purposes, the parties agree to treat such Loans and participations therein as instruments that are not securities, as defined under the Securities Act and the Exchange Act.

Section 9.25. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.26. Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (an “Erroneous Payment Demand”) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any Erroneous Payment Demand unless such demand is made within ten (10) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.26 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the applicable Agent pursuant to this clause (b).

For the avoidance of doubt, the failure to deliver a notice to the applicable Agent pursuant to this clause (b) shall not have any effect on a Payment Recipient’s obligations pursuant to clause (a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Secured Party hereby authorizes the applicable Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under this Agreement, or otherwise payable or distributable by the applicable Agent to such Lender or Secured Party under this Agreement with respect to any payment of principal, interest, fees or other amounts, against any amount that the applicable Agent has demanded to be returned under immediately preceding clause (a).

(d) The parties hereto agree that (x) irrespective of whether the applicable Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the applicable Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge, or otherwise satisfy any Obligations owed by the Parent, the Borrower or any Obligor; provided that this Section 9.26 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the applicable Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the applicable Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of making a payment, prepayment, repayment on, or discharging or otherwise satisfying, the Obligations.

(e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the applicable Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 9.26 shall survive the resignation or replacement of the Agents, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction, or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 9.27. Further Amendments. The Fifth Amendment Delayed Draw Loan Lenders hereby agree that any amendment or modification to the definition of “Fifth Amendment Delayed Draw Availability Period” that extends the period therein to a date that is no more than three (3) months after March 31, 2026 shall only require the consent of the Lead Lenders.

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Exhibit B

Updated Schedules

Exhibit C

Draft First Amendment to the Collateral Agreement